As filed with the Securities and Exchange Commission on December 3, 2013

Registration No. 333-192013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO.1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware Delaware	6798 6798	35-2249166 27-4536064
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

For co-registrants, please see “Table of Co-Registrants” beginning on the following page.

303 West Madison Street, Suite 2400, Chicago, Illinois 60606, (312) 855-0930

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig M. Bernfield

Chief Executive Officer

Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

(312) 855-0930

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Steven Sutherland

Luke J. Valentino

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer ☐		Accelerated filer	☐

Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Alamogordo Aviv, L.L.C.	New Mexico	6798	27-0123540
Arkansas Aviv, L.L.C.	Delaware	6798	30-0509615
Arma Yates, L.L.C.	Delaware	6798	27-3971035
Aviv Asset Management, L.L.C.	Delaware	6798	30-0305067
Aviv Financing I, L.L.C.	Delaware	6798	11-3747125
Aviv Financing II, L.L.C.	Delaware	6798	36-4597042
Aviv Financing III, L.L.C.	Delaware	6798	36-4641210
Aviv Financing IV, L.L.C.	Delaware	6798	27-0836481
Aviv Financing V, L.L.C.	Delaware	6798	27-0836548
Aviv Foothills, L.L.C.	Delaware	6798	36-4572035
Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	6798	11-3747120
Aviv Liberty, L.L.C.	Delaware	6798	36-4572034
Aviv REIT, Inc.	Maryland	6798	27-3200673
Avon Ohio, L.L.C.	Delaware	6798	36-4601433
Belleville Illinois, L.L.C.	Delaware	6798	32-0188341
Bellingham II Associates, L.L.C.	Delaware	6798	11-3747130
Benton Harbor, L.L.C.	Illinois	6798	36-4204807
BHG Aviv, L.L.C.	Delaware	6798	36-4601432
Biglerville Road, L.L.C.	Delaware	6798	35-2410897
Bonham Texas, L.L.C.	Delaware	6798	30-0358809
Bradenton ALF Property, L.L.C.	Delaware	6798	45-4444919
Burton NH Property, L.L.C.	Delaware	6798	11-3714506
California Aviv, L.L.C.	Delaware	6798	38-3786697
California Aviv Two, L.L.C.	Delaware	6798	26-4117080
Camas Associates, L.L.C.	Delaware	6798	36-4340182
Casa/Sierra California Associates, L.L.C.	Delaware	6798	36-4572017
Chatham Aviv, L.L.C.	Delaware	6798	27-0354315
Chenal Arkansas, L.L.C.	Delaware	6798	04-3835270
Chippewa Valley, L.L.C.	Illinois	6798	36-4065826
Clarkston Care, L.L.C.	Delaware	6798	76-0802028
Clayton Associates, L.L.C.	New Mexico	6798	36-4572014
Colonial Madison Associates, L.L.C.	Delaware	6798	38-3741678
Columbia View Associates, L.L.C.	Delaware	6798	36-4204809
Columbus Texas Aviv, L.L.C.	Delaware	6798	38-3735473
Columbus Western Avenue, L.L.C.	Delaware	6798	71-0960205
Commerce Nursing Homes, L.L.C.	Illinois	6798	36-4122632
Commerce Sterling Hart Drive, L.L.C.	Delaware	6798	27-5458991
Conroe Rigby Owen Road, L.L.C.	Delaware	6798	27-5458820
CR Aviv, L.L.C.	Delaware	6798	20-5354773
Crooked River Road, L.L.C.	Delaware	6798	27-5081057
Cuyahoga Falls Property, L.L.C.	Delaware	6798	35-2419468
Darien ALF Property, L.L.C.	Delaware	6798	30-0694838
Denison Texas, L.L.C.	Delaware	6798	32-0173170
East Rollins Street, L.L.C.	Delaware	6798	38-3838004
Effingham Associates, L.L.C.	Illinois	6798	36-4150491
Elite Mattoon, L.L.C.	Delaware	6798	36-4454111
Elite Yorkville, L.L.C.	Delaware	6798	36-4454114
Falfurrias Texas, L.L.C.	Delaware	6798	61-1501714
Florence Heights Associates, L.L.C.	Delaware	6798	11-3747131
Florida Four Properties, L.L.C.	Delaware	6798	35-2456486
Fountain Associates, L.L.C.	Delaware	6798	36-4572016
Four Fountains Aviv, L.L.C.	Delaware	6798	36-4601434
Fredericksburg South Adams Street, L.L.C.	Delaware	6798	27-5459311
Freewater Oregon, L.L.C.	Delaware	6798	36-2280966
Fullerton California, L.L.C.	Delaware	6798	36-4480527
Gardnerville Property, L.L.C.	Delaware	6798	37-1657201
Germantown Property, L.L.C.	Delaware	6798	45-4444655

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Giltex Care, L.L.C.	Delaware	6798	36-4572036
Glendale NH Property, L.L.C.	Delaware	6798	61-1686455
Great Bend Property, L.L.C.	Delaware	6798	27-3971138
Heritage Monterey Associates, L.L.C.	Illinois	6798	36-4056688
HHM Aviv, L.L.C.	Delaware	6798	32-0205746
Hidden Acres Property, L.L.C.	Delaware	6798	27-2457250
Highland Leasehold, L.L.C.	Delaware	6798	20-2873499
Hobbs Associates, L.L.C.	Illinois	6798	36-4177337
Hot Springs Aviv, L.L.C.	Delaware	6798	30-0470700
Houston Texas Aviv, L.L.C.	Delaware	6798	36-4587739
Hutchinson Kansas, L.L.C.	Delaware	6798	51-0559326
Idaho Associates, L.L.C.	Illinois	6798	36-4114446
Iowa Lincoln County Property, L.L.C.	Delaware	6798	45-4445450
Jasper Springhill Street, L.L.C.	Delaware	6798	27-5458704
Kansas Five Property, L.L.C.	Delaware	6798	36-1647542
Karan Associates, L.L.C.	Delaware	6798	11-3747208
Karan Associates Two, L.L.C.	Delaware	6798	61-1514965
KB Northwest Associates, L.L.C.	Delaware	6798	36-4572025
Kingsville Texas, L.L.C.	Delaware	6798	37-1522939
Manor Associates, L.L.C.	Delaware	6798	36-4572020
Mansfield Aviv, L.L.C.	Delaware	6798	32-0183852
Massachusetts Nursing Homes, L.L.C.	Delaware	6798	20-2873416
McCarthy Street Property, L.L.C.	Delaware	6798	38-3855495
Minnesota Associates, L.L.C.	Delaware	6798	36-4469552
Missouri Associates, L.L.C.	Delaware	6798	36-4572033
Missouri Regency Associates, L.L.C.	Delaware	6798	36-4572031
Montana Associates, L.L.C.	Illinois	6798	36-4149849
Monterey Park Leasehold Mortgage, L.L.C.	Delaware	6798	32-0267202
Mount Washington Property, L.L.C.	Delaware	6798	45-5010153
Mt. Vernon Texas, L.L.C.	Delaware	6798	35-2270167
Murray County, L.L.C.	Delaware	6798	36-4708756
Newtown ALF Property, L.L.C.	Delaware	6798	27-4083571
N.M. Bloomfield Three Plus One Limited Company	New Mexico	6798	74-2748292
N.M. Espanola Three Plus One Limited Company	New Mexico	6798	74-2748289
N.M. Lordsburg Three Plus One Limited Company	New Mexico	6798	74-2748286
N.M. Silver City Three Plus One Limited Company	New Mexico	6798	74-2748283
Norwalk ALF Property, L.L.C.	Delaware	6798	27-4083805
Oakland Nursing Homes, L.L.C.	Delaware	6798	36-4572018
October Associates, L.L.C.	Delaware	6798	36-4572030
Ogden Associates, L.L.C.	Delaware	6798	36-4412291
Ohio Aviv, L.L.C.	Delaware	6798	36-4597043
Ohio Aviv Two, L.L.C.	Delaware	6798	27-5081906
Ohio Aviv Three, L.L.C.	Delaware	6798	27-5082021
Ohio Pennsylvania Property, L.L.C.	Delaware	6798	32-0350654
Omaha Associates, L.L.C.	Delaware	6798	36-4572019
Orange ALF Property, L.L.C.	Delaware	6798	27-4083471
Orange, L.L.C.	Illinois	6798	36-4095365
Oregon Associates, L.L.C.	Delaware	6798	36-4572024
Peabody Associates, L.L.C.	Delaware	6798	36-4572029
Peabody Associates Two, L.L.C.	Delaware	6798	27-5346222
Pomona Vista L.L.C.	Illinois	6798	36-4111095
Prescott Arkansas, L.L.C.	Delaware	6798	04-3835264
Raton Property Limited Company	New Mexico	6798	36-4111094
Red Rocks, L.L.C.	Illinois	6798	36-4192351
Richland Washington, L.L.C.	Delaware	6798	26-0081509
Riverside Nursing Home Associates, L.L.C.	Delaware	6798	36-4340184
Rose Baldwin Park Property L.L.C.	Illinois	6798	36-4111092
Salem Associates, L.L.C.	Delaware	6798	36-4572028
San Juan NH Property, L.L.C.	Delaware	6798	11-3714511

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Sandalwood Arkansas Property, L.L.C.	Delaware	6798	61-1665105
Santa Ana-Bartlett, L.L.C.	Illinois	6798	36-4212739
Santa Fe Missouri Associates, L.L.C.	Illinois	6798	36-4165126
Savoy/Bonham Venture, L.L.C.	Delaware	6798	36-4572026
Searcy Aviv, L.L.C.	Delaware	6798	38-3779442
Sedgwick Properties, L.L.C.	Delaware	6798	36-4694767
Seguin Texas Property, L.L.C.	Delaware	6798	35-2456377
Skyview Associates, L.L.C.	Delaware	6798	36-4572023
Southeast Missouri Property, L.L.C.	Delaware	6798	27-3502072
Southern California Nevada, L.L.C.	Delaware	6798	30-0705746
Star City Arkansas, L.L.C.	Delaware	6798	43-2089308
Stevens Avenue Property, L.L.C.	Delaware	6798	35-2446030
Sun-Mesa Properties, L.L.C.	Illinois	6798	36-4047650
Texas Fifteen Property, L.L.C.	Delaware	6798	35-2437626
Tujunga, L.L.C.	Delaware	6798	36-4389732
VRB Aviv, L.L.C.	Delaware	6798	76-0802032
Washington-Oregon Associates, L.L.C.	Illinois	6798	36-4192347
Watauga Associates, L.L.C.	Illinois	6798	36-4163268
Wellington Leasehold, L.L.C.	Delaware	6798	27-3971187
West Pearl Street, L.L.C.	Delaware	6798	81-0637081
Wheeler Healthcare Associates, L.L.C.	Texas	6798	74-2752353
Willis Texas Aviv, L.L.C.	Delaware	6798	37-1522942
Yuba Aviv, L.L.C.	Delaware	6798	11-3750228

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 3, 2013

PROSPECTUS

$250,000,000

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

Exchange Offer for

6% Senior Notes due 2021

On October 16, 2013, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the “Issuers”) issued $250.0 million in aggregate principal amount of unregistered 6% Senior Notes due 2021 (which we refer to as the “Old Notes”). We are conducting the exchange offer in order to provide you with an opportunity to exchange your Old Notes for freely tradable 6% Senior Notes due 2021 (which we refer to as the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

Terms of the Exchange Offer:

•	Expires 5:00 p.m., New York City time, , 2014, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	The exchange offer is subject to customary conditions that may be waived by us.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

•	All Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for Exchange Notes.

Terms of the Exchange Notes:

•	The Exchange Notes will mature on October 15, 2021. The Exchange Notes will pay interest semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2014.

•	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT, Inc. (“Aviv REIT”) and, with certain exceptions, the existing and future subsidiaries of the Issuers that guarantee our 2019 Notes, our Revolving Credit Facility or any permitted refinancing thereof.

•	The Exchange Notes and the guarantees will be our general unsecured senior obligations and will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the assets securing such secured indebtedness, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future senior subordinated indebtedness.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

•	Upon a change of control, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest, if any.

•	The terms of the Exchange Notes are identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see the “Risk Factors” section beginning on page 13 of this prospectus.

No public market exists for the outstanding Old Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated for the Exchange Notes.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of the Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2013.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Exchange Notes.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Aviv REIT, Inc., 303 W. Madison St., Suite 2400, Chicago, Illinois 60606, Attn: Investor Relations, or (312) 855-0930 or info@avivreit.com. If you would like to request copies of these documents, please do so by                     , 20     (which is five business days before the scheduled expiration of the exchange offer) for delivery prior to the expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, projected growth opportunities and potential acquisitions, plans and objectives of management for future operations, and compliance with and changes in governmental regulations. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.

Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in this prospectus and in filings made by us with the Securities and Exchange Commission (the “SEC”). These factors include, among others:

•	uncertainties relating to the operations of our operators, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels;

•	our ability to successfully engage in strategic acquisitions and investments;

•	competition in the acquisition and ownership of healthcare properties;

•	our ability to monitor our portfolio;

•	environmental liabilities associated with our properties;

•	our ability to re-lease or sell any of our properties;

•	the availability and cost of capital;

•	changes in interest rates;

•	the amount and yield of any additional investments;

•	changes in tax laws and regulations affecting real estate investment trusts (“REITs”); and

•	our ability to maintain our status as a REIT.

There may be additional risks of which we are presently unaware or that we currently deem immaterial. Forward-looking statements are not guarantees of future performance. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

In this prospectus, we use financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). The “non-GAAP” financial measures used in this prospectus include FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA. We derive these measures as follows:

•	The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to our financial statements results in FFO representing net income before depreciation and amortization, impairment of assets and gain (loss) on sale of assets.

•	Normalized FFO represents FFO before loss on extinguishment of debt, reserves for uncollectible loan receivables, transaction costs and change in fair value of derivatives.

•	AFFO represents Normalized FFO before amortization of deferred financing costs, non-cash stock-based compensation, straight-line rent and rental income from intangible amortization.

•	EBITDA represents net income before interest expense (net) and depreciation and amortization.

•	Adjusted EBITDA represents EBITDA before impairment of assets, gain (loss) on sale of assets, transaction costs, write off of straight-line rents, non-cash stock-based compensation, loss on extinguishment of debt, reserves for uncollectible loan receivables and change in fair value of derivatives.

The indenture that governs the Notes uses the terms Adjusted Funds From Operations and Adjusted Consolidated EBITDA. For further discussion of the terms used in the indenture that governs the Notes, see “Description of Exchange Notes—Certain Definitions.” For a further description of how FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA are calculated from, and a reconciliation of those measures to, our net income, see “Summary—Summary Financial Data.”

Our management uses FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA as important supplemental measures of our operating performance and liquidity. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate, impairment, gains and losses from property dispositions and extraordinary items and because EBITDA and Adjusted EBITDA exclude certain non-cash charges and adjustments and amounts spent on interest and taxes, they provide our management with performance measures that, when compared year over year or with other real estate investment trusts, or REITs, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and, with respect to FFO, Normalized FFO and AFFO, interest costs, in each case providing perspective not immediately apparent from net income. In addition, we believe that FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We offer these measures to assist the users of our financial statements in assessing our financial performance and liquidity under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to make payments on our indebtedness. In addition, our calculations of these measures are not necessarily comparable to similar measures as calculated by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows provided by operating activities or revenues.

PRESENTATION OF PORTFOLIO METRICS

In addition to information regarding our financial performance, we present certain metrics in this prospectus regarding the performance of our operators. These metrics include EBITDARM coverage, EBITDAR coverage, portfolio occupancy and quality mix, which are derived as follows:

•	EBITDARM coverage represents EBITDARM, which we define as earnings before interest, taxes, depreciation, amortization, rent expense and management fees allocated by the operator to one of its affiliates, of our operators for the applicable period, divided by the rent paid to us by our operators during such period.

•	EBITDAR coverage represents EBITDAR, which we define as earnings before interest, taxes, depreciation, amortization and rent expense, of our operators for the applicable period, divided by the rent paid to us by our operators during such period.

•	Portfolio occupancy represents the average daily number of beds at our properties that are occupied during the applicable period divided by the total number of beds at our properties that are available for use during the applicable period.

•	Quality mix represents total revenue of our operators from all payor sources, excluding Medicaid revenues, divided by the total revenue of our operators for the applicable period.

When we refer to the contractual rent of our portfolio, we are referring to the total monthly rent due under all of our triple-net leases as of the date specified, calculated based on the first full month following the specified date.

These metrics are not derived from our financial statements but are operating statistics that we derive from reports that we receive from our operators pursuant to our triple-net leases. As a result, our portfolio metrics typically lag our own financial statements by approximately one quarter. In order to determine our portfolio metrics for the period presented, the metrics are stated only with respect to properties owned by us and operated by the same tenant for the portion of the period we owned the properties and excludes assets held for sale, properties under construction and, with certain exceptions for shorter periods, properties within 24 months of completion of construction. Accordingly, EBITDARM coverage, EBITDAR coverage, portfolio occupancy and quality mix for the twelve months ended June 30, 2013 included 241 of the 262 properties in our portfolio as of June 30, 2013.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated herein by reference include information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been independently verified.

TRADEMARKS

As used in this prospectus, “Aviv REIT,” “Aviv Healthcare” and “Aviv Financing” are trademarks of our company. This prospectus also refers to brand names, trademarks or service marks of other companies. All brand names and other trademarks or service marks cited in this prospectus are the property of their respective holders.

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SUMMARY

This summary highlights selected information appearing or incorporated in this prospectus and may not contain all of the information that is important to you. This prospectus includes information about the Exchange Notes and the exchange offer as well as information regarding our business and detailed financial data. You should read this prospectus in its entirety, including “Risk Factors” and the financial statements and related notes incorporated by reference herein, before deciding to participate in the exchange offer.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “Aviv REIT,” “we,” “company,” “us” and “our” refer to Aviv REIT, Inc. and its subsidiaries, including the Issuers. Throughout this prospectus, we refer to operators and tenants by their commonly-known trade names; however, each operator or tenant may operate through a variety of legal entities, some or all of which may not be under common ownership. In addition, in cases in which a lessee of ours has subleased a property to a third party, we refer to the sublessee as the operator. We generally use the words “operator” and “tenant” interchangeably when referring to these unaffiliated third parties.

Our Company

We are a self-administered real estate investment trust, or REIT, specializing in the ownership and triple-net leasing of post-acute and long-term care skilled nursing facilities, or SNFs. We have been in the business of investing in SNFs for over 30 years, including through our predecessors. Our management team has extensive knowledge of and a track record investing in SNFs and other healthcare real estate. We believe that we own one of the largest and highest-quality portfolios of post-acute and long-term care SNFs in the United States. We generate our cash rental stream by triple-net leasing our properties to third-party operators who have responsibility for the operation of the facilities, including for all operating costs and expenses related to the property, maintenance and repair obligations and other required capital expenditures. Our leases typically include rent escalation provisions designed to provide us with organic growth in our rental stream. As of September 30, 2013, our portfolio consisted of 263 properties in 29 states leased to 36 tenants who represent many of the largest and most experienced operators in the industry. For the twelve months ended September 30, 2013, our revenues and Adjusted EBITDA were $131.4 million and $122.5 million, respectively. See “Presentation of Non-GAAP Financial Information” and “—Summary Financial Data.”

During the five year period ended September 30, 2013, we acquired 130 properties with 23 tenants in 63 separate transactions ranging in size from less than $1 million to $73 million, for a total of $594.0 million, representing a 14% compound annual growth rate (CAGR) over that period. We have established a track record of working with market-leading operators to support their growth plans through acquisitions. Our experience, reputation and relationships in the SNF industry allow us to acquire properties to which many other investors do not have access. As a result, we have been successful acquiring high-quality properties at valuations that achieve attractive lease yields and strong rent coverage for our diversified portfolio. Because we generate a significant and ongoing pipeline of investment opportunities, our growth has accelerated as we have raised more capital.

We have built a high-quality and strategically diversified portfolio of tenants and properties. Our leases provide us with long-term cash rental streams, with a weighted-average remaining lease term of approximately 7.8 years, and only 9.0% of our rent expiring prior to January 1, 2018, in each case as of September 30, 2013. We are able to proactively manage lease expirations by extending our leases in connection with acquisitions, reinvestment projects and other opportunities. We believe our rental stream is secure because our EBITDARM and EBITDAR coverage ratios were 2.0x and 1.6x, respectively, for the twelve months ended June 30, 2013. We believe these measures are strong indications of our tenants’ ability to comfortably pay the rent under our leases. In addition, our properties have strong occupancy and quality mix, with portfolio occupancy and quality mix of 79.7% and 47.3%, respectively, for the twelve months ended June 30, 2013. See “Presentation of Portfolio Metrics” for additional information regarding our coverage ratios and other portfolio metrics.

Corporate Information

Aviv REIT was incorporated as a Maryland corporation on July 30, 2010 and operates in a manner intended to allow it to qualify as a REIT for U.S. federal income tax purposes. Our operating partnership, Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, was formed on July 30, 2010, and was the successor to a Delaware limited partnership of the same name formed on March 4, 2005 in connection with the roll-up of various affiliated entities.

Our corporate offices are located at 303 West Madison Street, Suite 2400, Chicago, Illinois 60606. Our telephone number is (312) 855-0930. Our internet website is http://www.avivreit.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Exchange Offer

On October 16, 2013, the Issuers sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), $250,000,000 in aggregate principal amount of 6% Senior Notes due 2021 (the “Old Notes”), all of which are eligible to be exchanged for notes which have been registered under the Securities Act (the “Exchange Notes”).

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the “registration rights agreement”). Under the registration rights agreement, we are required to cause a registration statement for substantially identical notes, which will be issued in exchange for the Old Notes, to be filed with the Securities and Exchange Commission (the “SEC”) and to use our reasonable best efforts to complete the exchange offer by February 28, 2014. You may exchange your Old Notes for Exchange Notes in the exchange offer. You should read the discussion under the headings “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

Securities to be Exchanged	Up to $250,000,000 principal amount of 6% Senior Notes due 2021.

The Exchange Offer; Securities Act Registration	We are offering to exchange the Old Notes for an equal principal amount of the Exchange Notes. Old Notes may be exchanged only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The exchange offer is being made pursuant to the registration rights agreement, which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. The exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to Old Notes.

You may tender your outstanding Old Notes for Exchange Notes by following the procedures described under the heading “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, or a later date and time to which the Issuers may extend it.

Withdrawal Rights	You may withdraw your tender of the Old Notes at any time prior to the expiration date of the exchange offer. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. For more information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes Through Brokers and Banks	Because the Old Notes are represented by global book-entry notes, the Depositary Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes.

To tender your outstanding Old Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of the exchange offer. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes must be tendered in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. See “The Exchange Offer” for more information regarding the procedures for tendering Old Notes.

Effect of Not Tendering Old Notes	If you do not tender your Old Notes or if you do tender them but they are not accepted by us, your Old Notes will continue to be subject to the existing restrictions on transfer. Except for our obligation to file a shelf registration statement under the circumstances described below, we will have no further obligation to provide for the registration of the Old Notes under the Securities Act. If your outstanding Old Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding Old Notes.

Resale of the Exchange Notes	Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•	are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

•	are acquiring the Exchange Notes in the ordinary course of business; and

•	have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. For more information, see “Plan of Distribution.”

Any holder of Old Notes, including any broker-dealer, who:

•	is our affiliate,

•	does not acquire the Exchange Notes in the ordinary course of its business, or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations	Your exchange of Old Notes for Exchange Notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for a summary of U.S. federal tax consequences associated with the exchange of Old Notes for Exchange Notes and the ownership and disposition of those Exchange Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—Exchange Agent.”

Shelf Registration Statement	The registration rights agreement requires that we file a shelf registration statement, in addition to or in lieu of conducting the exchange offer, in the event that:

(1)	we are not required to file the exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by law or SEC policy; or

(2)	for any reason, we do not consummate the exchange offer by February 28, 2014; or

(3)	any holder notifies us that:

•	it is not permitted under law or SEC policy to participate in the exchange offer;

•	it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder;

•	it is a broker-dealer and holds Old Notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

•	an initial purchaser so requests (with respect to Old Notes that have not been resold and that it acquired directly from us or one of our affiliates).

You should refer to the section titled “Risk Factors” beginning on page 13 of this prospectus for a description of some of the risks you should consider before participating in the exchange offer.

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The terms of the Exchange Notes are identical to the terms of the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes do not apply to the Exchange Notes. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation.

Securities Offered	$250,000,000 principal amount of 6% Senior Notes due 2021.

Maturity	October 15, 2021.

Interest Rate	Interest will accrue from October 16, 2013 at a rate of 6% per annum or from the date of the last payment of interest on the Old Notes, whichever is later. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months. We will not pay interest on Old Notes tendered and accepted for exchange.

Interest Payment Dates	Each April 15 and October 15, beginning on April 15, 2014.

Ranking	The Exchange Notes and the guarantees thereof will be the Issuers’ and such guarantors’ senior unsecured obligations and will rank:

•	senior in right of payment to all existing and future indebtedness that by its terms is expressly subordinated to the Exchange Notes;

•	pari passu in right of payment with all existing and future senior indebtedness, including a limited unsecured guarantee of the obligations under our Revolving Credit Facility provided by Aviv Healthcare Properties Limited Partnership;

•	effectively subordinated to all secured indebtedness to the extent of the value of the collateral securing such obligations, including the guarantees provided by the borrowers under the Revolving Credit Facility; and

•	structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the Exchange Notes.

Guarantees	The Exchange Notes will be guaranteed by Aviv REIT and (subject to certain exceptions) the existing and future subsidiaries of the Issuers that guarantee our 2019 Notes, our Revolving Credit Facility or any permitted refinancing thereof. In each instance, the Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by the applicable guarantors. If we do not make payments required by the Exchange Notes, the guarantors must make them. The subsidiary guarantees may be released under certain circumstances.

Optional Redemption	We may redeem some or all of the Exchange Notes at any time on or after October 15, 2017, at the redemption prices specified under the section “Description of Exchange Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the redemption date. We may also redeem some or all of the Exchange Notes before October 15, 2017 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Optional Redemption after Equity Offering	At any time prior to October 15, 2016, we may also redeem up to 35% of the original aggregate principal amount of the Notes (including the Exchange Notes) with the proceeds from specific kinds of equity offerings at a redemption price equal to 106% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Exchange Notes—Optional Redemption.”

Change of Control Offer	If a change in control of our company occurs, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest, if any. We, however, may not be able to pay the required price for the Exchange Notes presented to us at the time of a change of control event because we may have insufficient funds.

Restrictive Covenants	The indenture governing the Notes (including the Exchange Notes) contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	incur or guarantee secured indebtedness;

•	pay dividends or other distributions on, or redeem or repurchase, our capital stock;

•	make certain investments or other restricted payments;

•	sell assets;

•	enter into transactions with affiliates;

•	merge or consolidate or sell all or substantially all of our assets; and

•	create restrictions on the ability of our restricted subsidiaries to pay dividends or other amounts to us.

In addition, we are required to maintain Total Unencumbered Assets (as defined in “Description of Exchange Notes”) of at least 150% of our unsecured indebtedness. These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Covenants.”

Absence of a Public Market for the Exchange Notes	The Exchange Notes are a new issue of securities with no established public market. We do not intend to apply for listing of the Exchange Notes on any securities exchange.

You should refer to the section titled “Risk Factors” beginning on page 13 of this prospectus for a description of some of the risks you should consider before investing in the Exchange Notes.

Summary Financial Data

You should read the following summary historical consolidated financial and other data in connection with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes thereto incorporated by reference in this prospectus.

The summary historical consolidated financial data as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership and other unaudited information incorporated by reference in this prospectus. The summary historical consolidated financial data as of December 31, 2010 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership and other unaudited information not included or incorporated by reference in this prospectus.

The summary unaudited historical consolidated financial data as of September 30, 2013 and for the nine months ended September 30, 2012 and 2013 have been derived from the unaudited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership and other unaudited information incorporated by reference in this prospectus. The summary historical consolidated financial data as of September 30, 2012 have been derived from the unaudited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership and other unaudited information not included or incorporated by reference in this prospectus.

The unaudited historical financial statements include all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of our financial condition and results of operations as of such dates and for such periods under accounting principles generally accepted in the United States. The historical results are not necessarily indicative of the results to be expected in the future. Although Aviv REIT has no operations or assets other than those it has through Aviv Healthcare Properties Limited Partnership and its subsidiaries, the financial statements of Aviv REIT will differ slightly from the financial statements of Aviv Healthcare Properties Limited Partnership due to the noncontrolling interest held by other limited partners in Aviv Healthcare Properties Limited Partnership. The following summary historical financial data are of Aviv REIT.

	Year Ended December 31,			Nine Months Ended September 30,
Operating Information	2010	2011	2012	2012	2013
	(in thousands)
Revenues
Rental income	$84,097	$91,012	$117,410	$89,684	$99,206
Interest on secured loans and financing lease	5,172	5,193	4,633	3,544	3,272
Interest and other income	133	844	1,129	1,127	128

Total revenues	89,402	97,049	123,172	94,355	102,606
Expenses
Interest expense	23,730	38,667	50,983	37,694	32,115
Depreciation and amortization	17,246	20,272	26,892	19,671	24,399
General and administrative	9,823	11,422	16,506	11,406	21,473	(1)
Transaction costs	1,578	5,493	6,708	3,507	1,583
Loss on impairment of assets	96	5,233	11,117	6,146	—
Reserve for uncollectible secured loans and other receivables	750	1,512	6,531	8,821	57
Change in fair value of derivatives	(2,931)	—	—	—	(26)
Gain on sale of assets, net	(512)	(1,171)	—	—	—
Loss on extinguishment of debt	2,296	3,807	28	—	10,974	(2)
Other expense	—	267	400	300	—

Total expenses	52,076	85,502	119,165	87,545	90,575

Income from continuing operations	37,326	11,547	4,007	6,810	12,031
Discontinued operations	656	(234)	4,586	4,586	—

Net income	$37,982	$11,313	$8,593	$11,396	$12,031

(1)	General and administrative expenses for the nine months ended September 30, 2013 includes $9.9 million of performance- and time-based non-cash stock-based compensation that vested upon the consummation of Aviv REIT’s initial public offering in March 2013.
(2)	Loss on extinguishment of debt for the nine months ended September 30, 2013 includes $11.0 million of expenses related to the non-cash write-off of indebtedness that was repaid in connection with the initial public offering.

	As of December 31,			As of September 30,
Balance Sheet Information	2010	2011	2012	2012	2013
	(in thousands)
Gross real estate investments	$703,049	$919,384	$1,102,832	$1,060,200	$1,157,489
Cash and cash equivalents	13,029	40,862	17,876	14,942	12,232
Secured loan receivables, net	36,610	33,031	32,639	34,445	31,217
Total assets	731,400	951,421	1,099,529	1,062,573	1,126,506
Senior notes payable and other debt	440,576	600,474	705,153	664,191	511,574
Total liabilities	486,244	704,162	779,026	729,091	551,892
Stockholders’ equity	223,767	241,712	326,568	335,326	434,983
Noncontrolling interests	21,389	5,547	(6,065)	(1,844)	139,631
Total equity	245,156	247,259	320,503	333,482	574,614

	As of December 31,			As of September 30,
Other Information	2010	2011	2012	2013
Number of properties	185	225	258	263
Number of operating beds	16,608	18,414	19,778	20,296

	Year Ended December 31,			Nine Months Ended September 30,
Other Information	2010	2011	2012	2012	2013
	(in thousands)
Cash flows provided by operating activities	$54,680	$52,088	$44,476	$23,930	$40,000
Cash flows used in investing activities	(75,117)	(207,056)	(184,690)	(137,501)	(57,008)
Cash flows provided by financing activities	17,923	182,800	117,228	87,651	11,364
FFO (1)	54,812	35,647	42,177	32,788	36,404
Normalized FFO (1)	56,505	46,459	55,444	42,603	48,972
AFFO (1)	52,408	50,197	51,536	39,387	58,323
EBITDA (2)	78,931	70,233	86,464	68,757	68,544
Adjusted EBITDA (2)	84,743	93,672	109,665	82,091	94,903

	As of December 31,					Nine Months Ended September 30,
Other Information	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (3)	1.63x	2.23x	2.60x	1.29x	1.17x	1.37x

(1)	For a discussion of FFO, Normalized FFO and AFFO, including their limits as financial measures, see “Presentation of Non-GAAP Financial Information.” The following table is a reconciliation of our net income to FFO, Normalized FFO and AFFO:

	Year Ended December 31,			Nine Months Ended September 30,
Funds from Operation	2010	2011	2012	2012	2013
	(in thousands)
Net Income	$37,982	$11,313	$8,593	$11,396	$12,031
Depreciation and amortization	17,246	20,272	26,892	19,671	24,399
Loss on impairment of assets	96	5,233	11,117	6,146	—
Gain on sale of assets, net	(512)	(1,171)	(4,425)	(4,425)	(26)

Funds from Operations	54,812	35,647	42,177	32,788	36,404
Loss on extinguishment of debt	2,296	3,807	28	—	10,974
Reserve for uncollectible loan receivables	750	1,512	6,531	6,308	11
Transaction costs	1,578	5,493	6,708	3,507	1,583
Change in fair value of derivatives	(2,931)	—	—	—	—

Normalized FFO	56,505	46,459	55,444	42,603	48,972
Amortization of deferred financing costs	1,008	2,665	3,545	2,626	2,516
Non-cash stock based compensation	1,632	1,972	1,689	1,230	10,930
Straight-line rental income, net	(3,056)	467	(7,656)	(5,923)	(2,998)
Rental income from intangible amortization, net	(3,681)	(1,366)	(1,486)	(1,149)	(1,097)

AFFO	$52,408	$50,197	$51,536	$39,387	$58,323

(2)	For a discussion of EBITDA and Adjusted EBITDA, including their limits as financial measures, see “Presentation of Non-GAAP Financial Information.” The following table is a reconciliation of our net income to EBITDA and Adjusted EBITDA:

	Year Ended December 31,			Nine Months Ended September 30,
EBITDA	2010	2011	2012	2012	2013
	(in thousands)
Net income	$37,982	$11,313	$8,593	$11,396	$12,031
Interest expense, net	23,703	38,648	50,979	37,690	32,114
Depreciation and amortization	17,246	20,272	26,892	19,671	24,399

EBITDA	78,931	70,233	86,464	68,757	68,544
Loss on impairment of assets	96	5,233	11,117	6,146	—
Gain on sale of assets, net	(512)	(1,171)	(4,425)	(4,425)	(26)
Transaction costs	1,578	5,493	6,708	3,507	1,583
Write off of straight-line rents	2,903	6,593	1,553	568	2,887
Non-cash stock-based compensation	1,632	1,972	1,689	1,230	10,930
Loss on extinguishment of debt	2,296	3,807	28	—	10,974
Reserve for uncollectible loan receivables	750	1,512	6,531	6,308	11
Change in fair value of derivatives	(2,931)	—	—	—	—

Adjusted EBITDA	$84,743	$93,672	$109,665	$82,091	$94,903

(3)	For purposes of the ratio of earnings to fixed charges, earnings consists of net income before fixed charges. Fixed charges consist of interest expensed and capitalized and amortized premiums, preferred dividends, discounts and capitalized expenses related to indebtedness.

RISK FACTORS

An investment in the Exchange Notes involves significant risks. You should consider the following risks in addition to information set forth elsewhere or incorporated by reference in this prospectus before deciding to participate in the exchange offer. If any of the matters highlighted by the risks discussed in this prospectus or in the documents incorporated by reference herein occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected, and you could lose all or a part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Relating to Our Business and Operations

Our business is dependent upon our operators successfully operating their businesses and their failure to do so could have a material adverse effect on our ability to successfully and profitably operate our business.

We depend on our operators to operate the properties we own in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the properties in a manner so as not to jeopardize their operating licenses or regulatory status. The ability of our operators to fulfill their obligations under our leases may depend, in part, upon the overall profitability of their operations, including any other SNFs or other properties or businesses they may acquire or operate. Cash flow generated by certain individual properties may not be sufficient for an operator to meet its obligations to us. Our financial position could be weakened and our ability to fulfill our obligations under our indebtedness could be limited if any of our major operators were unable to meet their obligations to us or failed to renew or extend their relationship with us as their lease terms expire, or if we were unable to lease or re-lease our properties on economically favorable terms. While we have generally been successful in the past in transitioning properties from one operator to another where properties are underperforming, we cannot assure you that we will be able to continue to identify and successfully transition underperforming properties going forward. In addition, from time to time we may recognize straight-line rent write-offs in connection with transitioning properties.

Our portfolio is predominately comprised of SNFs. As a result of our focus on SNFs, any changes affecting SNFs or SNF operators, including changes in governmental rules and regulations, particularly with respect to Medicare and Medicaid reimbursement, could have an adverse impact on our operators’ revenues, costs and results of operations, which may affect their ability to meet their obligations to us. Additionally, if conditions in the SNF industry decline, we may be required to evaluate our properties for impairments or write-downs, which could result in charges that might be significant.

Certain operators account for a significant percentage of our rental income, and the failure of any of these operators to meet their obligations to us could materially reduce our rental income and net income.

As of September 30, 2013, approximately 15.7% of our contractual rent was from Daybreak, which operated 52 of our properties in Texas and Missouri, approximately 15.0% of our contractual rent was from Saber, which operated 30 of our properties in Ohio, Pennsylvania and Florida and approximately 9.4% of our contractual rent was from EmpRes, which operated 17 of our properties in California, Oregon, Nevada, Montana, and Washington. No other operator generated more than 7.9% of our contractual rent as of September 30, 2013.

The failure or inability of any of these operators, or of other operators that account for a significant percentage of our rental income, to meet their obligations to us could materially reduce our rental income and net income, which could in turn impair our ability to make payments on our indebtedness, including the Notes.

The geographic concentration of our properties could leave us vulnerable to an economic downturn, regulatory or reimbursement changes or acts of nature in those areas, resulting in a decrease in our revenues or otherwise negatively impacting our results of operations.

As of September 30, 2013, the three states from which we derived the largest amount of contractual rent were Texas (18.3%), California (15.6%) and Ohio (10.0%). As a result of these concentrations, the conditions of local economies and real estate markets, changes in governmental rules and regulations, particularly with respect to Medicaid, acts of nature and other factors that may result in a decrease in demand for long-term care services in these states could have an adverse impact on our operators’ revenues, costs and results of operations, which may affect their ability to meet their obligations to us.

We may not be successful in identifying and consummating suitable acquisitions or investment opportunities, which may impede our growth and negatively affect our results of operations and may result in the use of a significant amount of management resources.

Our ability to expand through acquisitions is integral to our business strategy and requires us to identify suitable acquisition or investment opportunities that meet our criteria and are compatible with our growth strategy. We may not be successful in identifying suitable properties or other assets that meet our acquisition criteria or in consummating acquisitions or investments on satisfactory terms or at all. Failure to identify or consummate acquisitions or investment opportunities, or to integrate successfully any acquired properties without substantial expense, delay or other operational or financial problems, would slow our growth, which could in turn impair our ability to make payments on our indebtedness, including the Notes.

Our ability to acquire properties successfully may be constrained by the following significant risks:

•	competition from other real estate investors with significant capital, including other publicly-traded REITs and institutional investment funds;

•	unsatisfactory results of our due diligence investigations or failure to meet other customary closing conditions; and

•	failure to finance an acquisition on favorable terms or at all.

If any of these risks are realized, our business, financial condition and results of operations, our ability to make payments on our indebtedness, including the Notes, may be materially and adversely affected.

We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments.

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we are required, among other things, to distribute each year to our stockholders at least 90% of our REIT taxable income (computed without regard to our deduction for dividends paid and excluding any net capital gains). Because of this distribution requirement, we may not be able to fund, from cash retained from operations, all of our future capital needs, including capital needs to make investments and acquisitions and to satisfy or refinance maturing commitments.

As a result, we expect to rely on external sources of capital, including debt and equity financing. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to expand our business, or to meet our obligations and commitments as they mature. Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions, the market’s perception of our current and potential future earnings and cash distributions and the market price of the shares of our capital stock. We may not be in position to take advantage of attractive investment opportunities for growth in the event that we are unable to access the capital markets on a timely basis or we are only able to obtain financing on unfavorable terms.

Because real estate investments are relatively illiquid, our ability to promptly sell properties in our portfolio is limited.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. In addition, our properties are special purpose properties that could not be readily converted to general residential, retail or office use. Transfers of operations of SNFs and other healthcare properties are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. To the extent we are unable to sell any properties for our book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. We may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition, results of operations, our ability to make payments on our indebtedness, including the Notes.

Uninsured losses or losses in excess of our operators’ insurance coverage could adversely affect our financial position and our cash flow.

Under the terms of our leases, our operators are required to maintain comprehensive general liability, fire, flood, earthquake, boiler and machinery, nursing home or long-term care professional liability and extended coverage insurance with respect to our properties with policy specifications, limits and deductibles set forth in the leases or other written agreements between us and the operator. However, our properties may be adversely affected by casualty losses which exceed insurance coverages and reserves. Should an uninsured loss occur, we could lose both our investment in, and anticipated profits and cash flows from, the property. Even if it were practicable to restore the property to its condition prior to the damage caused by a major casualty, the operations of the affected property would likely be suspended for a considerable period of time. In the event of any substantial loss affecting a property, disputes over insurance claims could arise.

Our assets may be subject to impairment charges.

We periodically evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure. If we determine that a significant impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset, which could have a material adverse effect on our results of operations and funds from operations in the period in which the write-off occurs.

As an owner of real property, we may be exposed to environmental liabilities.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us, may be liable in certain circumstances for the costs of investigation, removal, remediation or release of hazardous or toxic substances (including materials containing asbestos) at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons or adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of an operator at the property. The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner’s liability therefore could exceed the value of the property and/or the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our operators’ ability to attract additional residents, our ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues.

Although our leases require the operator to indemnify us for certain environmental liabilities, the scope of such obligations may be limited. For instance, some of our leases do not require the operator to indemnify us for environmental liabilities arising before the operator took possession of the premises. Further, we cannot assure you that any such operator would be able to fulfill its indemnification obligations. If we were to be liable for any such environmental liabilities and were unable to seek recovery against our operators, our business, financial condition and results of operations could be materially and adversely affected.

We depend upon our key employees and our failure to retain or attract sufficient numbers of qualified personnel could have a material adverse effect on our business.

Our future performance depends to a significant degree upon the continued contributions of our management team and other employees. As of September 30, 2013, we had 29 full-time employees and 3 part-time employees and, as a result, the loss of even a small number of our employees may have an adverse effect on our business. Accordingly, our future success depends on our ability to retain, attract, hire and train skilled management and other qualified personnel. Competition for qualified employees is intense, and we compete for qualified employees with companies that may have greater financial resources than we have. Consequently, we may not be successful in retaining, attracting, hiring, and training the people we need, which would seriously impede our ability to implement our business strategy.

Risks Relating to Our Operators and the Skilled Nursing Facility Industry

Our operators’ failure to comply with the requirements of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may affect their ability to meet their obligations to us.

Our operators are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. We have no direct control over our operators’ ability to meet the numerous federal, state and local regulatory requirements. The failure of any of our operators to comply with these laws, requirements and regulations may affect their ability to meet their obligations to us. In particular:

•	Licensing and Certification. Our operators and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically surveyed by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of reimbursement payments until all licensure or certification issues have been resolved and the necessary licenses or certification are obtained or reinstated. If an operator does not continue to meet all regulatory requirements, that operator may lose its ability to provide or bill and receive payment for healthcare services. In such event, revenues from those facilities could be reduced or eliminated for an extended period of time or permanently. Transfers of operations of SNFs and other healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate.

•

Certificate of Need. Some states require that SNFs obtain governmental approval, in the form of a Certificate of Need, or CON, or similar certification, that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. The CON laws and regulations may restrict our ability to add new facilities or expand an existing facility’s size or services. In addition, CON laws may constrain our ability to lease a particular property to a new operator.

•	Medicare and Medicaid Certification. A significant portion of the revenues of our operators that operate SNFs is derived from participation in government-funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain certification to participate in these programs could result in a loss of funding from such programs. Loss of certification could cause the revenues of our operators to decline, potentially jeopardizing their ability to meet their obligations to us. Medicare and Medicaid laws also require operators of SNFs to comply with extensive standards governing operations.

•	Fraud and Abuse Laws and Regulations. There are various highly complex federal and state laws governing a wide array of referrals, financial relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit financial inducements for referrals, filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. All healthcare providers, including SNFs, are subject to the Federal Anti-Kickback Statute, which generally prohibits persons from offering, providing, soliciting, or receiving remuneration to induce either the referral of an individual or the furnishing of a good or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. SNFs are also subject to the Federal Ethics in Patient Referral Act of 1989, commonly referred to as the Stark Law. The Stark Law generally prohibits the submission of claims to Medicare for payment if the claim results from a physician referral for certain designated services and the physician has a financial relationship with the health service provider that does not qualify under one of the exceptions for a financial relationship under the Stark Law. Similar prohibitions on kickbacks, physician self-referrals and submission of claims apply to state Medicaid programs, and may also apply to private payors under state laws. Violations of these laws subject persons and entities to termination from participation in Medicare, Medicaid and other federally funded healthcare programs or result in the imposition of treble damages and fines or other penalties.

•	Other Laws. Other laws that impact how our operators conduct their operations include: federal and state laws designed to protect the confidentiality and security of patient health information; state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting our operators’ management of property and equipment and how our operators generally conduct their operations, such as fire, health and safety, and environmental laws; federal and state laws affecting assisted living facilities mandating quality of services and care, and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration. For example, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) provides for communication of health information through standard electronic transaction formats and for the privacy and security of health information. In order to comply with the regulations, healthcare providers often must undertake significant operational and technical implementation efforts. Operators also may face significant financial exposure if they fail to maintain the privacy and security of medical records and other personal health information about individuals. The Health Information Technology for Economic and Clinical Health (“HITECH”) Act, passed in February 2009, strengthened the HHS Secretary’s authority to impose civil money penalties for HIPAA violations occurring after February 18, 2009. HITECH directs the HHS Secretary to provide for periodic audits to ensure covered entities and their business associates (as that term is defined under HIPAA) comply with the applicable HITECH requirements, increasing the likelihood that a HIPAA violation will result in an enforcement action. Centers for Medicare & Medicaid Services (“CMS”) issued an interim Final Rule which conformed HIPAA enforcement regulations to the HITECH Act, increasing the maximum penalty for multiple violations of a single requirement or prohibition to $1.5 million. Higher penalties may accrue for violations of multiple requirements or prohibitions. HIPAA violations are also potentially subject to criminal penalties. We cannot predict the effect additional costs to comply with these laws may have on the expenses of our operators and their ability to meet their obligations to us.

•	Legislative and Regulatory Developments. The Patient Protection and Affordable Care Act (“PPACA”) and the Health Care and Education Reconciliation Act of 2010, which amends PPACA (collectively, the “Health Reform Laws”) and the June 28, 2012 United States Supreme Court ruling upholding the individual mandate of the Health Reform Laws and partially invalidating the expansion of Medicaid (further discussed below), may have a significant impact on Medicare, Medicaid, other federal healthcare programs, and private insurers, which impact the reimbursement amounts received by SNFs and other healthcare providers. The Health Reform Laws could have a substantial and material adverse effect on all parties directly or indirectly involved in the healthcare system. Together, the Health Reform Laws make the most sweeping and fundamental changes to the U.S. healthcare system undertaken since the creation of Medicare and Medicaid and contain various provisions that may directly impact us or our operators. These new laws include a large number of health-related provisions that are scheduled to take effect over the next four years, including expanding Medicaid eligibility, requiring most individuals to have health insurance, establishing new regulations on health plans, establishing health insurance exchanges and modifying certain payment systems to encourage more cost-effective care and a reduction of inefficiencies and waste, including through new tools to address fraud and abuse. Because all of our properties are used as healthcare properties, we will be impacted by the risks associated with the healthcare industry, including healthcare reform. While the expansion of healthcare coverage may result in some additional demand for services provided by operators, reimbursement levels may be lower than the costs required to provide such services, which could materially adversely affect the ability of operators to generate profits and pay rent under their lease agreements with us and thereby could materially adversely affect our business, financial position or results of operations. The Health Reform Laws also enhance certain fraud and abuse penalty provisions that could apply to our operators in the event of one or more violations of the federal healthcare regulatory laws. Furthermore, regulatory proposals and rules are released on an ongoing basis that may have an impact on the healthcare system in general and the skilled nursing and long-term care industries in particular. We cannot predict whether the existing Health Reform Laws, or future healthcare reform legislation or regulatory changes, will have a material impact on our operators’ property or business. If the operations, cash flows or financial condition of our operators are materially adversely impacted by the Health Reform Laws or future legislation, our revenue and operations may be adversely affected as well. In addition, despite the Supreme Court’s decision to uphold the Health Reform Laws, the House of Representatives has repeatedly voted to repeal the Health Reform Laws in full. We cannot predict whether any of these or future attempts to repeal or amend the Health Reform Laws will be successful, nor can we predict the impact that such a repeal or amendment would have on our operators and their ability to meet their obligations to us.

Our operators depend on reimbursement from government and other third-party payors; reimbursement rates from such payors may be reduced, which could cause our operators’ revenues to decline and affect their ability to meet their obligations to us.

The ability of our operators to generate revenue and profit influences the underlying value of our properties. Revenues of our operators are generally derived from payments for patient care. Sources of such payments for SNFs include Medicare, state Medicaid programs, private insurance carriers, healthcare service plans, health maintenance organizations, preferred provider arrangements, self-insured employers and the patients themselves. Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to a facility’s charges. Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements for services provided by our operators, have in the past and could in the future result in a substantial reduction in our operators’ revenues. For example, beginning in 2012, SNFs were subject to a productivity adjustment, which means that the payment rates for SNFs may decrease from one year to the next. Additionally, although the Health Reform Laws delayed implementation of the Resource Utilization Group, Version Four (“RUG-IV”), which revises the payment classification system for SNFs, the Medicare and

Medicaid Extenders Act of 2010 repealed this delay retroactively to October 1, 2010. The implementation of the RUG-IV classification may impact our operators by revising the classifications of certain patients. The federal reimbursement for certain facilities, such as SNFs, incorporates adjustments to account for facility case-mix. On July 31, 2013, CMS issued its final rate for fiscal year 2014 Medicare payment rates for SNFs. Based on the changes contained in the final rule, CMS estimates that total Medicare payments to SNFs will increase by $470 million, or 1.3%, for fiscal year 2014, which begins on October 1, 2013. Additionally, revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. Moreover, healthcare facilities continue to experience pressures from private payors attempting to control healthcare costs, and reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by our operators. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our operators’ liquidity, financial condition and results of operations, which could cause the revenues of our operators to decline and which may affect their ability to meet their obligations to us.

A number of states are currently managing budget deficits, which may put pressure on states to decrease reimbursement rates for our operators with the goal of decreasing state expenditures under their state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in Medicaid due to unemployment and declines in family incomes. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement to our operators under both the Medicaid and Medicare programs. Potential reductions in Medicaid and Medicare reimbursement to our operators could reduce the cash flow of our operators and their ability to meet their obligations to us.

Possible changes in the healthcare needs of our operators’ residents as well as payor mix and payment methodologies may significantly affect the profitability of our operators.

The sources and amounts of our operators’ revenues are determined by a number of factors, including licensed bed capacity, occupancy, the healthcare needs of residents and the rate of reimbursement. Changes in the healthcare needs of the residents as well as payor mix among private pay, Medicare and Medicaid may significantly affect our operators’ profitability and which may affect their ability to meet their obligations to us.

Our operators may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

Our operators may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage maintained by our operators, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to our operators due to state law prohibitions or limitations of availability. As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time to time, there may also be increases in government investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, whether currently asserted or arising in the future, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on an operator’s financial condition. If an operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if an operator is required to pay uninsured punitive damages, or if an operator is subject to an uninsurable government enforcement action, the operator could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on the operator’s business and its ability to meet its obligations to us.

The bankruptcy, insolvency or financial deterioration of our operators could delay or prevent our ability to collect unpaid rents or require us to find new operators.

We receive substantially all of our income as rent payments under leases of our properties. We have very limited control over the success or failure of our operators’ businesses and, at any time, any of our operators may experience a downturn in its business that may weaken its financial condition. As a result, our operators may fail to make rent payments when due or declare bankruptcy. Any operator failures to make rent payments when due or operator bankruptcies could result in the termination of the operator’s lease and could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. This risk is magnified in situations where we lease multiple properties to a single operator under a master lease, as an operator failure or default under a master lease could reduce or eliminate rental revenue from multiple properties.

If operators are unable to comply with the terms of the leases, we may be forced to modify the leases in ways that are unfavorable to us. Alternatively, the failure of an operator to perform under a lease could require us to declare a default, repossess the property, find a suitable replacement operator, operate the property or sell the property. There is no assurance that we would be able to lease a property on substantially equivalent or better terms than the prior lease, or at all, find another qualified operator, successfully reposition the property for other uses or sell the property on terms that are favorable to us. It may be more difficult to find a replacement operator for a SNF property than it would be to find a replacement tenant for a general commercial property due to the specialized nature of the business. Even if we are able to find a suitable replacement operator for a property, transfers of operations of SNFs and other healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations, which may affect our ability to successfully transition a property.

If any lease expires or is terminated, we could be responsible for all of the operating expenses for that property until it is re-leased or sold. If we experience a significant number of un-leased properties, our operating expenses could increase significantly. Any significant increase in our operating costs may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Any bankruptcy filing by or relating to one of our operators could bar all efforts by us to collect pre-bankruptcy debts from that operator or seize its property. An operator bankruptcy could also delay our efforts to collect past due balances under the leases and could ultimately preclude collection of all or a portion of these sums. It is possible that we may recover substantially less than the full value of any unsecured claims we hold, if any, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. Furthermore, dealing with an operator’s bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs.

If one or more of our operators files for bankruptcy relief, the U.S. federal Bankruptcy Code provides that a debtor has the option to assume or reject the unexpired lease within a certain period of time. However, our leases with operators that lease more than one of our properties are generally made pursuant to a single master lease covering all of that operator’s properties leased from us, or are cross-defaulted with other leases, and consequently there is uncertainty about how such arrangements may be treated in a bankruptcy. It is possible that in bankruptcy the debtor-operator may be required to assume or reject the master lease or cross-defaulted leases as a whole, rather than making the decision on a property-by-property basis, thereby preventing the debtor-operator from assuming the better performing properties and terminating the master lease or cross-defaulted leases with respect to the poorer performing properties.

Increased competition may affect the ability of our operators to meet their obligations to us.

The healthcare industry is highly competitive. Our operators are competing with numerous other companies providing similar healthcare services or alternatives such as long-term acute care hospitals, in-patient rehabilitation facilities, home health agencies, hospices, life care at home, community-based service programs, retirement communities and convalescent centers. Our operators may not be able to achieve performance levels that will enable them to meet their obligations to us.

Risks Relating to the Notes and Our Other Indebtedness

We have substantial indebtedness and we have the ability to incur significant additional indebtedness.

We have substantial indebtedness and we may increase our indebtedness in the future. As of September 30, 2013, we had total indebtedness of $511.6 million outstanding. Giving pro forma effect to the sale of the Old Notes and the additional indebtedness incurred under the Revolving Credit Facility after September 30, 2013, we anticipate that we would have had total indebtedness of approximately $661.3 million as of September 30, 2013, including $400.0 million of indebtedness with respect to our 2019 Notes (excluding $2.9 million of net debt premium balance related to the 2019 Notes) and $250.0 million of indebtedness with respect to the Old Notes. Our level of indebtedness could have important consequences to investors. For example, it could:

•	limit our ability to satisfy our obligations with respect to the Notes and our other debt;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business;

•	increase our cost of borrowing;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business;

•	require us to pledge as collateral substantially all of our assets;

•	require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

•	limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

•	expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interests;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	place us at a potential competitive disadvantage compared to our competitors that have less debt.

In addition, the indenture governing the Notes permits us to incur substantial additional debt, including secured debt (to which the Notes will be effectively subordinated). If we incur additional debt, the related risks described above could intensify.

We may be unable to service our indebtedness, including the Notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the Notes, depends on and is subject to our future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. Our business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to us under our Revolving Credit Facility or from other sources in an amount sufficient to enable us to make payments on our debt, including the Notes, to refinance our debt or to fund our other liquidity needs, including making distributions and dividends to maintain our REIT status. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the Notes. We may be unable to refinance any of our debt, including our Revolving Credit Facility and the 2019 Notes, on commercially reasonable terms or at all. In particular, our Revolving Credit Facility and the 2019 Notes will mature prior to the maturity of the Notes. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as asset sales, equity issuances and/or negotiations with our lenders to restructure the applicable debt. Our Revolving Credit Facility and the indentures governing the 2019 Notes and the Notes restrict, and market or business conditions may limit, our ability to take some or all of these actions. Any restructuring or refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, although the indenture governing the Notes limits our ability to incur additional indebtedness, this limitation is subject to a number of significant exceptions and the amount of additional indebtedness incurred could nevertheless be substantial. Furthermore, the indenture governing the Notes does not impose any limitation on our ability to incur liabilities that are not considered indebtedness thereunder.

The Notes and the guarantees are unsecured and are effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Notes and the guarantees are the Issuers’ and the guarantors’ unsecured obligations. The indenture that governs the Notes generally permits us to incur secured indebtedness so long as we maintain a specified ratio of unencumbered assets to unsecured debt. The Notes and the guarantees are effectively subordinated to all of our existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such obligations, including our Revolving Credit Facility. Our contractual rent attributable to the properties securing the Revolving Credit Facility was $28.6 million for the twelve month period ended September 30, 2013, and, as of September 30, 2013, these properties accounted for 19.1% of our total real estate investments, net of accumulated depreciation.

Our obligations under our Revolving Credit Facility are secured by first lien mortgages on certain of our properties, a pledge of the capital stock of subsidiaries owning such properties and other customary collateral, including an assignment of leases and rents with respect to such mortgaged properties. We have $400.0 million available for borrowing under our Revolving Credit Facility after reflecting the application of the net proceeds from the sale of the Old Notes, subject to borrowing base limitations. In addition, as of September 30, 2013, we had an aggregate of approximately $11.3 million of other secured indebtedness (excluding $2.4 million of net debt premium balance). Because the Notes are unsecured obligations, your right of repayment may be compromised in the following situations:

•	We enter into bankruptcy, liquidation, reorganization or other winding-up;

•	There is a default in payment under any of our secured debt; or

•	There is an acceleration of any of our secured debt.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims. You may therefore not be fully repaid if we or the subsidiary guarantors become insolvent or otherwise fail to make payment on the Notes.

The Notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the Notes or in the future do not guarantee the Notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the bankruptcy, liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including creditors (including mortgage holders) and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to us. Our contractual rent attributable to the properties held by the non-guarantor subsidiaries was $7.0 million for the twelve month period ended September 30, 2013, and, as of September 30, 2013 these properties accounted for 9.7% of Aviv REIT’s total real estate investments, net of accumulated depreciation.

We will rely on our subsidiaries for our operating funds, and our non-guarantor subsidiaries will have no obligation to supply us with any funds.

We conduct our operations through subsidiaries and depend on our subsidiaries for the funds necessary to operate and repay our debt obligations. We depend on the transfer of funds from our subsidiaries to make the payments due under the Notes. Under certain circumstances, one or more of our subsidiaries may be released from its, or may not be required to provide a, guarantee of the Notes, and in such circumstances, will not be required to fund any of our obligations with respect to the Notes. Each of our subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. In addition, our ability to make payments under the Notes, and the ability of our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

Covenants in our debt agreements will restrict our activities and could adversely affect our business.

Our debt agreements, including the indentures governing the 2019 Notes and the Notes and our Revolving Credit Facility, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in various transactions including:

•	Incurring additional secured and unsecured debt;

•	Paying dividends or making other distributions on, redeeming or repurchasing the capital stock of Aviv REIT;

•	Making investments or other restricted payments;

•	Entering into transactions with affiliates;

•	Issuing stock of or interests in restricted subsidiaries;

•	Engaging in non-healthcare related business activities;

•	Creating restrictions on the ability of our restricted subsidiaries to pay dividends or other amounts to us;

•	Selling assets; or

•	Effecting a consolidation or merger or selling all or substantially all of our assets.

These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our Revolving Credit Facility requires us to maintain specified financial covenants, which include a maximum leverage ratio and a minimum fixed charge coverage ratio, as well as satisfy other financial condition tests. The indentures governing the 2019 Notes and the Notes require us to maintain Total Unencumbered Assets (as defined in “Description of Exchange Notes”) of at least 150% of our unsecured indebtedness. Our ability to meet these requirements may be affected by events beyond our control, and we may not meet these requirements.

A breach of any of the covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. We may be unable to maintain compliance with these covenants and, if we fail to do so, we may be unable to obtain waivers from the lenders and/or amend the covenants. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.

A rise in interest rates may impact our future debt costs.

Immediately after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, we had $400 million of borrowings available under our Revolving Credit Facility, subject to borrowing base limitations. Any amounts borrowed under this facility would accrue interest at variable rates. Because we may incur a significant amount of indebtedness that bears interest at a variable rate, we may be exposed to market risks relating to changes in interest rates. A significant increase in interest rates could impact the ability of our subsidiaries to make distributions to us, which would reduce or available cash and impact our ability to finance future investments and meet maturing commitments. Rising interest rates could limit our ability to refinance existing debt when it matures or cause us to pay higher interest rates upon refinancing.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (i) was insolvent or rendered insolvent by reason of such incurrence, (ii) was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	The sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	The present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	It could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will have a fair market value of its assets greater than the total amount of its liabilities (including contingent liabilities), will have a present fair salable value of its assets greater than the amount that will be required to pay its probable liabilities on its debts as they become absolute and matured, will be able to realize upon its assets and pay its debts and other liabilities, including contingent liabilities, as they mature, and will not have unreasonably small capital. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. In addition, each guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws, or may eliminate the subsidiary guarantor’s obligations or reduce the subsidiary guarantor’s obligations to an amount that effectively makes the guarantee worthless.

We may not have the funds necessary to finance the repurchase of the Notes in connection with a change of control offer required by the indenture governing the Notes.

Upon the occurrence of specific kinds of change of control events, the indenture governing the Notes requires us to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the Notes. In addition, restrictions under our Revolving Credit Facility, the indenture governing the 2019 Notes or other future debt may not allow us to repurchase the Notes upon a change of control. If we could not refinance such senior debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the Notes, which would constitute an event of default under the indenture governing the Notes, which in turn would constitute a default under our Revolving Credit Facility and the indenture governing our 2019 Notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the Notes although these types of transactions could affect our capital structure or credit ratings and the holders of the Notes. See “Description of Exchange Notes—Repurchase of Notes upon a Change of Control.”

Courts interpreting change of control provisions under New York law (which is the governing law of the indenture governing the Notes) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation. In addition, a court may not enforce the change of control provisions in the indenture governing the Notes as written for the benefit of the holders, and the change of control provisions could be impacted if we become a debtor in a bankruptcy case.

An active trading market may not develop for the Notes, which may hinder your ability to liquidate your investment.

We do not intend to list the Old Notes or any Exchange Notes that may be issued under the exchange offer on any national securities exchange or seek the admission of the Old Notes or any Exchange Notes for quotation through any automated inter-dealer quotation system. As a result, an active trading market for the Notes may not develop or be sustained. If an active trading market for the Notes fails to develop or be sustained, the trading price of the Notes could be adversely affected.

The liquidity of the trading market for the Old Notes or any Exchange Notes and the trading price quoted for the Old Notes or any Exchange Notes may be adversely affected by many factors, some of which are beyond our control, including:

•	Prevailing interest rates;

•	Demand for high yield debt securities generally;

•	General economic conditions;

•	Our financial condition, performance and future prospects;

•	Our credit rating; and

•	Prospects for companies in our industry generally.

Historically, the market of non-investment grade debt like the Notes has been subject to disruptions that have caused substantial market price fluctuations in the price of securities that are similar to the Notes. Therefore, even if a trading market for the Notes develops, it may be subject to disruptions and price volatility.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline.

The Notes have been rated by rating agencies. A rating is not a recommendation to purchase, sell or hold the Notes. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

Risks Relating to the Exchange Offer

You may not be able to sell your Old Notes if you do not exchange them for Exchange Notes in the exchange offer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, your Old Notes will continue to be subject to restrictions on transfer. In general, you may not offer, sell or otherwise transfer the Old Notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

The Issuers and the guarantors do not currently anticipate that they will register the Old Notes under the Securities Act and, except for the limited instances involving the initial purchasers or holders of the Old Notes who are not eligible to participate in the exchange offer or who do not receive freely transferable Exchange Notes in the exchange offer, they will not be under any obligation to do so under the registration rights agreement or otherwise.

Your ability to sell your Old Notes may be significantly more limited and the price at which you may be able to sell your Old Notes may be significantly lower if you do not exchange them for Exchange Notes in the exchange offer.

To the extent that the Old Notes are tendered and accepted for exchange in the exchange offer, the trading market for the Old Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Old Notes not tendered and accepted for exchange could be adversely affected. The extent of the market for Old Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for the Old Notes that are not exchanged in the exchange offer may be affected adversely to the extent that the Old Notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined in “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks”). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks” and “The Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the Old Notes, we entered into a registration rights agreement pursuant to which we agreed, for the benefit of the holders of the Old Notes, at our cost, to use our reasonable best efforts:

(1)	to file with the SEC an exchange offer registration statement pursuant to which we and the guarantors will offer, in exchange for the Old Notes, new notes identical in all material respects to, and evidencing the same indebtedness as, the Old Notes (but will not contain terms with respect to transfer restrictions or provide for the additional interest described below);

(2)	to cause the exchange offer registration statement to be declared effective under the Securities Act prior to January 29, 2014; and

(3)	to cause the exchange offer to be consummated by February 28, 2014 (the “Consummation Deadline”).

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

(1)	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

(2)	such Exchange Notes are acquired in the ordinary course of the holder’s business; and

(3)	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

(1)	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

(2)	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes for its own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of Exchange Notes. We have agreed, for a period of 180 days after the exchange offer is consummated, to make this prospectus available to any broker-dealer for use in connection with any resale of the Exchange Notes.

In order to participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the representations described below under “—Representations.”

Shelf Registration Statement

In the event that:

(1)	we are not required to file the exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by law or SEC policy; or

(2)	for any reason, we do not consummate the exchange offer by February 28, 2014; or

(3)	any holder notifies us that:

•	it is not permitted under law or SEC policy to participate in the exchange offer;

•	it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder;

•	it is a broker-dealer and holds Old Notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

•	an initial purchaser so requests (with respect to Old Notes that have not been resold and that it acquired directly from us or one of our affiliates);

then in addition to or in lieu of conducting the exchange offer, we will be required to file a shelf registration statement with the SEC to cover resales of the Old Notes or the Exchange Notes, as the case may be. In that case, we will use our reasonable best efforts to (a) cause the registration statement to become effective (i) in the case of clause (1) above, by the 90th day after we determine we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or policy but in any event not earlier than January 29, 2014, (ii) in the case of clause (2) above, by the 90th day after the Consummation Deadline, and (iii) in the case of clause (3) above, by the 90th day after receipt of such notice but in any event not later than January 29, 2014, and (b) maintain the effectiveness of the registration statement for two years or such lesser period after which all the notes registered therein have been sold under the Securities Act.

Additional Interest

If (1) we have not filed the exchange offer registration statement or the shelf registration statement by the dates described above as required by the registration rights agreement, (2) the exchange offer registration statement or the shelf registration statement is not declared effective by the dates described above as required by the registration rights agreement, (3) we do not consummate the exchange offer described in this prospectus by the Consummation Deadline, or (4) the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of any Notes registered under the shelf registration statement during the periods specified in the registration rights agreement, then we will be in default under the registration rights agreement. If one or more of the registration defaults occurs, the annual interest rate on the Old Notes will increase by 0.25% per annum during the 90-day period immediately following such default. The amount of additional interest will increase by an additional 0.25% per annum at the end of each subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per annum. When we have cured all of the registration defaults, the interest rate on the Old Notes will revert immediately to the original level.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The Notes will not have rights to additional interest as set forth above upon the consummation of the exchange offer.

Terms of the Exchange Offer

We are offering to exchange up to $250.0 million aggregate principal amount of the Exchange Notes, the issuance of which has been registered under the Securities Act, for an equal principal amount of the Old Notes. Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Old Notes have been registered under the Securities Act and will not have transfer restrictions or contain the additional interest provisions of the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the indenture governing the Notes. Consequently, the Old Notes and the Exchange Notes will be treated as a single class of debt securities under the indenture governing the Notes.

As of the date of this prospectus, Old Notes representing $250.0 million in aggregate principal amount were outstanding, and there was one registered holder, Cede & Co., as nominee of DTC. This prospectus is being sent to all registered holders of the Old Notes.

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange properly tendered Old Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering the Exchange Notes to such holders.

Old Notes that are not tendered for exchange in the exchange offer or that are tendered but we do not accept for exchange will remain outstanding and continue to accrue interest and will continue to be entitled to the rights and benefits such holders have under the indenture relating to the Old Notes. The Old Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes” below.

Expiration Date; Extensions; Amendments

The exchange offer will remain open for at least 30 days, and in all events will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2014, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify in writing by press release or other public announcement the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

(1)	to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; or

(2)	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner that we determine to constitute a material change in the exchange offer, or if we waive a condition to the exchange offer, we will promptly disclose such amendment or waiver in a manner reasonably calculated to inform the holders of Old Notes of such amendment or waiver, and we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate the exchange offer as provided in this prospectus before accepting any Old Notes for exchange or if we amend the terms of the exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to promptly after expiration or termination of the exchange offer, as applicable, exchange all Old Notes properly tendered and accepted for exchange in the exchange offer and return all Old Notes not accepted for exchange.

Procedures for Tendering Old Notes Through Brokers and Banks

Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of the exchange offer.

To tender your Old Notes in the exchange offer, you must:

(1)	comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below; and

(2)	the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted Agent’s Message (defined below), before the expiration date.

IF YOU WISH TO ACCEPT THE EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2014.

In order to accept the exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an ATOP account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such Old Notes;

(2)	Account number of the beneficial owner tendering such Old Notes;

(3)	Principal amount of Old Notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “—Representations” below.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS AND AGREES TO BE BOUND BY THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE LETTER OF TRANSMITTAL.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

We will decide all questions about the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to: (1) reject any and all tenders of any particular Old Note not properly tendered; (2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and (3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Representations

To participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the following representations:

(1)	it has full corporate (or similar) power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the Exchange Notes;

(2)	when the Old Notes are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim; and

(3)	if such holder is a broker dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder will comply with the applicable provisions of the Securities Act with respect to any resale of the Exchange Notes. See “Plan of Distribution.”

Broker-dealers who cannot make the representations in item (3) of the paragraph above cannot use this prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

Each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer and any beneficial owner of those Old Notes also will be required to make the following representations:

(1)	neither the holder nor any beneficial owner of the Old Notes is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers;

(2)	neither the holder nor any beneficial owner of the Old Notes is engaged in or intends to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(3)	any Exchange Notes to be acquired by the holder and any beneficial owner of the Old Notes pursuant to the exchange offer will be acquired in the ordinary course of business of the person receiving such Exchange Notes; and

(4)	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1)	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

(2)	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Old Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Guaranteed Delivery

There are no guaranteed delivery procedures provided for by us in conjunction with the exchange offer. Holders of Old Notes must timely tender their Old Notes in accordance with the procedures set forth herein.

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the Old Notes to be withdrawn;

(2)	identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; and

(3)	specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if, at any time before the expiration of the exchange offer, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction or (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, could reasonably be expected to impair our ability to proceed with the exchange offer or have a material adverse effect on us.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time before the expiration of the exchange offer in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer. If we waive any conditions of the exchange offer, we will promptly disclose such waiver in a manner reasonably calculated to inform the holders of the Old Notes of such waiver.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use our reasonable best efforts to promptly obtain the withdrawal of any stop order.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal to the exchange agent addressed as follows:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By registered or certified mail, overnight delivery:

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, New York 13057

Attention: Dacia Brown

Facsimile: (732) 667-9408

For information call:

(315) 414-3349

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made through DTC by The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees and expenses, fees and expenses of compliance with federal securities and state securities or blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our officers and employees and by persons so engaged by the exchange agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the registration rights agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Old Notes will not continue to be entitled to any additional interest that the indenture governing the Notes provides for if we do not complete the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, tax, legal and other advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a shelf registration statement to permit resales of any untendered Old Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes, we will receive, in exchange, Old Notes in like principal amount. The form and terms of the Exchange Notes are identical to the form and terms of the Old Notes, except as otherwise described under the heading “The Exchange Offer—Terms of the Exchange Offer.” The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expense of the exchange offer.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and the capitalization of Aviv Healthcare Properties Limited Partnership as of September 30, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (i) the draw of $40.0 million under our Revolving Credit Facility subsequent to September 30, 2013 and (ii) the sale of the Old Notes and the application of the net proceeds therefrom to repay the entire amount outstanding under our Revolving Credit Facility.

You should read this table in connection with the Management’s Discussion and Analysis of Financial Condition and Results of Operations and the more detailed information contained in our historical consolidated financial statements and related notes incorporated by reference into this prospectus.

	As of September 30, 2013
	Actual	As Adjusted
	(in thousands, unaudited)
Cash and cash equivalents	$11,986	$121,411

Total debt:
Revolving Credit Facility (1)	$95,000	$—
Other secured debt (2)	11,276	11,276
7 3⁄4% Senior Notes due 2019 (3)	400,000	400,000
6% Senior Notes due 2021	—	250,000

Total debt	506,276	661,276

Total equity	574,368	574,368

Total capitalization	$1,080,644	$1,235,644

(1)	As of October 16, 2013, we had $135.0 million outstanding under our Revolving Credit Facility. We applied a portion of the net proceeds from the sale of the Old Notes to repay the entire amount outstanding under our Revolving Credit Facility, resulting in $400 million available undrawn under our Revolving Credit Facility, subject to borrowing base limitations.
(2)	Excludes $2.4 million of unamortized premium balance as of September 30, 2013.
(3)	Excludes $2.9 million unamortized premium balance as of September 30, 2013.

MANAGEMENT

Set forth below are the names, ages (as of September 30, 2013) and positions of Aviv REIT’s directors, executive officers and key employees:

Name	Age	Position
Craig M. Bernfield	52	Chairman of the Board and Chief Executive Officer
Steven J. Insoft	49	President and Chief Operating Officer
Mark L. Wetzel	55	Chief Financial Officer and Treasurer
Leticia Chavez	44	Executive Vice President, Administration
Samuel H. Kovitz	50	Executive Vice President, General Counsel and Secretary
Donna M. O’Neill	52	Chief Information and Accounting Officer
Joshua J. Kochek	35	Vice President, Investments
Steven R. Levin	55	Vice President, Real Estate
Norman R. Bobins	70	Director
Michael W. Dees	39	Director
Alan E. Goldberg	59	Director
Susan R. Lichtenstein	56	Director
Mark B. McClellan	50	Director
Sharon O’Keefe	61	Director
Mark J. Parrell	47	Director
Ben W. Perks	71	Director
James H. Roth	56	Director
J. Russell Triedman	43	Director

The following are biographical summaries of the experience of Aviv REIT’s directors, executive officers and key employees.

Craig M. Bernfield. Mr. Bernfield is our Chief Executive Officer and has served in such capacity since he co-founded Aviv Healthcare Properties Limited Partnership in 2005. Since September 2010, Mr. Bernfield has also served as the Chairman of our board of directors. Prior to co-founding our company, Mr. Bernfield was Chief Executive Officer and President of Karell Capital Ventures, Inc., or KCV, which he joined in 1990. KCV managed the entities that were combined in 2005 in connection with the formation of our predecessor partnership. Mr. Bernfield has been an investor in the nursing home industry for approximately 20 years and was the co-founder of some of the entities that were combined in 2005. Mr. Bernfield received a J.D. degree from The University of Chicago Law School and a B.S. degree in Finance from the College of Business at the University of Illinois at Urbana-Champaign.

Steven J. Insoft. Mr. Insoft is our President and Chief Operating Officer and has served in such capacity since 2012, while previously serving as Chief Financial Officer and Treasurer. Prior to joining our company in 2005, Mr. Insoft spent eight years as a Vice President and Senior Investment Officer of Nationwide Health Properties, Inc., a publicly-traded REIT. Before that, he was President and Chief Financial Officer of CMI Senior Housing & Healthcare, Inc., a privately-held nursing home and assisted living facility operations and development company, for seven years. Mr. Insoft received an M.B.A. from Columbia University and a B.S.E. in Electrical Engineering from the University of Pennsylvania.

Mark L. Wetzel. Mr. Wetzel is our Chief Financial Officer and Treasurer and has served in such capacity since November 2013. Prior to joining the company, Mr. Wetzel served as Executive Vice President, Chief Financial Officer and Treasurer of DuPont Fabros Technology, Inc., a wholesale data center REIT, from 2008 to 2013 where he was responsible for all matters relating to accounting, corporate finance, capital markets and investor relations. From 2006 to 2007, Mr. Wetzel was the Chief Financial Officer of Vornado Realty Trust’s Merchandise Mart division. From 1994 to 2006, Mr. Wetzel served in various senior executive financial positions with Equity Residential, most recently serving as Senior Vice President and Chief Accounting Officer. Mr. Wetzel received an M.B.A. from Xavier University and a B.S. degree in Accounting from Gannon University. Mr. Wetzel is also a non-practicing Certified Public Accountant.

Leticia Chavez. Ms. Chavez is our Executive Vice President, Administration. Ms. Chavez was present at the formation of Aviv in 2005. Prior to that she was with Karell Capital Ventures, the predecessor entity to Aviv, which she joined in 1988. Ms Chavez is responsible for administration, human resources and business management. She also has extensive involvement with operator and asset management matters.

Samuel H. Kovitz. Mr. Kovitz is our Executive Vice President, General Counsel and Secretary. Mr. Kovitz was present at the formation of Aviv in 2005. Prior to that, Mr. Kovitz was Vice President and General Counsel of Karell Capital Ventures, the predecessor entity to Aviv, which he joined in 1996. From 1988 to 1996, he practiced law at Rudnick & Wolfe. Mr. Kovitz received a J.D. degree from Northwestern University and a B.S. degree in Accounting from the College of Business at the University of Illinois at Urbana-Champaign.

Donna M. O’Neill. Ms. O’Neill is our Chief Information and Accounting Officer and has served in such capacity since 2012, while previously serving as Senior Vice President, Finance. Prior to joining the company in 2008, Ms. O’Neill served as Vice President Finance and Principal Accounting Officer at Northfield Laboratories, Inc. from 2006 and as its Controller from 2004, where she was responsible for oversight of accounting and financial reporting. Ms. O’Neill received a B.S. degree in Finance and an M.B.A. degree in Management Information Systems from DePaul University.

Joshua J. Kochek. Mr. Kochek is our Vice President, Investments. Prior to joining Aviv in 2008, Mr. Kochek served as Vice President of healthcare lending at Bank of America, where he specialized in senior housing and long-term care. Before that, he served in various healthcare lending capacities at LaSalle Bank and GE Healthcare Financial Services. Mr. Kochek received a Bachelor’s in Finance from the University of Kentucky.

Steven R. Levin. Mr. Levin is our Vice President, Real Estate. Prior to joining Aviv in 2011, Mr. Levin was the President of Continental Wingate Development Company where he focused on development and construction activities, concentrating on healthcare and senior housing. Mr. Levin attended the Boston Architectural Center.

Norman R. Bobins. Mr. Bobins has served as a member of our board of directors since March 2013. Mr. Bobins was named Non-Executive Chairman of The PrivateBank and Trust Company, a bank subsidiary of PrivateBancorp, Inc., in July 2008. From May 2007 until October 2007, Mr. Bobins was Chairman of the Board of LaSalle Bank Corporation and thereafter served as Chairman Emeritus until July 2008. From 2003 to 2007, he was President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, he was President and Chief Executive Officer of ABN AMRO North America. Mr. Bobins also serves on the boards of directors of SIMS Metal Management, AAR Corp., AGL Resources Inc., Transco Inc. and RREEF America REIT II, Inc. In the past five years, Mr. Bobins also served on the board of Hyatt Hotels Corporation.

Michael W. Dees. Mr. Dees has served as a member of our board of directors since September 2010. Mr. Dees has been with Lindsay Goldberg since 2004, serving as Principal before becoming Partner in 2009. Previously, he worked at Morgan Stanley in the mergers and acquisitions and the Capital Partners groups in New York and in the Real Estate Private Equity group in Tokyo. Mr. Dees currently serves as a director of Bell Nursery Holdings, LLC, Crane & Co., Inc., OTLG C.V., Weener Plastik GmbH, NuStar Asphalt LLC and Value Place Holdings LLC.

Alan E. Goldberg. Mr. Goldberg has served as a member of our board of directors since September 2010. Mr. Goldberg is a Co-Managing Partner of Goldberg Lindsay & Co., LLC, which he co-founded in 2001. Previously, he served as Chairman and Chief Executive Officer of Morgan Stanley Private Equity from February 1998 to January 2001. Mr. Goldberg joined Morgan Stanley in 1978. Mr. Goldberg currently serves as a director of FAPS Holdings, Inc., Maine Beverage Company, LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group, Inc., Brightstar Corp., Petrologistics L.P., Ambulatory Services of America, Inc., Crane & Co., Inc., Scandza AS, PSC, LLC, Panadero Aggregates Holdings, LLC, and Pacific Architects and Engineers Incorporated. He also serves as a trustee of Yeshiva University. Mr. Goldberg has previously served as a director of EnergySolutions, Inc. and Smurfit-Stone Container Corporation.

Susan R. Lichtenstein. Ms. Lichtenstein has served as a member of our board of directors since March 2013. Since May 2010, Ms. Lichtenstein has been Senior Vice President, Corporate Affairs, Chief Legal Officer and Secretary of Hill-Rom Holdings, Inc., a leading provider of patient support systems and other medical technical equipment for hospitals and post-acute care settings. Prior to joining Hill-Rom, Ms. Lichtenstein was Senior Vice President and General Counsel of Baxter International Inc. since April 2005. Prior to joining Baxter, she served as General Counsel to the governor of Illinois. Ms. Lichtenstein currently serves on the boards of RUSH University Medical Center, the Civic Consulting Alliance of Chicago, Olin-Sang-Ruby Union Institute and the Midwest Region of the Anti-Defamation League. She is a member of The Economic Club of Chicago, The Chicago Network, and is a steering committee member of the Senior Businesswomen’s Forum.

Mark B. McClellan, M.D., Ph.D. Dr. McClellan has served as a member of our board of directors since March 2013. Since 2007, Dr. McClellan has acted as senior fellow and director of the Engelberg Center for Health Care Reform, as well as the Leonard D. Schaeffer Chair in Health Policy Studies at the Brookings Institution. He previously served as an administrator of the Centers for Medicare & Medicaid Services from 2004 to 2006 and as commissioner of the Food and Drug Administration from 2002 to 2004. Dr. McClellan has served in two presidential administrations, including as a member of the Council of Economic Advisers, as a senior director for health care policy and as deputy assistant secretary of the Treasury for economic policy. Dr. McClellan previously was an associate professor of economics and associate professor of medicine with tenure at Stanford University. Dr. McClellan is the chair of the FDA’s Reagan-Udall Foundation. He is a member of the Institute of Medicine of the National Academy of Sciences and is a research associate at the National Bureau of Economic Research. He holds an M.D. from the Harvard-MIT Division of Health Sciences and Technology and a Ph.D. in Economics from MIT.

Sharon O’Keefe. Ms. O’Keefe has served as a member of our board of directors since March 2013. Ms. O’Keefe is the President of the University of Chicago Medical Center (UCMC), a position she has held since February 2011. Previously, she served as President at Loyola University Medical Center, where she served from 2009 until her appointment at UCMC, and as Chief Operating Officer at Barnes-Jewish Hospital from 2002 until 2009. She currently serves on the National Institutes of Health Advisory board for Clinical Research and Finance Committee, the Illinois Hospital Association Board of Trustees, the University Healthcare Consortium board, the board of CURE: Citizens United for Research in Epilepsy and the board of Vocera Communications.

Mark J. Parrell. Mr. Parrell has served as a member of our board of directors since March 2013. Mr. Parrell is the Executive Vice President and Chief Financial Officer of Equity Residential, a NYSE-listed multifamily residential property REIT, which is a position he has held since October 2007. From August 2005 until October 2007, Mr. Parrell served as the Equity Residential’s Senior Vice President and Treasurer, and from February 2003 to July 2005 he served as First Vice President in the capital markets group.

Ben W. Perks. Mr. Perks has served as a member of our board of directors and as our Lead Director since March 2013. Mr. Perks was the Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., a NYSE-listed company, from May 2000 until his retirement in August 2007. Prior to joining Navigant Consulting, Mr. Perks was with PricewaterhouseCoopers LLP for 32 years, including 22 years as a Partner in the Audit and Financial Advisory Services groups.

James H. Roth. Mr. Roth has served as a member of our board of directors since March 2013. Mr. Roth has served as Chief Executive Officer of Huron Consulting Group Inc. a strategy, technology and operations consulting company, since July 2009, was elected to Huron’s board of directors in November 2009, and was appointed as President of Huron in March 2011. Previously, he served as practice group leader of Huron’s Higher Education Consulting practice from the inception of Huron in 2002 until he became CEO. Mr. Roth has more than 30 years of consulting experience working with many of the premier research universities and academic medical centers.

J. Russell Triedman. Mr. Triedman has served as a member of our board of directors since September 2010. Mr. Triedman also serves as a Partner at Lindsay Goldberg LLC, which he joined in 2001. Previously, he worked as a Principal at Bessemer Holdings from 2000 to 2001. He also worked as a Director at Fox Paine & Company, LLC, a San Francisco-based private equity firm, in the mergers and acquisitions and high yield finance groups at Cravath, Swaine & Moore LLP and in the private equity group of Brown Brothers Harriman & Co. Mr. Triedman also serves as a director of Continental Energy Systems LLC, Pike Electric Corporation, Pacific Architects and Engineers Incorporated, NuStar Asphalt LLC and Value Place Holdings LLC.

Composition of the Board

Our board of directors currently consists of eleven individuals and each of our outside directors satisfies the NYSE’s listing standards for independence. In making its determination that each of our directors other than Mr. Bernfield is independent, our board considered (i) with respect to the directors affiliated with Lindsay Goldberg, the ownership of common stock by Lindsay Goldberg and (ii) with respect to Mr. Bobins, (1) the fact that he serves as the non-executive chairman of The PrivateBank and Trust Company, one of the lenders under our Revolving Credit Facility, (2) that, while he was serving as a member of the advisory board to our company, he facilitated the introduction of our company to Lindsay Goldberg for which he received a cash payment from Lindsay Goldberg and a 1% profits interest in LG Aviv L.P., the legal entity through which Lindsay Goldberg holds its interest in Aviv REIT, and (3) the fact that he continues to serve as a consultant to Lindsay Goldberg.

Nomination of Directors

Pursuant to the terms of an Investment Agreement between us and Lindsay Goldberg, so long as Lindsay Goldberg holds at least 27.5% of our common stock (assuming all partnership units of our operating partnership are exchanged for shares of our common stock), Lindsay Goldberg will have the right to designate three of our nominees for election as directors, subject to stockholder vote. The right to designate nominees decreases as follows (in each case assuming all partnership units of our operating partnership are exchanged for shares of our common stock):

•	if Lindsay Goldberg owns less than 27.5%, but at least 18.0%, then it will be entitled to designate two nominees;

•	if Lindsay Goldberg owns less than 18.0%, but at least 10%, then it will be entitled to designate one nominee;

•	if Lindsay Goldberg owns less than 10%, then it will no longer be able to designate any nominees.

Board Leadership Structure

Due to our Chairman’s service as Chief Executive Officer of our company, he does not meet the NYSE’s standards for independence. Recognizing the importance of highly independent and empowered directors, the independent directors have appointed Ben Perks, the chair of the audit committee, as the Lead Independent Director. The Lead Independent Director’s responsibilities include, among others, presiding at the meetings of independent directors, advising the Chairman as to the quality, quantity and timeliness of information sent to the board and serving as the principal liaison and facilitator between the independent directors and the Chairman.

Board Committees

In connection with our initial public offering in March 2013, our board of directors appointed an audit committee, a compensation committee and a nominating and corporate governance committee. Membership of each committee is composed of three directors who are each independent by reference to the rules, regulations and listing standards of the NYSE. Our board of directors may from time to time establish other committees to facilitate the management of our company. Copies of the charters of each committee are posted on our website at www.avivreit.com.

Audit Committee

The audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. The audit committee selects, assists and meets with the independent auditors, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that U.S. federal securities laws require to be included in our annual proxy statement. Mr. Perks chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC, and Mr. Bobins and Mr. Parrell serve as members of this committee.

Compensation Committee

The compensation committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans and produces an annual report on executive compensation for inclusion in our proxy statement. Mr. Roth chairs our compensation committee and Ms. O’Keefe and Mr. Triedman serve as members of this committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, a code of ethics and policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and U.S. federal law and the rules and regulations of the NYSE, establishes criteria for prospective nominees for election as directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our stockholders. Ms. Lichtenstein chairs our nominating and corporate governance committee and Mr. Dees and Dr. McClellan serve as members of this committee.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The code addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on insider information and reporting of violations to the code. A copy of our code of ethics is posted on our website at www.avivreit.com.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and none of our employees participate on the compensation committee.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, trustee, officer, employee or agent of our company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement reasonably evidences the expenses and includes, is accompanied or is preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of our company.

Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, our charter and bylaws provide for indemnification of our directors and officers, and our directors and officers may be entitled to indemnification pursuant to the terms of the partnership agreement of our operating partnership.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Ownership Guidelines

We have implemented stock ownership guidelines for our Chief Executive Officer and other senior executives. Our executives are required to maintain equity ownership of a number of shares whose value equals a multiple of his or her base salary. Our CEO is required to hold five times his base salary, while each of our named executive officers are required to hold three times his or her base salary. The executives have five years from our initial public offering to achieve these guidelines.

We have also implemented stock ownership guidelines for our directors. Our directors are required to maintain equity ownership of a number of shares whose value equals five times his or her base annual cash retainer. The directors have five years from our initial public offering to achieve these guidelines. Lindsay Goldberg’s stock ownership is attributed to Messrs. Dees, Goldberg and Triedman for purposes of these guidelines.

Executive Compensation

The following summary of the compensation arrangements of our named executive officers (defined in 2012 as our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Executive Vice President, General Counsel and Secretary) and our directors should be read together with the executive compensation tables and related footnote disclosures detailed below.

Compensation Program Objectives

The primary goal of our executive compensation program is to attract, motivate and retain top-caliber talent needed to lead us in achieving business success. Our compensation approach has traditionally been reflective of the operation of our business as a closely held private company and the compensation tools available to us in that structure. Historically, the principal owners have been solely responsible for setting and adjusting the overall design of our pay programs for the named executive officers. Our Chairman and Chief Executive Officer has negotiated executive compensation packages as part of the hiring process and reviewed each executive’s compensation as part of the annual performance review and budgeting process.

Evolution of Our Compensation Program

Our compensation philosophy is to provide market median compensation opportunity levels which can only be achieved upon satisfaction of our operating and financial goals and objectives. We have implemented a performance-based compensation program to ensure that our executives only receive competitive levels of compensation if our financial and operating goals are met and/or exceeded.

We retained Pay Governance LLC, the “Consultant,” to assist us in assessing competitive market pay levels and program designs. In establishing compensation opportunity levels for our executive officers for 2012, the Consultant gathered compensation data from a number of sources:

•	proxy data obtained from publicly-traded healthcare industry REITs or real estate companies;

•	proxy data obtained from publicly-traded REITs or real estate companies of similar size to us, as measured by market capitalization; and

•	survey data obtained from the NAREIT Compensation Survey, which includes more than 100 participating companies, which was adjusted to include participants of similar size and/or industry/asset focus to us.

We believe that the comparator groups (which we define as publicly-traded REITs and real estate companies of relevant industry and/or size scope) constitute a critical component of the market where we compete for executive talent. At the time of our 2011 executive compensation review, our two comparator groups were comprised of the following organizations:

Publicly-Traded Health Care Industry REITs and Real Estate Companies*

• Health Care REIT Inc.	• Omega Healthcare Investors Inc.

• Healthcare Realty Trust Inc.	• Sabra Health Care

• LTC Properties Inc.	• Senior Housing Properties Trust

• Medical Properties Trust Inc.	• Universal Health Realty Income Trust

• National Health Investors Inc.

*	In addition to these nine companies, we also reviewed pay design practices for two other industry peers, HCP, Inc. and Ventas, who are too large to use in direct pay level comparisons.

Publicly-Traded REITs and Real Estate Companies of Similar Size to Us:

• Cousins Properties Inc.	• Pebblebrook Hotel Trust

• EastGroup Properties Inc.	• Pennsylvania Real Estate Investment Trust

• First Potomac Realty Trust	• Saul Centers Inc.

• Getty Realty Group	• Sovran Self Storage Inc.

• Government Properties Income Trust	• Strategic Hotels & Resorts, Inc.

• Hersha Hospitality Trust	• U-Store-It Trust

• Lexington Realty Trust

Recent Changes to our Compensation Program

In July 2013, after the consummation of our initial public offering, our compensation committee reviewed our executive compensation program. Based on such review, the committee maintained our compensation philosophy of targeting executive pay to approximate the median of a competitive market, defined by reference to other publicly-traded real estate companies of a similar size, and delivering the majority of executive compensation opportunity through performance-based programs designed to provide that our executives earn competitive pay only if our performance warrants.

Our post-offering annual incentive program reflects prevalent practices among our competitive market and provides our named executive officers the opportunity to earn cash incentive awards based on the level of achievement of pre-defined measures of our financial performance that we believe are most closely linked to stockholder value. Our named executive officers have the vast majority of their annual incentive opportunity tied to these pre-defined measures. Our compensation committee also implemented a long-term incentive program under the Company’s 2013 Long-Term Incentive Plan that provides named executive officers the opportunity to earn shares of our stock primarily upon our achievement of competitive total shareholder return in comparison to defined groups and/or indices of publicly-traded real estate companies over a three-year performance period. The ultimate value of any of these awards, if any, will be directly tied to future relative total shareholder return, future share price and dividend performance. See the description of our 2013 Long-Term Incentive Plan below under “—2013 Long-Term Incentive Plan.”

The following is the compensation structure for our named executive officers and our Chief Financial Officer and Treasurer for 2013:

Name and Principal Position	Salary	Target Annual Incentive Opportunity (1)	Target Annual Long-Term Incentive Award Opportunity (2)
Craig M. Bernfield Chairman and Chief Executive Officer	$625,000	$781,250	$900,000
Steven J. Insoft President and Chief Operating Officer	$395,000	$316,000	$700,000
Mark L. Wetzel (3) Chief Financial Officer and Treasurer	$345,000	N/A	N/A
Samuel H. Kovitz Executive Vice President, General Counsel and Secretary	$310,000	$155,000	$250,000

(1)

The annual incentive awards are cash awards tied to the financial performance of the Company using both earnings and corporate strategic and operational measures. The award may range from 50% to 200% of the target amount set forth above, and shall be capped at 200% of the target amount. Achieving 85% of the applicable metric shall equate to 50% of the target award, achieving 100% of the metric shall equate to 100% of the target award, achieving 115% of the metric shall equate to 200% of the target award, and award levels shall be extrapolated for achieving between 85% and 115% of the applicable metric.
(2)	The long-term incentive awards are awards of performance-based and time-based restricted stock units (“RSUs”) under the Company’s 2013 Long-Term Incentive Plan. The RSUs are 75% performance-based and 25% time-based. The performance-based RSUs are tied to levels of total shareholder return (“TSR”) over a two year and three year period (cliff vesting), except that for purposes of phasing in this policy the 2013 performance-based awards will vest ratably as follows: One half will be eligible to vest at the end of 2014 (with vesting based on continued employment and TSR performance from the initial public offering through the end of 2014) and one half will be eligible to vest at the end of 2015 (with vesting based on continued employment and TSR performance from the initial public offering through the end of 2015). Relative performance will be measured approximately 50% against companies comprising the NAREIT Equity Index and approximately 50% against the companies comprising the Bloomberg Healthcare REIT Index. Payouts will be based on percentile ranking as compared to the comparison group, with 200% of the target award vesting for achieving the 75th percentile or above, 150% of the target award vesting for achieving the 63rd percentile or above, 100% of the target award vesting for achieving the 50th percentile or above and 50% of the target award vesting for achieving the 30th percentile or above. The time-based RSUs generally will vest if the NEO is still employed at the end of a three-year period (cliff vesting), except that for purposes of phasing in this policy the 2013 time-based awards will vest ratably as follows: One half will be eligible to vest at the end of 2014 (with vesting based on continued employment) and one half will be eligible to vest at the end of 2015 (with vesting based on continued employment). The number of RSUs granted were determined based on the Company’s initial public offering price, and granted in the following amounts:

Name and Principal Position	Time- Based RSUs	Performance- Based RSUs	Total
Craig M. Bernfield Chairman and Chief Executive Officer	11,250	23,689	34,939
Steven J. Insoft President and Chief Operating Officer	8,750	18,425	27,175
Samuel H. Kovitz Executive Vice President, General Counsel and Secretary	3,125	6,580	9,705

(3)	Mr. Wetzel joined the Company in November 2013 and will receive a prorated portion of his annual base salary for 2013. In lieu of an annual incentive award for 2013, Mr. Wetzel will receive a cash payment of $249,000, payable on February 1, 2014, subject to his continuous employment through such date. In lieu of an annual long-term incentive award for 2013, Mr. Wetzel was granted a replacement equity award of 19,944 time-based RSUs with a grant date value equal to $500,000 vesting in equal amounts on November 12, 2014, 2015 and 2016 and 71,799 time-based RSUs with a grant date value equal to $1.8 million vesting in equal amounts on March 1, 2014, 2015 and 2016, in each case subject to continued employment through the applicable vesting date.

2012 Executive Compensation Components

Our 2012 executive compensation program consisted of the following elements, each of which is described in more detail below:

Element	Description	Rationale
Base salary	• Based on position-specific responsibilities and performance • Paid at a rate established at the beginning of each year	• Required to deliver competitive pay and attract and retain required talent

Annual incentive	• Opportunity to earn a percentage of base salary based upon performance against pre-determined company and individual performance objectives	• Provide compensation opportunity that encourages strong performance and focuses individuals on key goals • Provide competitive earning opportunity

Equity 1. Class D Units 2. Phantom Class C Units 3. Management Incentive Plan (MIP)	• Differentiated equity awards granted based on level of responsibility, seniority and/or ability to influence value creation	• Aligns executives with stockholder value creation • Provides a long-term incentive vehicle to provide additional performance-based pay opportunity • Creates a retention mechanism

Benefits and Perquisites	• Consistent with those offered to all employees	• Executives should not receive preferential perquisite, health or welfare treatment

Base Salary

Salaries for named executive officers are established based on position-specific responsibilities, taking into account competitive market compensation for similar positions, the skills and experience of the individual, internal equity among executive officers, individual performance, and other relevant subjective factors. Base salaries have historically been reviewed annually and adjustments made where deemed appropriate, or at other times to reflect significant changes in job responsibilities or market conditions.

Annual Incentive Awards

For fiscal year 2012, cash awards were earned under our annual incentive program. Target annual incentive opportunities were set based on our employee pay structure and internal equity considerations. Incentive awards were paid in lump sum by March 15th of 2013.

The table below illustrates the annual incentive award opportunity levels for our named executive officers, as a percent of base salary.

	Threshold	Target	High	Portion of Award Tied to Corporate Performance
Craig M. Bernfield	25%	50%	75%	100%
Steven J. Insoft	12.5%	25%	37.5%	80%
Samuel H. Kovitz	12.5%	25%	37.5%	65%

All employees had the opportunity to earn a maximum of 150% of their target award, depending on performance.

The measures used for the determination of the award were largely objective and reflect the applicable named executive officer’s role in the overall success of our business. Individual performance is assessed during formal mid-year and annual reviews.

All employees had some portion of their annual incentive opportunity tied to the performance of the business as a whole. The corporate performance goals used in determining 2012 annual incentives are set forth below.

Weighting (as a % of Total Corporate Component)
AFFO Growth	60%
EBITDARM Coverage	15%
New Investment	25%

Equity Awards

Class D Unit Awards

Messrs. Insoft and Kovitz, along with a number of our employees, were granted Class D units in our operating partnership.

Mr. Insoft received a grant of 2,000 Class D units in January of 2006 following his commencement of employment with us. His award of 2,000 Class D units reflected his relative status in the organization as the Senior Vice President, Finance, in consideration of the size of the awards provided to other employees and expectations for him to become the Chief Financial Officer and contribute to our long-term success. We also intended for his award to provide a meaningful retention value.

The Class D units vest as follows:

•	20% vested on December 31, 2010;

•	40% vested on December 31, 2011; and

•	the remaining 40% vest upon the earlier of:

•	expiration of a lock-up period with respect an “initial public offering” by us; and

•	at the time of certain “fundamental transactions” involving Aviv Healthcare Properties Limited Partnership; subject to the named executive officer’s employment with us through the applicable vesting date.

Mr. Kovitz received a grant of 2,500 Class D units in August 2005. Mr. Kovitz was, and is, a key contributor to our company’s future growth objectives. His award of 2,500 Class D units reflected this relative status within our company and our desire to align his interests with those of investors and retain him.

The Class D units described above were converted into OP Units of our operating partnership in connection with the reorganization of our operating partnership upon the consummation of our initial public offering.

Phantom Class C Units

In 2007, Mr. Insoft was also granted phantom Class C units in our operating partnership with a value equal to 5% of the Class C units as of any date. Mr. Insoft was granted the phantom Class C units as part of discussions related to his hiring, given our desire for him to participate in an equity-based arrangement that would align him with investors. The final value and terms and conditions of the grant itself were finalized after his hiring date. The grant was made in November of 2007 in recognition of our goals to align him with investors and his anticipated role as CFO. In addition, we wanted to recognize the value of unvested awards that Mr. Insoft was forfeiting at his prior employer in his decision to join our organization.

All of the phantom Class C units granted vested on or prior to December 31, 2012 and 60% were settled in Class C units. The Class C units were converted into OP Units of our operating partnership in connection with the reorganization of our operating partnership upon the consummation of our initial public offering.

Management Incentive Plan

Each of our named executive officers was granted awards under our Management Incentive Program (MIP), which was adopted in 2010 in conjunction with our Lindsay Goldberg recapitalization. Outstanding awards granted under the MIP have two components, which are described in the table below.

MIP Award Type	Description	Vesting Treatment
Time-Based Nonqualified Stock Options	Option to purchase shares of common stock of Aviv REIT, Inc. at a price established at the time of grant, subject to time-based vesting	Annually in 25% tranches over 4 years beginning on 1st anniversary of grant date, with accelerated vesting upon a “liquidity event,” subject to employment with us through the applicable vesting date

Performance-Based Nonqualified Stock Options	Option to purchase shares of common stock of Aviv REIT, Inc. at a price established at the time of grant, subject to performance-based vesting	Fully upon a “liquidity event,” provided that Lindsay Goldberg has achieved a 15% internal rate of return on its investment in us, subject to employment with us through such date

In connection with our initial public offering, all options outstanding under the MIP, representing options to purchase 5,870,318 shares with a weighted average exercise price of $17.47 per share, became fully-vested. In addition, named executive officers received dividend equivalents on their options awarded under the MIP. During 2012, dividend equivalents were paid on time-based options on (i) the date of vesting, with respect to any portion of a time-based option that was unvested on the date the dividend equivalent was accrued, and (ii) the last day of the calendar quarter in which such dividends were paid to our stockholders, with respect to any portion of a time-based option vested as of the date the dividend equivalent was accrued. Dividend equivalents accrued and unpaid prior to the consummation of our initial public offering in the approximate amount of $14.8 million were paid in shares of our common stock, net of applicable withholding of approximately $6.5 million, in an amount based on the initial public offering price of our common stock, as follows:

MIP Award Type	Dividend Equivalent Payment Date
Unvested portion of time-based option that vested in connection with consummation of our initial public offering	Date that is 15 calendar days after the consummation of our initial public offering

Portion of time-based option that was vested prior to the consummation of our initial public offering	April 1, 2013

Performance-based option	Date that is 15 calendar days after the consummation of our initial public offering

No dividend equivalents were paid for any MIP options with respect to periods after the date of our initial public offering.

Management Equity Interests in LG Aviv L.P.

In connection with our initial public offering, the holders of option awards under the MIP received a new class of units of LG Aviv L.P., the legal entity through which Lindsay Goldberg holds its interest in Aviv REIT, equal to the number of options held by such persons immediately prior to the consummation of our initial public offering. Under the limited partnership agreement of LG Aviv L.P., the units are entitled to receive an aggregate distribution amount equal to 14.9% of the dividend distributions declared and received by LG Aviv L.P. after the consummation of our initial public offering in respect of its shares of our common stock. The distribution amount will be paid ratably to each holder of such units on the distribution date in the proportion that the total number of units held by such holder bears to the total outstanding units of the same class. Any units payments will be paid if at all, on the earlier of (i) the last day of the calendar quarter in which dividends were paid to our stockholders and (ii) three business days following the named executive officer’s termination of employment with us.

Establishment of 2013 Long-Term Incentive Plan

Upon consummation of our initial public offering, in order to help facilitate implementation of our future compensation programs as a public company, we adopted the Aviv REIT, Inc. 2013 Long-Term Incentive Plan, or 2013 Long-Term Incentive Plan. The 2013 Long-Term Incentive Plan is structured with a view to providing our compensation committee with flexibility to structure a compensation program that provides a range of potential incentive awards to our executive officers, directors, employees and consultants generally, on a going-forward basis. For example, the plan provides our compensation committee with the discretion to determine the portion of each executive officer’s total compensation that will consist of awards under the plan, the forms and mix of the awards, and the service-based requirements and/or performance goals the officer will have to satisfy to receive the awards. The compensation philosophy and objectives adopted by our compensation committee determine the structure of the awards granted by our compensation committee pursuant to the new incentive plan.

For a more detailed discussion of the 2013 Long-Term Incentive Plan, see “—Executive Compensation—2013 Long-Term Incentive Plan” below.

Benefits and Perquisites

Each of our named executive officers participates in the retirement and health/welfare benefit plans generally available to all employees. In 2012, we did not offer any perquisites to our named executive officers.

Tax Implications

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless such compensation is performance based and certain specific and detailed criteria are satisfied. Our executives, and all other employees, are employed by AAM, which is a subsidiary of Aviv REIT, Inc., and not by Aviv REIT, Inc. As a result, we believe that we are not currently subject to the $1 million compensation deduction limit under Section 162(m) of the Code.

2012 Summary Compensation Table

The following table sets forth the 2012 and 2011 compensation earned by or granted to (i) our Chairman and Chief Executive Officer, (ii) our President and Chief Operating Officer and (iii) our Executive Vice President, General Counsel and Secretary, each of whom was serving as an executive officer on December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Craig M. Bernfield	2012	$590,000	$0	$325,104	$265,500	$0	$1,180,604
Chairman and Chief Executive Officer	2011	$500,092	$0	$616,102	$375,075	$0	$1,491,269

Steven J. Insoft	2012	$362,500	$0	$149,763	$92,443	$0	$604,706
President and Chief Operating Officer	2011	$306,591	$0	$188,194	$114,975	$0	$609,760

Samuel H. Kovitz	2012	$300,000	$0	$68,761	$83,250	$0	$452,011
Executive Vice President, General Counsel and Secretary	2011	$287,000	$0	$105,570	$107,625	$0	$500,195

(1)	Reflects the value of the time-based MIP awards that were granted in each year. While the time-based options have a grant date fair market value for financial reporting purposes, the performance-based options have a grant date fair value but it is impossible to know at the time of grant the likelihood of vesting due to the return threshold and employment requirements. Accordingly, the value of the performance-based options are not reflected above, but the number of shares and exercise price applicable to such options are reflected in the “2012 Outstanding Equity Awards at Fiscal Year End” table below.

2012 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised options held by the named executive officers at December 31, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options-Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable	Option Exercise Price	Option Expiration Date
Craig M. Bernfield	276,736	1,383,560	$16.56	—
	6,158	30,789	$17.96	—
	2,958	32,358	$18.62	—
	7,486	82,043	$18.87	—
	50,711	557,517	$18.87	—
	—	179,721	$18.65	—
	—	151,227	$18.65	—

Steven J. Insoft	147,605	737,903	$16.56	—
	3,320	16,481	$17.96	—
	1,570	17,266	$18.62	—
	3,984	43,708	$18.87	—
	12,798	140,964	$18.87	—
	—	83,250	$18.65	—
	—	69,184	$18.65	—

Samuel H. Kovitz	62,724	313,622	$16.56	—
	1,389	6,943	$17.96	—
	664	7,305	$18.62	—
	1,690	18,594	$18.87	—
	8,210	90,434	$18.87	—
	—	37,852	$18.65	—
	—	32,177	$18.65	—

Potential Payments Upon Change of Control

As described above, the following will result from certain change in control transactions:

•	40% of the Class D units held by each named executive officer will become vested upon the earlier of:

•	expiration of a lock-up period with respect to an “initial public offering” by us; and

•	at the time of certain “fundamental transactions” involving Aviv Healthcare Properties Limited Partnership.

•	Unvested time-based options under the MIP become vested upon a “liquidity event,” subject to employment with us through such date.

•	Performance-based options under the MIP become fully vested upon a “liquidity event,” provided that Lindsay Goldberg has achieved a 15% internal rate of return on its investment in us, subject to employment with us through such date.

2013 Long-Term Incentive Plan

In connection with the consummation of our initial public offering, we adopted the Aviv REIT, Inc. 2013 Long-Term Incentive Plan. The purposes of the plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the plan. Under the plan, 2,000,000 shares of our common stock are available for issuance.

The plan is administered by our compensation committee, which interprets the plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.

Type and Amount of Awards

The plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	unrestricted stock;

•	restricted stock units; and

•	performance units.

In any calendar year, no participant may be granted awards for options, SARs, restricted stock, unrestricted stock, restricted stock units, or performance units (or any other award that is determined by reference to the value of shares of our common stock or appreciation in the value of such shares) that exceed, in the aggregate, 500,000 underlying shares of our common stock. With respect to awards which are not based on the fair market value of our common stock, no participant may receive cash or shares of our common stock with a fair market value at the time of settlement that exceeds $4 million.

The following are descriptions of the types of awards allowed under the plan:

Stock Options. Options may be granted by our compensation committee and may be either nonqualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by our compensation committee (and incentive stock options are subject to further statutory restrictions that are set forth in the plan). The exercise price for all stock options granted under the plan will be determined by our compensation committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of our common stock on the date of grant. The term of all stock options granted under the plan will be determined by our compensation committee, but may not exceed 10 years (five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Each stock option will be exercisable at such time and pursuant to such terms and conditions as determined by our compensation committee in the applicable stock option agreement. Each option gives the participant the right to receive a number of shares of our common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise), shares of our common stock (if approved by our compensation committee), or any combination of cash and shares of such common stock.

Stock Appreciation Rights, or SARs. All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the plan). A SAR granted under the plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified price, known as the strike price, fixed by our compensation committee, which will not be less than 100% of the fair market value of our common stock on the grant date of the SAR. Payment may be made in any manner as determined by our compensation committee.

Restricted Stock, Unrestricted Stock and Restricted Stock Units. Restricted stock is our common stock that is forfeitable until the restrictions lapse. Unrestricted stock is our common stock that is not subject to time-based, performance or other restrictions. Restricted stock units are rights granted as an award to receive shares of our common stock, cash or any combination thereof, conditioned upon the satisfaction of restrictions imposed by our compensation committee. Our compensation committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Vesting of restricted stock and restricted stock units is conditioned upon the participant’s continued employment. Participants do not have voting rights in restricted stock units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

Performance Units. Performance units are any grant of (1) a bonus consisting of cash the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by our compensation committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of our common stock or any combination thereof. Our compensation committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Change of Control

Our compensation committee may, in order to maintain a participant’s rights in the event of any change of control of our company, (1) make any adjustments to an outstanding award to reflect such change of control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the compensation committee may cancel any outstanding awards (whether or not vested and whether or not any performance goals or any performance period is met) as of the date of the change of control in exchange for a payment in cash, stock of the corporation resulting from the change of control or no payment at all, depending upon the value of such award. Our compensation committee may include further provisions in any award agreement as it may deem desirable regarding a change of control, including, but not limited to, providing for accelerated vesting or payment of an award upon a change of control.

Termination of Employment

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service for any reason other than cause, disability or death, such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 90 days after such termination and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to disability or death, such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until one year after such termination and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to us, (2) upon termination because of death or disability, all unvested shares of restricted stock will immediately vest, and (3) all performance units and unvested restricted stock units will be forfeited upon termination for any reason. Unrestricted stock is fully vested and nonforfeitable on the date it is granted.

Amendment and Termination

Unless the plan is earlier terminated by our board of directors, the plan will automatically terminate on the date which is ten years following the effective date of the plan. Awards granted before the termination of the plan may extend beyond that date in accordance with their terms. Our compensation committee is permitted to amend the plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Our board of directors must approve any increase in the number of shares issuable under the plan. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NYSE.

Transferability

Unless otherwise determined by our compensation committee, awards granted under the plan are not transferable except by will or the laws of descent and distribution. Our compensation committee will have sole discretion to permit the transfer of an award to certain family members and other entities specified in the plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that our compensation committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the compensation committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards. Our board of directors must approve any increase in the number of shares issuable under the plan. Stockholder approval of any such adjustment will be obtained if required to comply with applicable law or the rules of the NYSE.

401(k) Plan

We maintain a 401(k) plan for our eligible employees, including our named executive officers. We have not historically made matching contributions or profit sharing contributions to the 401(k) plan. An employee’s deferrals under our 401(k) plan are 100% vested and nonforfeitable when made to the plan.

Director Compensation

Each of our non-employee directors (excluding Messrs. Dees, Goldberg and Triedman) receive the following as compensation for services as a director: an annual cash retainer of $50,000 and an annual equity grant of unrestricted common stock with a grant-date fair value of $65,000. Our Lead Independent Director receives an additional annual equity grant of unrestricted common stock with a grant-date fair value of $10,000.

The equity awards granted to our directors are made pursuant to our 2013 Long-Term Incentive Plan. The director who serves as chair of the audit committee receives an additional annual cash retainer of $15,000, and the directors who serve as chairs of the compensation committee and the nominating and corporate governance committee each receive an additional annual cash retainer of $7,500. Neither Messrs. Dees, Goldberg and Triedman nor Mr. Bernfield, our Chief Executive Officer, receive compensation for their services as directors. We do not provide any per-meeting compensation to any of our directors. All members of our board of directors are reimbursed for their reasonable costs and expenses incurred in attending our board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000, and a member of our board of directors or nominee, an executive officer or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest.

We have adopted a related person transactions policy to address the reporting, review, approval and ratification of transactions with related persons (as defined in Item 404(a) of Regulation S-K under the Securities Act). All related person transactions are reviewed and/or ratified by the audit committee. Directors interested in a related person transaction are required to recuse themselves from any vote of a related person transaction in which they have an interest. Our audit committee considers all relevant facts and circumstances when deliberating such transactions, including whether the terms of the transaction are fair to us and whether the transaction is consistent with, and contributes to, our growth strategy.

The following is a summary of related person transactions since January 1, 2010, other than compensation arrangements which are described under the sections of this prospectus entitled “Management—Executive Compensation” and “Management—Director Compensation.” The related person transactions listed below were all approved by our board of directors.

Strategic Equity Transaction with Lindsay Goldberg

In 2010, we consummated a strategic equity transaction with an affiliate of Lindsay Goldberg LLC (“Lindsay Goldberg”) through which Aviv REIT was formed. Lindsay Goldberg is a private equity investment firm with approximately $9 billion of capital under management that focuses on partnering with entrepreneurial management teams and closely held and family-owned businesses. The firm typically invests in companies in North America and Western Europe in the manufacturing, energy, financial and business services industries. Lindsay Goldberg has an investment structure that permits ownership for up to 20 years.

In connection with the transaction and subsequent investments, Lindsay Goldberg has invested $376.8 million to support our growth and purchase of interests from certain of our limited partners. As a result of the transaction, Lindsay Goldberg owns a majority of the equity of Aviv REIT. Pursuant to the terms of an investment agreement entered into in connection with our initial public offering between Aviv and Lindsay Goldberg (the “Investment Agreement”), Lindsay Goldberg has agreed, among other things, that, while the Investment Agreement is in effect, in connection with any merger to which we are a party, a sale of all or substantially all of our assets, plans of liquidation involving Aviv REIT, or issuances of our capital stock, in each case, to the extent such matter is submitted to a vote of stockholders or included in a consent solicitation of our stockholders, it will cast the number of the total votes it is entitled to cast which represent its implied ownership percentage of the operating partnership in its sole and absolute discretion and will cast any votes in excess of such amount for and against such proposal in the same proportions as our other stockholders that are unaffiliated with Lindsay Goldberg.

In connection with the elimination of dividend rights for options issued under our 2010 Management Incentive Plan in connection with our initial public offering, holders of those options received a profits interest entitling them to a portion of the dividends received by Lindsay Goldberg following our initial public offering. See “Management—Executive Compensation—Equity Awards—Management Equity Interests in LG Aviv L.P.”

Loans to Mr. Insoft

On November 1, 2007, Steven Insoft, our President and Chief Operating Officer, was granted phantom partnership units in Aviv Healthcare Properties Limited Partnership equal to a percentage of the value of units held by certain of the limited partners. The award vests ratably over time and may be settled in cash or in class C units of Aviv Healthcare Properties Limited Partnership. On September 17, 2010 and December 31, 2010, Mr. Insoft’s award was settled in part and Mr. Insoft was awarded class C units representing the vested portion of his award. In addition, we paid Mr. Insoft an amount of cash representing the taxes due on the vested portion of his award. In exchange, Mr. Insoft executed promissory notes payable to us in the aggregate principal amount of $311,748 that accrued interest at the then-applicable long-term Federal rate. On April 29, 2011, Mr. Insoft repaid the promissory notes in full. The aggregate amount repaid was $315,421. From the date of issuance to the date of repayment, Mr. Insoft paid an aggregate of $5,788 of interest on the notes.

Security Deposit Indemnification Agreements

Prior to 2002, certain of the entities that were combined in connection with the formation of our predecessor partnership distributed security deposits paid by certain of their tenants to the owners of those entities in exchange for an agreement by those owners to repay the amounts distributed if and when the applicable tenant became entitled to a return of the security deposit or the deposit was otherwise applied under the applicable lease. These arrangements were kept in place in connection with the formation of our predecessor partnership. As of September 30, 2013, entities controlled by Mr. Bernfield were obligated to potentially reimburse approximately $303,000 and certain members of the Karkomi Estate were obligated to potentially reimburse approximately $1.9 million and other limited partners were obligated to potentially reimburse approximately $674,000.

Sales of Partnership Units

From time to time, our predecessor partnership issued and sold Class E Units and accompanying warrants which were exercisable for Class A Units to JER Aviv Acquisition, LLC, or JER, in connection with investments made by our predecessor partnership. JER constituted a related party at the time such transactions occurred. In particular, on January 2, 2009, our predecessor partnership sold 689,832 Class E Units and accompanying warrants which are exercisable for 689,832 Class A Units to JER for an aggregate purchase price of $6,898,320. On April 17, 2009, our predecessor partnership sold 2,046,306 Class E Units and accompanying warrants which are exercisable for 2,046,306 Class A Units to JER for an aggregate purchase price of $20,463,060. All of the Class E Units held by JER, and certain of the Class F Units held by the Karkomi Estate, were purchased by Aviv REIT and redeemed in connection with our strategic equity transaction with Lindsay Goldberg.

In November 2007, Mr. Insoft was granted phantom Class C Units in our predecessor partnership with a value equal to 5% of the Class C Units as of any date. Of the original phantom Class C Units granted, 80% were vested as of December 31, 2011 and 60% were settled in Class C Units. The remaining 20% of such phantom Class C Units vested on December 31, 2012.

Management Equity Interests in LG Aviv L.P.

In connection with our initial public offering, holders of option awards under the MIP received new equity interests in LG Aviv L.P., the legal entity through which Lindsay Goldberg holds its interest in Aviv REIT, as described above under the section of this prospectus entitled “Management—Executive Compensation—Equity Awards—Management Equity Interests in LG Aviv L.P.”

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our policies with respect to investments, financing and certain other activities. These policies may be amended and revised from time to time at the discretion of our board of directors. The indentures that govern the 2019 Notes and the 2019 Notes and our Revolving Credit Facility limit our ability to make certain investments, incur or guarantee indebtedness or sell our assets. See “Description of Exchange Notes—Covenants” and “Description of Other Indebtedness.”

Investment Policies

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its affiliates. Our overall investment objectives are to maximize returns for our stockholders and to seek to increase cash flow, provide quarterly cash distributions, maximize the value of our properties and acquire properties with cash flow growth potential. Additionally, we will seek to reinvest in our properties and selectively construct new properties. Our business is focused primarily on healthcare properties, principally SNFs, and activities directly related thereto. We have not established a specific policy regarding the relative priority of our investment objectives, although we expect to continue to focus our investments primarily on healthcare properties and, in particular, SNFs. We currently lease our properties to our operators pursuant to long-term triple-net leases which require the operator to bear all of the costs associated with the property.

We expect to pursue our investment objectives through the ownership of properties by our subsidiaries, but may also make investments in other entities, including joint ventures. We currently intend to focus on acquiring SNFs in those areas in which we own and also strategically select new markets when opportunities are available that meet our investment criteria. We anticipate that future investment activity will be focused primarily in the United States, but will not be limited to any geographic area. We intend to engage in such future investment activities in a manner that is consistent with requirements applicable to REITs for U.S. federal income tax purposes. Provided we comply with these requirements, however, there are no limitations on the percentage of our assets that may be invested in any one real estate asset.

We may enter into joint ventures from time to time, if we determine that doing so would be the most effective means of raising capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring properties, or a combination of these methods. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

We do not have a specific policy as to the amount or percentage of our assets which will be invested in any specific property or leased to any particular operator, but anticipate that our real estate investments will continue to be diversified among a relatively large number of facilities and operators. As of September 30, 2013, our portfolio of investments consists of 263 properties located in 29 states leased to 36 operators.

From time to time, we may make investments or agree to terms that support the objectives of our operators without necessarily maximizing our short-term financial return, which may allow us to build long-term relationships and acquire properties otherwise unavailable to our competition. We believe these dynamics create long-term, sustainable relationships and, in turn, profitability for us.

Purchase, Sale and Construction of Properties

Our policy is to acquire properties primarily for the generation of current income and long-term value. We will sell certain properties where our management determines such properties do not fit our strategic objectives or where such action would be in the best interest of our company. From time to time, we may also engage in strategic new construction. This may involve replacing or renovating properties in our portfolio or identifying new sites or land on which to build new buildings that present an attractive opportunity and complement our existing portfolio.

Investments in Real Estate Mortgages

While we emphasize equity real estate investments in healthcare real estate properties, we may invest in mortgages and other real estate interests consistent with the rules applicable to REITs. The mortgages in which we may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. Investments in real estate mortgages are subject to the risk that one or more borrowers may default and that the collateral securing mortgages may not be sufficient to enable us to recover our full investment.

Investments in Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the gross income and asset requirements required for REIT qualification, we may, but do not presently intend to, invest in securities of entities engaged in real estate activities or securities of other issuers (normally partnership interests, limited liability company interests or other joint venture interests in special purpose entities owning properties), including for the purpose of exercising control over such entities. We may acquire some, all or substantially all of the securities or assets of other REITs or entities engaged in real estate activities where such investment would be consistent with our investment policies and the REIT requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests we must meet in order to qualify as a REIT under the Code. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the 1940 Act, and we would generally divest appropriate securities before any such registration would be required.

Financing Policies

We employ leverage in our capital structure in amounts that we determine from time to time. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. Our charter and bylaws do not limit the amount of debt that we may incur. Our board of directors has not adopted a policy limiting the total amount of debt that we may incur nor do they restrict the form in which our indebtedness will be taken (including secured or unsecured debt, recourse or non-recourse debt, cross collateralized debt, etc.). We may from time to time modify our leverage profile in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

To the extent that our board of directors or management determines that it is necessary to raise additional capital, we may borrow under our credit facilities, issue debt or equity securities, including additional partnership units, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes), assume secured indebtedness, obtain mortgage financing on a portion of our owned properties, engage in joint ventures, issue other types of securities, or employ a combination of these methods.

Other Policies

We may, but do not presently intend to, make investments other than as previously described. We may offer shares of our common stock or other equity or debt securities in exchange for cash or property and to repurchase or otherwise re-acquire shares of our common stock or other equity or debt securities in exchange for cash or property. We may issue preferred stock from time to time, in one or more classes or series, as authorized by our board of directors. We have not engaged in trading, underwriting or the agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in a manner consistent with the REIT requirements of the Code unless, because of business circumstances or changes in the Code (or the Treasury regulations promulgated thereunder), our board of directors determines that it is no longer in our best interests for us to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act. Our policies with respect to such activities may be reviewed and modified from time to time by our board of directors.

Lending Policies

We do not have a policy limiting our ability to make loans to other persons. Subject to REIT qualification rules, we may make loans to third parties. We currently have outstanding capital improvement loans and secured loans to operators. We also may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold or we may consider making loans to joint ventures in which we or they participate or may participate in the future. We have not engaged in any significant lending activities in the past nor do we currently intend to in the future. We may choose to guarantee the debt of certain joint ventures with third parties. Consideration for those guarantees may include, but are not limited to, fees, long-term management contracts, options to acquire additional ownership and promoted equity positions. Our board of directors may, in the future, adopt a lending policy.

Reporting Policies

As a public company, Aviv REIT is subject to the information reporting requirements of the Exchange Act, pursuant to which we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See “Where You Can Find More Information.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain ownership information with respect to the common stock of Aviv REIT and the limited partnership units of Aviv Healthcare Properties Limited Partnership (“OP Units”), which are redeemable for cash or, at Aviv REIT’s option, shares of common stock of Aviv REIT, in each case as of November 18, 2013 for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock or OP Units, all named executive officers and directors, individually, our Chief Financial Officer and Treasurer and all executive officers and directors, as a group. There were 36 and 208 record holders of our common stock and OP Units as of November 18, 2013, respectively.

Aviv Healthcare Properties Limited Partnership is the beneficial owner of 100% of Aviv Healthcare Capital Corporation’s common stock. The address for Aviv Healthcare Properties Limited Partnership and each of our executive officers and directors is c/o Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, IL 60606.

	Shares/OP Units Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Named Executive Officers and Directors:
Craig M. Bernfield (3)	6,265,729	14.3%
Steven J. Insoft (4)	1,460,644	3.7%
Samuel H. Kovitz (5)	699,997	1.8%
Mark L. Wetzel	—	—
Norman R. Bobins (6)	34,389	*
Michael W. Dees	—	—
Alan E. Goldberg (7)	21,653,813	57.6%
Susan R. Lichtenstein (8)	3,250	*
Mark B. McClellan (8)	3,250	*
Sharon O’Keefe (8)	3,250	*
Mark J. Parrell (8)	3,250	*
Ben W. Perks (9)	34,889	*
James H. Roth (10)	33,291	*
J. Russell Triedman	—	—
All executive officers and directors as a group (18 persons) (11)	31,329,523	66.9%
5% Stockholders:
Craig M. Bernfield (3)	6,265,729	14.3%
LG Aviv L.P. (7)	21,653,813	57.6%
Karkomi Estate (12)	5,432,759	12.6%

*	Less than 1%
(1)	In accordance with SEC rules, beneficial ownership includes: (i) all shares the investor actually owns beneficially or of record; (ii) all shares over which the investor has or shares voting or dispositive control; and (iii) all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days). Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock and OP Units beneficially owned.
(2)	Percentage ownership is determined based on a total of 49,257,443 shares of our common stock and OP Units outstanding as of November 18, 2013, comprised of 37,602,768 shares of Aviv REIT common stock and 11,654,675 OP Units which may be redeemed at the option of the holder or, at our option and subject to certain limits, exchanged for shares of our common stock. The total number of OP Units outstanding used in calculating this percentage for each individual, entity or for directors and executive officers as a group assumes that none of the OP Units (other than the OP Units held by such individual, entity or group) are exchanged for shares of our common stock.

(3)	Includes 3,307,726 OP Units and 2,760,954 options. A total of 17,851 of such OP Units are held by Mr. Bernfield subject to a phantom unit award grant to Mr. Insoft.
(4)	Includes 87,991 OP Units and 1,277,845 options. All of such OP Units are held by Steven J. Insoft Investments, L.L.C., which is 99% owned by Mr. Insoft and 1% owned by his wife, Susan M. Insoft. Such OP Units are also pledged as collateral to secure a loan in favor of Mr. Insoft.
(5)	Includes 45,905 OP Units and 581,658 options.
(6)	Includes 3,250 shares of restricted stock and 28,912 options.
(7)	LG Aviv L.P. is the direct owner of the shares. Mr. Goldberg and Robert D. Lindsay indirectly have shared control over LG Aviv L.P. By virtue of this relationship, they may be deemed to have or share beneficial ownership of securities held by LG Aviv L.P. Mr. Goldberg and Mr. Lindsay expressly disclaim beneficial ownership of such securities, except to the extent of their pecuniary interests therein. The address for Mr. Goldberg and LG Aviv L.P. is c/o Lindsay Goldberg LLC, 630 Fifth Avenue, 30th Floor, New York, New York 10111.
(8)	Reflects 3,250 shares of restricted stock.
(9)	Includes 3,750 shares of restricted stock and 28,912 options.
(10)	Reflects 30,041 OP Units and 3,250 shares of restricted stock.
(11)	Includes 23,750 shares of restricted stock, 3,549,951 OP Units and 5,695,672 options.
(12)	Reflects (i) 60,227 OP Units held by the Zev Karkomi Revocable Trust, the trustees of which are Shifra Karkomi, Ari Ryan and Fred Brody, including 17,851 OP Units that are held by the Zev Karkomi Revocable Trust subject to a restricted stock unit grant to Mr. Insoft, (ii) 847,937 OP Units held by the SK 2011-C Annuity Trust u/a/d 10/1/09, the trustees of which are Ari Ryan and Leticia Chavez, and (iii) 4,524,595 OP Units held by other members of the Karkomi Estate. The address of the Zev Karkomi Revocable Trust, the SK 2011-C Annuity Trust u/a/d 10/1/09 and the other members of the Karkomi Estate is c/o Aviv REIT, Inc., 303 W. Madison Street, Suite 2400, Chicago, IL 60606.

DESCRIPTION OF OTHER INDEBTEDNESS

7  3⁄4% Senior Notes due 2019

In February 2011, April 2011 and March 2012, the Issuers issued an aggregate of $400 million of 7  3⁄4% Senior Notes due 2019 (the “2019 Notes”) in a series of private placements. The Issuers subsequently conducted exchange offers in which all of the 2019 Notes issued in the aforementioned private placements were exchanged for freely tradable notes that have been registered under the Securities Act. The obligations under the 2019 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT and certain of our existing and, subject to certain exceptions, future subsidiaries.

The 2019 Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The 2019 Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment dates of February 15 and August 15 of each year. A premium of $2.75 million and $1.00 million was associated with the offering of the $100 million of 2019 Notes on April 5, 2011 and the $100 million of 2019 Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The net proceeds from the offerings of the 2019 Notes were used to repay certain indebtedness and, together with proceeds from additional equity investments made by our stockholders, to fund pending investments.

The 2019 Notes are redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after February 15, 2015, at the redemption prices set forth in the indenture governing the 2019 Notes, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to February 15, 2015, the Issuers may redeem all or a portion of the 2019 Notes at a redemption price equal to 100% of the principal amount of the 2019 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to February 15, 2014, the Issuers may redeem up to 35% of the principal amount of the 2019 Notes, using the proceeds of specific kinds of equity offerings, at a redemption price of 107.75% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

The indenture governing the 2019 Notes contains restrictive covenants that, among other things, restrict the ability of Aviv REIT, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or other distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) create liens on their assets; (vii) enter into transactions with affiliates; (viii) merge or consolidate or sell all or substantially all of their assets; and (ix) pay dividends or other amounts to Aviv REIT. The indenture governing the 2019 Notes also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2019 Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding 2019 Notes may become due and payable immediately.

Revolving Credit Facility

On March 26, 2013, we, through an indirectly-owned subsidiary, entered into a $300 million secured revolving credit facility and a $100 million secured delayed-draw term loan with Bank of America, N.A. (collectively, as amended from time to time, the “Revolving Credit Facility”). On April 16, 2013, we converted the entire $100 million term loan into a secured revolving credit facility, thereby terminating the term loan and any availability thereunder and increasing the amount available under the secured revolving credit facility from $300 million to $400 million. The Revolving Credit Facility also has an accordion feature that may allow us to increase the availability thereunder by an additional $100 million to $500 million. The Revolving Credit Facility had an outstanding balance of $95.0 million as of September 30, 2013. Subsequent to September 30, 2013, we have drawn an additional $40.0 million under the Revolving Credit Facility. We used approximately $135.0 million of the net proceeds from the sale of the Old Notes to repay the entire outstanding balance under our Revolving Credit Facility.

On each payment date, we pay interest only in arrears on any outstanding principal balance of the Revolving Credit Facility. The Revolving Credit Facility bears interest at the rate of LIBOR plus a margin of 235 basis points to 300 basis points, depending on our leverage ratio, and the interest rate was 2.53% at September 30, 2013. The initial term of the Revolving Credit Facility expires on March 26, 2016 with a one-year extension option provided that certain conditions precedent are satisfied. The proceeds from the Revolving Credit Facility are available for general corporate purposes.

The amount available for us to borrow under the Revolving Credit Facility is subject to the lesser of the aggregate mortgage ability amount for each of the properties that form the borrowing base of the facility and the aggregate collateral value amount of the borrowing base assets. The Revolving Credit Facility may be repaid from time to time at our option, and amounts repaid under the Revolving Credit Facility may be redrawn. An unused fee equal to 50 basis points of the unused balance on the Revolving Credit Facility is due quarterly.

Our ability to borrow under the Revolving Credit Facility is subject to our ongoing compliance with a number of customary restrictive covenants, including:

•	a leverage ratio (defined as consolidated total indebtedness to total asset value) of less than 60%,

•	a minimum fixed charge coverage ratio (defined as consolidated earnings before interest, taxes, depreciation and amortization to consolidated fixed charges) of 1.50:1.00,

•	a minimum tangible net worth equal to at least $350.0 million plus 80% of the net proceeds of any additional equity issuances, and

•	a minimum rent coverage ratio of greater than or equal to 1.30:1.00.

Under the Revolving Credit Facility, our distributions may not exceed the greater of (i) 95% of our Adjusted Funds From Operations or (ii) the amount required for us to qualify and maintain our status as a REIT. If a default or event of default occurs and is continuing, we may be precluded from making certain distributions.

We and certain of our subsidiaries guarantee the obligations under the Revolving Credit Facility and certain of our subsidiaries have pledged specified assets (including real property), stock and other interests as collateral for the obligations.

Other Indebtedness

In June 2012, we, through an indirectly owned subsidiary, assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. A premium of $2.4 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term. As of September 30, 2013, the balance of such loan was $11.3 million (excluding $2.4 million of net debt premium balance).

DESCRIPTION OF EXCHANGE NOTES

Any Old Note that remains outstanding after the completion of the exchange offer, together with the Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. As used in this “Description of Exchange Notes,” except as otherwise specified or the context otherwise requires, the Old Notes and the Exchange Notes are referred to together as the “Notes.”

The following is a summary of the material provisions of the indenture governing the Notes dated October 16, 2013 among Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. It does not restate that agreement, and we urge you to read the indenture in its entirety, which is available upon request to Aviv REIT at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus, because it, and not this description, defines your rights as a noteholder.

You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Partnership” as used in this section refers only to Aviv Healthcare Properties Limited Partnership and not any of its subsidiaries, the term “Issuers” as used in this section refers only to Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation and not to any of their subsidiaries and the term “Aviv REIT” or “Parent” as used in this section refers only to Aviv REIT, Inc. and not to any of its subsidiaries.

General

On October 16, 2013, the Issuers issued $250.0 million aggregate principal amount of 6% Senior Notes due 2021. The Notes are unsecured senior obligations of the Issuers and will mature on October 15, 2021. The Notes bear interest at a rate of 6% per annum, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 2014.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, in accordance with the terms of the indenture.

Interest on the Notes will accrue from October 16, 2013. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not pay interest on Old Notes tendered and accepted for exchange.

The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers are entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants” and applicable law, the Issuers are entitled to issue additional notes under the indenture. The Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.

Guaranties and Subsidiary Guarantors

The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT and the existing and (subject to certain exceptions) future subsidiaries of the Partnership that guarantee our 2019 Notes, our Revolving Credit Facility or any permitted refinancing thereof (such subsidiaries are referred to herein as “Subsidiary Guarantors”). Certain of the Subsidiary Guarantors are borrowers under our Revolving

Credit Facility, and the Subsidiary Guaranties of such Subsidiary Guarantors are effectively subordinated to the obligations of such Subsidiary Guarantors under the Revolving Credit Facility or any permitted refinancing thereof to the extent of the value of the collateral securing such obligations. The other subsidiaries of the Partnership that hold real property but that do not guarantee our 2019 Notes or our Revolving Credit Facility (including permitted refinancings thereof) are referred to herein as “Real Property Non-Guarantor Subsidiaries”. The Notes will not be guaranteed by the Real Property Non-Guarantor Subsidiaries, any Unrestricted Subsidiaries we may create in the future or any future Restricted Subsidiaries that do not otherwise guarantee (or become a co-borrower in respect of) Indebtedness of the Issuers or of a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty). As of the date of this prospectus, there are no Unrestricted Subsidiaries.

After giving pro forma effect to the sale of the Old Notes and the use of proceeds therefrom, our revenues attributable to the properties held by the Subsidiary Guarantors would have been $120.0 million for the twelve months ended September 30, 2013 and, as of September 30, 2013, these properties would have accounted for 90.3% of our total real estate investments, net of accumulated depreciation. After giving pro forma effect to the sale of the Old Notes and the use of proceeds therefrom, as of September 30, 2013, the Subsidiary Guarantors would have had $179.5 million in secured borrowings available under our Revolving Credit Facility given the borrowing base requirements of the facility. Our revenues attributable to the properties held by the Real Property Non-Guarantor Subsidiaries were $7.0 million for the twelve months ended September 30, 2013 and, as of September 30, 2013, these properties accounted for 9.7% of our total real estate investments, net of accumulated depreciation. As of September 30, 2013, the Real Property Non-Guarantor Subsidiaries had aggregate mortgage indebtedness to third parties of approximately $11.3 million (excluding $2.4 million of net debt premium balance).

The guarantees of Aviv REIT and the Subsidiary Guarantors will be unconditional regardless of the enforceability of the Notes and the indenture. Subject to certain exceptions, each future Restricted Subsidiary that subsequently guarantees Indebtedness of the Issuers or of a Subsidiary Guarantor (or the applicable Subsidiary Guaranty) will be required to execute a Subsidiary Guaranty. See “—Covenants—Future Guaranties by Restricted Subsidiaries.”

Pursuant to the indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Covenants—Consolidation, Merger and Sale of Assets” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Covenants—Limitation on Asset Sales”; provided, however, that, in the case of a consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Parent, the Issuers or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1)	the sale (including any sale pursuant to any exercise or remedies by a holder of Indebtedness of the Company or of a Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Parent; or

(2)	the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Parent or a Subsidiary of the Parent and as permitted by the indenture and if in connection therewith the Parent provides a certificate to the trustee to the effect that the Parent will comply with its obligations described below under “—Covenants—Limitation on Asset Sales” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

The Subsidiary Guaranty of a Subsidiary Guarantor also will be released under specified circumstances, including in connection with a disposition of a Subsidiary Guarantor’s Capital Stock if various conditions are satisfied. See “—Covenants—Future Guaranties by Restricted Subsidiaries.”

Optional Redemption

Optional Redemption. Except as described below, the Issuers are not entitled to redeem any Notes prior to October 15, 2017. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on and after October 15, 2017, upon not less than 30 days’ nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on October 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Redemption Price
2017	103.000%
2018	101.500%
2019 and thereafter	100.000%

Prior to October 15, 2017, the Issuers will be entitled, at their option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be delivered to each holder’s registered address or as otherwise provided in accordance with the procedures of DTC, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on October 15, 2017 (such redemption price being described in the first paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through October 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after October 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated by the Issuers on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to October 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to October 15, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns, Morgan Stanley & Co. LLC and its successors and assigns, Goldman, Sachs & Co. and its successors and assigns and Citigroup Global Markets Inc. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2016, the Issuers are entitled, at their option, to use an amount equal to all or a portion of the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (together with any additional notes) issued under the indenture at a redemption price of 106% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:

(1)	at least 65% of the principal amount of Notes originally issued under the indenture remains outstanding immediately after such redemption; and

(2)	the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

The Issuers or their Affiliates are entitled to acquire Notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the Notes are being sold and may be less than any redemption price then in effect and could be for cash or other consideration.

Selection and Notice of Redemption for Optional Redemptions

In the event that the Issuers elect to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate (or, in the case of Notes in global form, beneficial interests in such Notes may be selected by the applicable clearing system in accordance with its customary procedures).

No Notes of a principal amount of $2,000 or less will be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Notes in global form, beneficial interests in such Notes may be selected by the applicable clearing system in accordance with its customary procedures). Notice of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address (and, in the case of Notes in global form, in accordance with the applicable clearing system’s procedures) except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to the completion of an Equity Offering. Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the Notes.

Ranking

The Notes are senior unsecured obligations of the Issuers, and rank equally in right of payment with other existing and future unsecured senior Indebtedness of the Issuers. The Notes are effectively subordinated to all of the Issuers’ and the Subsidiary Guarantors’ secured Indebtedness, including the Revolving Credit Facility (and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Revolving Credit Facility) and any permitted refinancing thereof, to the extent of the value of the collateral securing such obligations. The Notes are structurally subordinated to all Indebtedness of the Real Property Non-Guarantor Subsidiaries. See “—Guaranties and Subsidiary Guarantors” for a description of which entities will guarantee the Notes.

As of September 30, 2013, after giving pro forma effect to the sale of the Old Notes and the use of proceeds therefrom (but not giving effect to any other transactions occurring after September 30, 2013):

(1)	the Issuers and Subsidiary Guarantors, on a consolidated basis, would have had approximately $661.3 million of Indebtedness outstanding, including the Notes;

(2)	the Issuers and Subsidiary Guarantors would have had $176.5 million in secured borrowings available under our Revolving Credit Facility given the borrowing base requirements of the facility (all of which would be effectively senior to the Notes to the extent of the value of the underlying assets); and

(3)	the Real Property Non-Guarantor Subsidiaries would have had $11.3 million of Indebtedness outstanding, excluding $2.4 million of net debt premium balance (all of which would have been structurally senior to the Notes).

Suspension of Covenants

During a Suspension Period, the Parent and its Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture:

•	“—Covenants—Limitation on Indebtedness”;

•	“—Covenants—Maintenance of Total Unencumbered Assets”;

•	“—Covenants—Limitation on Restricted Payments”;

•	“—Covenants—Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries”;

•	“—Covenants—Future Guaranties by Restricted Subsidiaries”;

•	“—Covenants—Limitation on Transactions with Affiliates”;

•	“—Covenants—Limitation on Asset Sales”; and

•	clause (3) of the “Consolidation, Merger and Sale of Assets” covenant.

All other provisions of the indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder.

“Suspension Period” means any period:

(1)	beginning on the date that:

(A)	the Notes have Investment Grade Status;

(B)	no Default or Event of Default has occurred and is continuing; and

(C)	the Issuers have delivered an officers’ certificate to the trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2)	ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.

On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (11) under the third paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Adjusted Funds From Operations during the Suspension Period for the purpose of the first bullet under clause (C) of the first paragraph of such covenant, and (y) the items specified in the five bullets under clause (C) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as a Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that is of the type described in the third paragraph of the “Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clause (2) of the such third paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such third paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the third paragraph of the “Limitation on Restricted Payments” covenant, shall be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any covenant that is suspended solely as a result of any actions taken by the Parent, the Issuers or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of the “—Maintenance of Total Unencumbered Assets” covenant, if the Issuers and their Restricted Subsidiaries are not in compliance with such covenant as of a Reversion Date, no Default or Event of Default will be deemed to have occurred for up to 120 days following the Reversion Date, provided that neither the Issuers nor any of their Restricted Subsidiaries shall incur any Secured Indebtedness until such time that the requirements of such covenant have been satisfied.

Covenants

The indenture contains, among others, the following covenants:

Limitation on Indebtedness

(1)	The Parent will not Incur any Indebtedness (including Acquired Indebtedness) other than the guarantees issued on the Issue Date, other Indebtedness existing on the Issue Date, and guarantees of Indebtedness of the Issuers or any other Restricted Subsidiary of the Parent provided such Indebtedness is permitted by and Incurred in accordance with this covenant. The Parent will not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis is greater than 60% of Adjusted Total Assets.

(2)	The Issuers will not, and will not permit any of their Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3)	The Parent will not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and their Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(4)	Notwithstanding paragraphs (1), (2) or (3) above, the Parent or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(A)	Indebtedness of the Parent, the Issuers or any of the Subsidiary Guarantors outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed $500 million;

(B)	Indebtedness of the Issuers or any of their Restricted Subsidiaries owed to:

•	the Issuers evidenced by an unsubordinated promissory note, or

•	any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)	Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed primarily to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(D)	Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

•	used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control,

•	used to redeem all the Notes as described above under “Optional Redemption,”

•	deposited to defease the Notes as described below under “Defeasance,” or

•	deposited to discharge the obligations under the Notes and indenture as described below under “Satisfaction and Discharge”;

(E)	(i) Guarantees by the Parent of Indebtedness of the Issuers or any of the Subsidiary Guarantors, (ii) Guarantees by any Restricted Subsidiaries of the Issuers of Indebtedness of the Issuers provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Future Guaranties by Restricted Subsidiaries” covenant described below, and (iii) any Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(F)	Existing Indebtedness;

(G)	Indebtedness represented by the Notes and the Guaranties issued on the Issue Date and the exchange notes and related exchange guarantees to be issued in exchange for such Notes and Guaranties pursuant to the registration rights agreement;

(H)	Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(I)	Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(J)	Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(K)	Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(L)	Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(M)	Guarantees (a) incurred in the ordinary course of business or (b) constituting Investments that are (i) included in the calculation of the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, (ii) made pursuant to clause (10) under the third paragraph under the “—Limitation on Restricted Payments” covenant or (iii) made in reliance on clause (9) or (18) of the definition of “Permitted Investments”;

(N)	Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions of paragraphs (1), (2) or (3) of this covenant or clauses (F), (G), (N), (O) or (P) of this paragraph (4);

(O)	Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount at any time outstanding not to exceed, when taken together with all then outstanding net Investments in Unrestricted Subsidiaries and joint ventures made in reliance on clause (9) of the definition of “Permitted Investments,” the greater of $37.5 million and 2.5% of the Adjusted Total Assets of such Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (N) above in respect of Indebtedness incurred under this clause (O) shall be deemed to have been incurred under this clause (O) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (O); or

(P)	additional Indebtedness of the Issuers and Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $40 million and 3.0% of the Parent’s Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (N) above in respect of Indebtedness incurred under this clause (P) shall be deemed to have been incurred under this clause (P) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (P).

(5)	Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(6)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant,

•	Indebtedness Incurred and outstanding under the Revolving Credit Facility on the Issue Date (after giving effect to any repayments occurring on the Issue Date) shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this “Limitation on Indebtedness” covenant, and

•	Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (P) of paragraph (4) above or is entitled to be incurred pursuant to paragraphs (1), (2) and (3) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that the Issuers would be entitled to have incurred any then outstanding Indebtedness under paragraphs (1), (2) and (3) of this covenant, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Maintenance of Total Unencumbered Assets

The Issuers and their Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis.

Limitation on Restricted Payments

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other distribution on or with respect to Capital Stock of the Parent or of any Restricted Subsidiary of the Parent held by Persons other than the Parent or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) and (ii) pro rata dividends or other distributions made by a Subsidiary that is not wholly owned to minority stockholders (or owners of equivalent interests in the event the Subsidiary is not a corporation);

(2)	purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Parent held by any Person (other than a Restricted Subsidiary of the Parent);

(3)	make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among the Parent, the Issuers or any of the Subsidiary Guarantors and (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase; or

(4)	make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)	a Default or Event of Default shall have occurred and be continuing,

(B)	the Issuers could not Incur at least $1.00 of Indebtedness in compliance with both paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant, or

(C)	the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after February 4, 2011 shall exceed the sum of, without duplication:

•	95% of the aggregate amount of the Adjusted Funds From Operations (or, if the Adjusted Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2011 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant (or if no such reports have yet been required to be filed with the SEC pursuant to the indenture, for which internal financial statements are available), plus

•	100% of the aggregate Net Cash Proceeds received by the Parent after February 4, 2011 from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by the indenture of Indebtedness of the Parent or any of its Restricted Subsidiaries for cash subsequent to February 4, 2011 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Parent but excluding any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes, plus

•	an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after February 4, 2011 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

•	the fair market value of noncash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Parent utilized pursuant to clauses (3) or (4) of the second succeeding paragraph) of the Parent subsequent to February 4, 2011 (including upon conversion or exchange of the Common Units for Capital Stock of the Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus

•	without duplication, in the event the Parent or any Restricted Subsidiary of the Parent makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Parent, an amount not to exceed the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person and treated as a Restricted Payment.

Notwithstanding the foregoing, the Parent and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) that is necessary to maintain the Parent’s status as a REIT under the Code if (i) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets and (ii) no Default or Event of Default shall have occurred and be continuing.

As of September 30, 2013, there was approximately $416.9 million available for Restricted Payments pursuant to the foregoing clause (C).

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend or other distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the foregoing paragraph;

(2)	the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or to a Subsidiary Guaranty including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred in compliance with paragraph (1), (2) or (3) or pursuant to clause (N) of paragraph (4) of the “—Limitation on Indebtedness” covenant;

(3)	(a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than any Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary of the Parent or to an employee stock ownership plan or any trust established by the Parent) or from substantially concurrent contributions to the equity capital of the Parent (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (3) shall be excluded from the amount described in the second bullet of clause (4)(C) of this covenant;

(4)	the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor in exchange for, or out of the proceeds of, an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Parent within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;

(5)	payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Parent;

(6)

the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Parent held by any current or former officer, director, consultant or employee of the Parent or any of its Restricted Subsidiaries (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Parent and its Restricted Subsidiaries pursuant to this clause (6) shall not exceed $7.5 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over for one additional calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the net cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent, in each case, to officers, directors, consultants or employees of the Parent or any of its Subsidiaries that occurs after the Issue Date, to the extent such cash proceeds (i) have not otherwise been and are not thereafter applied to permit the payment of any other Restricted Payment or (ii) are not attributable to loans made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Parent and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6); provided further, however, that cancellation of Indebtedness owing to the Parent from members of management of the Parent or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of the Parent shall not be deemed to constitute a Restricted Payment for purposes of the indenture;

(7)	the repurchase of Capital Stock deemed to occur (i) upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof, and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

(8)	upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the Offer to Purchase (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(9)	within 90 days after completion of any offer to repurchase Notes pursuant to the covenant described above under the caption “—Limitation on Asset Sales” (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(10)	the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent; or

(11)	additional Restricted Payments in an aggregate amount not to exceed $30 million;

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

The net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant and clause (1) of the immediately preceding paragraph shall be included in calculating whether the conditions of clause (C) of the first paragraph of this covenant have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (2) through (11) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of clause (C) of the first paragraph of this covenant have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this covenant, the Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted

Payment among the categories described in clauses (1) through (11) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this covenant (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Parent or any of its Restricted Subsidiaries,

•	pay any Indebtedness owed to the Parent or any other Restricted Subsidiary,

•	make loans or advances to the Parent or any other Restricted Subsidiary, or

•	transfer its property or assets to the Parent or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing under, by reason of or with respect to, the indenture, the Notes, the Guaranties, the 2019 Notes, the Revolving Credit Facility and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially less favorable, taken as a whole, to the holders of the Notes than those in effect on the Issue Date;

(2)	existing under, by reason of or with respect to any other Credit Facility of the Issuers permitted under the indenture; provided, however, that the encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially less favorable, taken as a whole, to the holders of the Notes than those contained in any of the Revolving Credit Facility (with respect to other credit agreements) or the indenture (with respect to other indentures), in each case as in effect on the Issue Date;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(4)	existing with respect to any Person or the property or assets of such Person acquired by the Parent or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;

(5)	existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements to the extent they are limited in application to the Restricted Subsidiary party to such agreement;

(6)	in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

•	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

•	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary not otherwise prohibited by the indenture,

•	existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

•	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;

(7)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(8)	existing under, by reason of or with respect to Indebtedness permitted to be incurred pursuant to paragraph (4)(N) of the covenant described under “—Limitation on Indebtedness;” provided, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced; and

(9)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

•	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

•	the encumbrance or restriction is not materially less favorable, taken as a whole, to the holders of the Notes than is customary in comparable financings (as determined by the good faith judgment of the Parent), and

•	the Parent, in its good faith, determines that such an encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Parent or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Future Guaranties by Restricted Subsidiaries

The Parent will not permit any Restricted Subsidiary of the Issuers, directly or indirectly, to Guarantee any Indebtedness of the Issuers or of a Subsidiary Guarantor (“Guaranteed Indebtedness”), unless in either case such Restricted Subsidiary within 30 calendar days executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guaranty by such Restricted Subsidiary; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. The Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 calendar day period described above.

If the Guaranteed Indebtedness:

•	ranks equally with the Notes (or the applicable Subsidiary Guaranty) in right of payment, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guaranty issued pursuant to this covenant in right of payment; or

•	is subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty), then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guaranty issued pursuant to this covenant at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes (or the applicable Subsidiary Guaranty).

Any such Subsidiary Guaranty by a Restricted Subsidiary issued pursuant to this covenant shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(1)	upon any sale, exchange or transfer (including by way of merger or consolidation), to any Person not a Subsidiary of the Parent, of Capital Stock held by the Parent and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of the Parent,

(2)	in connection with the merger or consolidation of such Restricted Subsidiary with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),

(3)	if the Parent properly designates such Restricted Subsidiary as an Unrestricted Subsidiary under the indenture,

(4)	upon the Legal Defeasance (as defined below) or Covenant Defeasance (as defined below) or satisfaction and discharge of the indenture,

(5)	upon a liquidation or dissolution of such Restricted Subsidiary permitted under the indenture, or

(6)	upon the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent or any of its Restricted Subsidiaries, in each case involving consideration in excess of $3.75 million, except upon terms that are not materially less favorable, taken as a whole, to the Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions (A) approved by a majority of the disinterested directors of the Board of Directors of the Parent or (B) for which the Parent or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;

(2)	any transaction solely between the Parent and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(3)	the payment of reasonable fees and compensation to, and indemnification and similar arrangements on behalf of, current, former or future directors of the Parent or any Restricted Subsidiary;

(4)	the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent;

(5)	any Restricted Payments not prohibited by the “—Limitation on Restricted Payments” covenant;

(6)	any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplemental thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and the Restricted Subsidiaries, taken as a whole, at the time executed than the original agreement or arrangements as in effect on the date of the indenture;

(7)	any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Parent or any Restricted Subsidiary with current, former or future officers and employees of the Parent or such Restricted Subsidiary and the payment of compensation to officers and employees of the Parent or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(8)	loans and advances to officers and employees of the Parent or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business and consistent with past practice;

(9)	transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Capital Stock of, or controls such Person; or

(10)	any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (10) of the immediately foregoing paragraph:

•	the aggregate amount of which exceeds $15 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

•	the aggregate amount of which exceeds $37.5 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)	the consideration received by the Parent or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)	at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, that, with respect to the sale of one or more properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities of the Parent or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(b)	any securities, notes or other obligations received by the Issuers or any such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(c)	any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $30 million and (y) 2.0% of the Parent’s Adjusted Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds to:

(1)	prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuers or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Parent or an Affiliate of the Parent);

(2)	make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if, in the case of an Investment, such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3)	prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuers or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if the Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers will equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid;

(4)	fund all or a portion of an optional redemption of the Notes as described under “—Optional Redemption”;

(5)	make one or more capital expenditures;

(6)	acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7)	undertake any combination of the foregoing;

provided, that the Parent will be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Parent or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire Replacement Assets in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such excess Net Cash Proceeds, the Parent may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such excess Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365 day period as set forth in this paragraph and not so applied by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $15 million, the Issuers shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Parent may use such Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate purchase price of the Notes and the other Pari Passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Parent shall select the Notes to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Offer to Purchase, the amount of Excess Proceeds shall be reset at zero. The Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with the indenture). Nothing in this paragraph shall preclude the Issuers from making an Offer to Purchase even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals less than $15 million.

Consolidation, Merger and Sale of Assets

The Parent will not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

(1)	the Parent shall be the continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture);

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness in compliance with both paragraphs (1) and (3) of the “—Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and

(4)	the Parent delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Restricted Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Parent; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

The Parent will not permit the Issuers or any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	the resulting, surviving or transferee Person (if not such Issuer or such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary was organized or under the laws of the United States of America or any state or jurisdiction thereof, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or Subsidiary Guarantor, as applicable, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its assets (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Parent provides an Officers’ Certificate to the trustee to the effect that the Parent will comply with its obligations under the covenant described under “—Limitation on Asset Sales;”

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Parent delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of the Parent or an Affiliate of the Parent or a Restricted Subsidiary of the Parent or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuers or the Parent, or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

Repurchase of Notes upon a Change of Control

The Issuers shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the Payment Date.

There can be no assurance that the Issuers will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuers that might be outstanding at the time). The above covenant requiring the Issuers to repurchase the Notes will, unless consents are obtained, require the Issuers to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

The Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if notice of redemption has been given pursuant to “Optional Redemption” above. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Parent and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and the Parent. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “—Covenants—Limitations on Indebtedness.” Such restrictions in the indenture can be waived only with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The Revolving Credit Facility provides that the occurrence of certain change of control events with respect to the Parent would constitute a default thereunder. Future credit agreements that the Parent enters into may contain similar provisions. Such defaults could result in amounts outstanding under the Revolving Credit Facility and such other agreements being declared immediately due and payable or lending commitments being terminated.

The definition of Change of Control includes a phrase relating to the sale, exchange or other transfer of “all or substantially all” of the properties or assets of the Parent and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, exchange or other transfer of less than all of the assets of the Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain. Because the Parent and its Subsidiaries are in the business of leasing their assets, the lease of all or substantially all of the assets of the Parent and its Subsidiaries would not constitute a Change of Control.

The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

SEC Reports and Reports to Holders

Whether or not the Parent is then required to file reports with the SEC, the Parent shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the trustee and upon written request supply copies of such documents and reports to any holder and shall post such documents and reports on the Parent’s public website. The Parent shall supply the trustee and each holder, without cost to such holder, copies of such reports and other information.

So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of the Parent is an Unrestricted Subsidiary or (y) the Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers and, in either case, such Unrestricted Subsidiary or other assets taken together would represent 5% or more of the Total Assets of the Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Parent.

Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations under this covenant for purposes of clause (4) under “Events of Default” until 30 days after the date any report hereunder is due.

Events of Default

Events of Default under the indenture include the following:

(1)	default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3)	default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent or the failure by the Issuers to consummate an Offer to Purchase in accordance with the “—Covenants—Limitations on Asset Sales” or “—Repurchase of Notes upon a Change of Control” covenants;

(4)	the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in the indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(5)	there occurs with respect to any issue or issues of Indebtedness of the Parent or any Significant Subsidiary having an outstanding principal amount of $30 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

•	an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

•	the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)	any final and non-appealable judgment or order (not covered by insurance) for the payment of money in excess of $30 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

•	shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged, and

•	there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $30 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a court of competent jurisdiction enters a decree or order for:

•	relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary, or

•	the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)	the Parent or any Significant Subsidiary:

•	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

•	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary, or

•	effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Parent or the Issuers) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

•	all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Parent to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Parent and its Restricted Subsidiaries and of its performance under the indenture and that the Parent has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Parent will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.

Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guaranties, and the indenture shall cease to be of further effect as to all outstanding Notes and Guaranties, except as to

(1)	rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the trustee, and the Issuers’ obligations in connection therewith, and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes,

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the funds deposited in connection therewith),

(6)	the Issuers shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others, and

(7)	the Issuers shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when

(1)	either:

(a)	all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)	all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuers have paid all other sums payable under the indenture by the Parent or the Issuers; and

(3)	the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuers and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any Note,

(2)	reduce the principal amount of, or premium, if any, or interest on, any Note,

(3)	change the place of payment of principal of, or premium, if any, or interest on, any Note,

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

(5)	reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture,

(6)	waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived),

(7)	voluntarily release a Guarantor of the Notes, except as permitted by the indenture,

(8)	reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9)	modify or change any provisions of the indenture affecting the ranking of the Notes or the Guaranties as to right of payment or in any manner adverse to the holders of the Notes in any material respect.

Notwithstanding the preceding, without the consent of any holder, the Parent, the Issuers, the Subsidiary Guarantors and the trustee may amend the indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation or other entity of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under the indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	to add guaranties with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5)	to add to the covenants of the Parent, the Issuers or a Subsidiary Guarantor for the benefit of the holders or to surrender any right or power conferred upon the Parent, the Issuers or a Subsidiary Guarantor;

(6)	to make any change that does not adversely affect the rights of any Holder in any material respect;

(7)	to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8)	to make any amendment to the provisions of the indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(9)	to conform the text of the indenture or the Guaranties or the Notes to any provision of the “Description of Notes” section of the offering memorandum relating to the Old Notes to the extent that such provision in the “Description of Notes” section of the offering memorandum relating to the Old Notes was intended to be a substantially verbatim recitation of a provision of the indenture, the Guaranties or the Notes;

(10)	to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(11)	to release a Subsidiary Guarantor from its Subsidiary Guaranty as permitted by and in accordance with the indenture;

(12)	to provide for a reduction in the minimum denominations of the Notes;

(13)	to comply with the rules of any applicable securities depositary; or

(14)	to provide for the issuance of additional notes and related guarantees in accordance with the limitations set forth in the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, the Parent is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Parent nor any Affiliate of the Parent may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in the indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Parent or the Issuers, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this Description of Exchange Notes. Please refer to the indenture for the definition of other capitalized terms used in this Description of Exchange Notes that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

(1)	Consolidated Interest Expense;

(2)	provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(3)	depreciation and amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);

(4)	the amount of integration costs deducted (and not added back) in such period in computing Adjusted Consolidated Net Income, including any one-time direct transaction or restructuring costs incurred in connection with acquisitions, not to exceed for any period 10% of Adjusted Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Adjusted Consolidated EBITDA but before giving effect to the costs described in this clause (4));

(5)	proceeds from any business interruption insurance;

(6)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;

(7)	all extraordinary or non-recurring non-cash gain or loss or expense, together with any related provision for taxes; and

(8)	all other non-cash items (other than deferred rental loss) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long-lived assets pursuant to GAAP, less all non-cash items (other than deferred rental income) increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in conformity with GAAP.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Adjusted Consolidated Net Income to compute Adjusted Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Parent or charges resulting from the redemption of preferred stock of the Parent) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)	the net income of any Person, other than the Parent or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or any of its Restricted Subsidiaries by such Person during such period;

(2)	the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or other distributions have been properly waived for such entire period; provided, however, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3)	the cumulative effect of a change in accounting principles;

(4)	costs associated with initiating public company reporting, including compliance with the Sarbanes-Oxley Act of 2002, not to exceed an aggregate of $5.0 million;

(5)	any after-tax gains or losses attributable to Asset Sales; and

(6)	all extraordinary gains and extraordinary losses.

“Adjusted Funds From Operations” for any period means Adjusted Consolidated Net Income for such period, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was added or deducted, as applicable, in calculating such Adjusted Consolidated Net Income):

(1)	gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)	non-cash asset impairment charges;

(3)	non-cash charges related to redemptions of Preferred Stock of the Parent;

(4)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;

(5)	the amortization of financing fees and the write-off of financing costs;

(6)	deferred rental income (loss); and

(7)	any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)	Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2)	any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition and of the definition of “Permitted Holders”, “control” (including, with correlative meanings, the terms “controlling,”

“controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)	an investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or

(2)	an acquisition by the Parent or any of its Restricted Subsidiaries from any other Person of assets that constitute all or substantially all of a division or line of business, or one or more properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent, the Issuers or another Restricted Subsidiary, of:

(1)	all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)	all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Parent or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Parent or any of its Restricted Subsidiaries to any Person other than the Parent, the Issuers or any of their Restricted Subsidiaries of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary of the Parent;

(2)	all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Restricted Subsidiaries; or

(3)	any property and assets of the Parent or any of its Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Parent;

provided, however, that “Asset Sale” shall not include:

•	the lease or sublease of any Real Estate Asset;

•	sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

•	the sale, conveyance, transfer, disposition or other transfer of all or substantially all of the assets of the Parent as permitted by the covenant described under “Consolidation, Merger and Sale of Assets”;

•	the license or sublicense of intellectual property or other general intangibles;

•	the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by the Parent after giving effect to such issuance is at least equal to the percentage interest prior to such issuance;

•	any issuance of Capital Stock (other than Disqualified Stock) by the Parent or the Issuers in order to acquire assets used or useful in a Permitted Business;

•	the surrender or waiver of contract rights or the settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

•	any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;

•	sales, transfers or other dispositions of assets with a fair market value not in excess of $7.5 million in any transaction or series of related transactions;

•	sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (2) of the third paragraph of the “Limitation on Asset Sales” covenant;

•	sales or other dispositions of cash or Temporary Cash Investments;

•	the creation, granting, perfection or realization of any Lien permitted under the indenture;

•	the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Parent and its Restricted Subsidiaries, taken as a whole;

•	any transfer or other disposition constituting a taking, seizure, condemnation or other eminent domain proceeding; and

•	sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Parent or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products of:

•	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

•	the amount of such principal payment, by

(2)	the sum of all such principal payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, and including options, warrants and other rights to purchase such shares, interests, participations or other equivalents, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. For clarity purposes, GAAP for purposes of this definition shall be deemed GAAP as in effect on the date of the indenture.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)	any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) (other than to a Permitted Holder, the Parent or its Restricted Subsidiaries); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Holder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Parent on a fully diluted basis; or

(3)	the approval by the holders of Capital Stock of the Parent of any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with the provisions of the indenture).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of the Partnership, each having the rights and obligations set forth in the Partnership’s limited partnership agreement, as such agreement may be amended from time to time.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Parent and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

•	the interest portion of any deferred payment obligations;

•	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•	the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Parent or any of its Restricted Subsidiaries; and

•	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP and (B) (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees (but not revolving loan commitment fees) and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements.

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Revolving Credit Facility), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate delivered to the trustee, setting forth the basis of such valuation, executed by the principal financial officer of the Parent, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)	required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption

“—Covenants—Limitation on Restricted Payments.” Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Disqualified Stock shall not include Common Units.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or any successor entity of the Parent permitted pursuant to the indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Subsidiaries that was in existence on the date of the indenture until such amounts are repaid.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $30 million will be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination will be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Covenants—SEC Reports and Reports to Holders” covenant (or if no such reports have yet been required to be filed with the SEC, for which internal financial statements are available).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as in effect on the date of the indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Guaranty” means a Guaranty by each Guarantor for payment of the Notes by such Guarantor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)	all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations and Attributable Debt;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

•	the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

•	Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

•	Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

•	Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

•	the aggregate amount of Adjusted Consolidated EBITDA for the then applicable Four Quarter Period to

•	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)	pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)	pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Parent or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5)	the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Parent may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Parent and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the fair market value of the Capital Stock (or any other Investment) held by the Parent or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

•	“Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

•	the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Parent or the Issuers, when the Notes have both (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P (or, if either such agency ceases to rate the Notes for reasons outside the control of the Parent, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act selected by the Parent as a replacement agency), in each case published by the applicable agency.

“Issue Date” means October 16, 2013.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)	with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of:

•	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

•	provisions for all taxes actually paid or payable as a result of such Asset Sale by the Parent and its Restricted Subsidiaries, taken as a whole, after taking into account any available tax credits or deductions and any tax sharing arrangements;

•	payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

•	so long as after giving pro forma effect to any such distribution (i) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and (ii) no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order for Parent to maintain its status as a REIT and any related pro rata distributions to holders of the Partnership’s Capital Stock; and

•	amounts reserved by the Parent and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(2)	with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Offer to Purchase” means an offer to purchase Notes by the Issuers from the holders commenced by delivering a notice to the trustee and each holder at its registered address or otherwise in accordance with the procedures of DTC stating:

(1)	the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis (or, in the case of Notes in global form, in accordance with the applicable clearing system’s applicable procedures);

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or otherwise in accordance with DTC’s applicable procedures prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that holders will be entitled to withdraw their election by using the ATOP System in accordance with DTC’s applicable procedures or if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, facsimile transmission or letter or instruction to DTC, as applicable, setting forth the name of such holder, the principal amount of Notes delivered for purchase and, if applicable, a statement that such holder is withdrawing his election to have such Notes purchased; and

(7)	if the Notes are not held in global form, that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Issuers shall:

•	accept for payment on a pro rata basis (or, in the case of Notes in global form, in accordance with the applicable clearing system’s applicable procedures) Notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent no later than 12:00 p.m. New York City time money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

•	promptly thereafter deliver, or cause to be delivered, to the trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

The Paying Agent shall promptly wire to the holders of Notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and deliver to such holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered (and in the case of Notes held in book entry form, the trustee shall hold such global notes as custodian for DTC); provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with, or senior in right of payment to, the Notes or the Guaranty thereof by such Guarantor, as applicable, including Indebtedness outstanding under the Revolving Credit Facility.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent and its Restricted Subsidiaries are engaged or propose to be engaged in (as described in the offering memorandum relating to the Old Notes) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Holders” means LG Aviv L.P. (and any other investment fund that is an Affiliate of Lindsay Goldberg LLC) and Craig Bernfield (and (i) in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, “heirs”) and (ii) any Person controlled, directly or indirectly, by Craig Bernfield or his heirs).

“Permitted Investment” means:

(1)	an Investment in (a) the Parent or any of its Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Parent or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person, provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2)	investments in cash and Temporary Cash Investments;

(3)	Investments made by the Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant or from any other disposition or transfer of assets not constituting an Asset Sale;

(4)	Investments represented by Guarantees that are otherwise permitted under the indenture;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7)	any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or the Partnership, which the Parent or the Partnership did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8)	any Investment existing on the Issue Date;

(9)	Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause and all Indebtedness then outstanding pursuant to clause 4(O) of the covenant described under “—Covenants—Limitation on Indebtedness,” not to exceed the greater of $30 million and 2.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Adjusted Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(10)	obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under the indenture;

(11)	Permitted Mortgage Investments;

(12)	any transaction which constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Covenants—Limitation on Transactions with Affiliates” (except transactions described under clauses (1), (5), (9) and (10) of such paragraph);

(13)	any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(14)	pledges or deposits by a Person under workers compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(15)

any Investment acquired by the Parent or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(16)	any Investment consisting of a loan or advance to officers, directors or employees of the Parent or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) made in the ordinary course of business not to exceed $3.75 million at any one time outstanding;

(17)	any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Parent and any of its Restricted Subsidiaries in connection with such plans; and

(18)	additional Investments not to exceed the greater of $37.5 million and 2.5% of Adjusted Total Assets at any time outstanding.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, independent living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (including Acquired Indebtedness) of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has:

(a)	a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b)	an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days more than the Average Life of the Notes;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Guaranty on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Guaranty, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guaranty; and

(5)	such Indebtedness is incurred either (a) by the Parent, an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Real Estate Revenues” means, with respect to any Real Estate Asset of the Parent and its Restricted Subsidiaries owned as of December 31, 2010, the annualized rental revenues for such Real Estate Asset, calculated based on the monthly rental revenue for such Real Estate Asset as of December 31, 2010 and assuming such Real Estate Asset had been held by the Parent and its Restricted Subsidiaries during the four-quarter period ended December 31, 2010, all as set forth on a schedule attached to the indenture.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, any reference herein to a “Restricted Subsidiary” shall be to a Restricted Subsidiary of the Issuers. For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of the Parent for purposes of the indenture.

“Revolving Credit Facility” means the Credit Agreement dated March 26, 2013 among Aviv Financing IV, L.L.C. and the other borrowers party thereto, Parent, the Partnership and Aviv Healthcare Properties Operating Partnership I, L.P. and the other guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder, Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), as amended from time to time.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Restricted Subsidiary of any property, whether owned by the Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Parent or any of its Restricted Subsidiaries.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Subsidiary of the Issuers on the Issue Date, but excluding the Real Property Non-Guarantor Subsidiaries, and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Temporary Cash Investment” means any of the following:

(1)	United States dollars;

(2)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3)	time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state or jurisdiction thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)	commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any state or jurisdiction thereof with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(7)	any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition.

“Total Assets” means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of December 31, 2010, the Real Estate Revenues specified for such Real Estate Assets divided by 0.0975, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after December 31, 2010 that are then owned by such Person or any of its Restricted Subsidiaries, plus (iii) the book value of all assets (excluding Real Estate Assets, intangibles and deferred rent receivable) of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of the Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries; provided, however, that:

•	any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

•	either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described above; and

•	if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described above.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

•	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

•	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Parent shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the Notes of (i) the exchange of the Old Notes for Exchange Notes pursuant to the exchange offer and (ii) the acquisition, ownership, and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to beneficial owners of Old Notes whose Old Notes are tendered and accepted in the exchange offer and that have held the Old Notes, and will hold the Exchange Notes, as “capital assets” within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding the Notes as part of a hedging or conversion transaction or a straddle. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the Notes to beneficial owners of the Notes.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a Note who or which is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “Non-U.S. Holder” means any beneficial owner of a Note who or which is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the entity. Such entities and partners in such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of a Note.

This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

Exchange Offer

The exchange of the Old Notes for the Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. As a result, a U.S. Holder will not be required to recognize any gain or loss as a result of an exchange of Old Notes for Exchange Notes. In addition, each U.S. Holder will have the same tax basis and holding period in the Exchange Notes as the Old Notes.

Payments of Interest

Stated interest on Notes beneficially owned by a U.S. Holder generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

If a U.S. Holder purchases a Note for an amount that exceeds the sum of all amounts payable on the Note after the purchase date other than stated interest, a U.S. Holder will be considered to have purchased the Note with amortizable bond premium equal to that excess. A U.S. Holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note and may offset income otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method will also apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) a U.S. Holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). If a U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss that the U.S. Holder would otherwise recognize on the sale, exchange, redemption or other disposition of the Note.

Market Discount

If a U.S. Holder acquires a Note in a secondary market transaction for an amount that is less than, in general, its principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes to such U.S. Holder, unless such difference is considered to be de minimis, as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange or redemption or other taxable disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis, although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry Notes with market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired on or after the first day of the taxable year to which such election applies and is irrevocable without the consent of the IRS. The tax basis in a Note will be increased by the amount of market discount included in income as a result of such election. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of Notes with market discount.

Payments under Certain Events

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest on and stated redemption price at maturity of the Notes. See, e.g., “Description of Exchange Notes—Optional Redemption” and “Description of Exchange Notes—Repurchase of Notes Upon a Change of Control.” These contingencies could subject the Notes to the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the foregoing contingencies should not result in the Notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the Notes may differ, which could increase the present value of a U.S. Holder’s U.S. federal income tax liability with respect to the Notes. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, Exchange or Redemption of the Notes

Upon the sale, redemption, exchange (other than pursuant to the exchange offer) or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the Notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the Notes generally will be its cost for the Notes increased by the amount of any market discount previously included in the U.S. Holder’s gross income and decreased by any amortized premium on the Notes.

Except as described above under “—Payments under Certain Events” and “—Market Discount,” the gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the Notes for more than 12 consecutive months. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts will be required to pay a 3.8% tax on all or part of their “net investment income,” which includes, among other items, interest on, and capital gains from the sale or other taxable disposition of, a Note. Prospective investors should consult their tax advisors regarding the consequences, if any, with respect to this tax on their investment in the Notes.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to payments on the Notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the Notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest paid on the Notes so long as:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of the stock of Aviv Healthcare Capital Corporation entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us, actually or by attribution, through stock ownership;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in Aviv Healthcare Properties Limited Partnership; and

•	either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or a suitable substitute form that it is not a United States person (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder, and furnishes to us a copy thereof.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us a properly completed and executed IRS Form W-8BEN claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

Sale, Exchange or Redemption of the Notes

Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “—Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

Effectively Connected Income

If interest, gain or other income recognized by a Non-U.S. Holder on a Note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income as if it were a United States person (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional 30% branch profits tax.

Backup Withholding and Information Reporting

We must report annually to the IRS and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the Notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is received from the Non-U.S. Holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a Note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a Note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and it satisfies certain other conditions or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the Notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

PLAN OF DISTRIBUTION

If you are a broker-dealer that receives Exchange Notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed, for 180 days after the exchange offer is consummated, to make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

•	We will not receive any proceeds from any sale of Exchange Notes by broker-dealers.

•	Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

•	Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes.

•	Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

•	The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Old Notes and exchange Old Notes in the exchange offer for Exchange Notes.

By its acceptance of the exchange offer, any broker-dealer that receives Exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Exchange Notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and have furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS

Certain legal matters relating to the validity of the Exchange Notes will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters relating to Maryland law will be passed upon by Venable LLP. Certain legal matters relating to New Mexico law will be passed upon by Jones & Smith Law Firm, LLC.

EXPERTS

The consolidated financial statements and schedules of Aviv REIT, Inc. and Subsidiaries and Aviv Healthcare Properties Limited Partnership and Subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing in our Current Report on Form 8-K dated October 31, 2013.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013, for the quarter ended June 30, 2013, filed with the SEC on August 8, 2013, and for the quarter ended September 30, 2013, filed with the SEC on November 7, 2013; and

•	our Current Reports on Form 8-K filed with the SEC on March 29, 2013, April 22, 2013, July 15, 2013, October 10, 2013 (Item 8.01 only), October 16, 2013, October 31, 2013 and November 12, 2013.

We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial filing of the registration statement relating to this prospectus and prior to the termination of the exchange offer, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Aviv REIT, Inc., 303 W. Madison St., Suite 2400, Chicago, Illinois 60606, Attn: Investor Relations, by telephone request to (312) 855-0930 or by email request to info@avivreit.com. The documents may also be accessed on our website at www.avivreit.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.avivreit.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus. Information may also be obtained from us at Aviv REIT, Inc., 303 West Madison Street, Chicago, Illinois, 60606, Attention: Investor Relations, telephone (312) 855-0930.

We have filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement, under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information.

$250,000,000

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

Exchange Offer for

6% Senior Notes due 2021

PROSPECTUS

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Aviv REIT, Inc.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The charter of Aviv REIT, Inc. contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The charter and bylaws of Aviv REIT, Inc. provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the Maryland General Corporation Law, or MGCL, as amended from time to time.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which Aviv REIT, Inc.’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Aviv REIT, Inc.’s charter authorizes it and its bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of our company and at Aviv REIT, Inc.’s request, serves or has served as a director, officer, partner, trustee, managing member or manager of another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Aviv REIT, Inc. also maintains director’s and officer’s liability insurance and has entered into indemnification agreements with its directors and executive officers that provide for indemnification of and advancement of expenses to our directors and officers to the maximum extent permitted under Maryland law and procedures for determining entitlement to such indemnification or advances.

Aviv Healthcare Properties Limited Partnership

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The Second Amended and Restated Agreement of Limited Partnership of Aviv Healthcare Properties Limited Partnership provides, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director, officer, employee, agent, trustee or affiliate of the partnership, any former general partner, or such other persons as the general partner may designate from time to time against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed with gross negligence, willful misconduct or in bad faith or was the result of active and deliberate dishonesty; or (ii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Aviv Healthcare Properties Limited Partnership may purchase and maintain insurance on behalf of the indemnitees and such other persons as the general partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person in connection with the Aviv Healthcare Properties Limited Partnership’s activities, regardless of whether Aviv Healthcare Properties Limited Partnership would have the power to indemnify such person against such liability under the provisions of the Amended and Restated Agreement of Limited Partnership.

Aviv Healthcare Properties Limited Partnership also maintains insurance on behalf of its general partner, Aviv REIT, Inc., whereby the insurer shall pay any loss the general partner is legally obligated to pay which is not indemnified by the partnership.

Aviv Healthcare Capital Corporation

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The certificate of incorporation of Aviv Healthcare Capital Corporation provides that Aviv Healthcare Capital Corporation shall have the power, to the full maximum extent permitted by law, to indemnify any individual who is a present or former director or officer or any individual who, while a director or officer of Aviv Healthcare Capital Corporation and at the request of Aviv Healthcare Capital Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

Aviv Healthcare Properties Operating Partnership I, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P., as amended, provides, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director, officer, employee, agent, trustee or affiliate of the partnership, any former general partner, any persons serving at the request of the general partner as a director, officer, employee, agent or trustee of any other person, or such other persons as the general partner may designate from time to time against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed with gross negligence, willful misconduct or in bad faith or was the result of active and deliberate dishonesty; or (ii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of the entities listed above in the Table of Co-Registrants as Delaware companies generally provide that, to the full extent permitted by applicable law, a member or officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer.

Illinois Limited Liability Companies

Section 180/15-7 of the Illinois Limited Liability Company Act provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreements of the entities listed above in the Table of Co-Registrants as Illinois companies generally provide that, to the full extent permitted by applicable law, a member or officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer.

New Mexico Limited Liability Companies

Alamogordo Aviv, L.L.C., Clayton Associates, L.L.C., N.M. Bloomfield Three Plus One Limited Company, N.M. Espanola Three Plus One Limited Company, N.M. Lordsburg Three Plus One Limited Company, N.M. Silver City Three Plus One Limited Company and Raton Property Limited Company, are each New Mexico limited liability companies.

Section 53-19-18 of the New Mexico Limited Liability Company Act provides that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

The operating agreements of the New Mexico limited liability company registrants generally provide that, to the full extent permitted by applicable law, a member or manager shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or manager by reason of any act or omission performed or omitted by such member or manager in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or manager, except that no member or manager shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member or manager by reason of willful misconduct with respect to such acts or omissions.

Wheeler Healthcare Associates, L.L.C.

Wheeler Healthcare Associates, L.L.C. (“Wheeler LLC”) is a Texas limited liability company. Sections 8.101 and 8.102 of the Texas Business Organizations Code (the “TBOC”) provide generally that a person sued as a member, manager, officer, employee or agent of a limited liability company, or while serving at the request of the limited liability company as a member, manager, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the limited liability company against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the limited liability company, that his conduct was in the limited liability company’s best interests, and in all other cases, that his conduct was at least not opposed to the limited liability company’s best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the limited liability company or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the limited liability company, for breach of the duty of loyalty, or for an act of omission not committed in good faith that constitutes a breach of a duty owed to the limited liability company. However, Section 8.051 of the TBOC generally provides that indemnification is mandatory in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 7.001 of the TBOC generally provides that a limited liability company’s certificate of formation or company agreement may limit or eliminate a manager’s liability for monetary damages to the limited liability company or its members for an act or omission in the manager’s capacity as a manager, except that no limitation or elimination of liability is permitted to the extent the manager is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty to the limited liability company or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the manager, or an act or omission for which liability is expressly provided by an applicable statute.

The Amended and Restated Operating Agreement of Wheeler LLC provides that, to the full extent permitted by applicable law, a member or officer shall be entitled to indemnification from Wheeler LLC for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of Wheeler LLC and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer; provided, however, that any indemnity shall be provided out of and to the extent of Wheeler LLC’s assets only.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Index to Exhibits beginning on page II-13.

(b) Financial Statement Schedules

The required schedules are included with the financial statements incorporated by reference into the prospectus.

ITEM 22.	UNDERTAKINGS.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 3, 2013.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

AVIV HEALTHCARE CAPITAL CORPORATION AVIV REIT, INC.

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

AVIV ASSET MANAGEMENT, L.L.C. By: Aviv Healthcare Properties Limited Partnership, its sole member By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P. By: Aviv Healthcare Properties Limited Partnership, its general partner By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

AVIV FINANCING I, L.L.C.

AVIV FINANCING II, L.L.C.

AVIV FINANCING III, L.L.C.

AVIV FINANCING IV, L.L.C.

AVIV FINANCING V, L.L.C.

By:  Aviv Healthcare Properties Operating

Partnership I, L.P., their sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

ALAMOGORDO AVIV, L.L.C.

ARMA YATES, L.L.C.

BENTON HARBOR, L.L.C.

BRADENTON ALF PROPERTY, L.L.C.

CALIFORNIA AVIV, L.L.C.

CHENAL ARKANSAS, L.L.C.

CHIPPEWA VALLEY, L.L.C.

CLAYTON ASSOCIATES, L.L.C.

COLUMBUS WESTERN AVENUE, L.L.C.

COMMERCE NURSING HOMES, L.L.C.

COMMERCE STERLING HART DRIVE, L.L.C.

CONROE RIGBY OWEN ROAD, L.L.C.

DENISON TEXAS, L.L.C.

FALFURRIAS TEXAS, L.L.C.

FLORENCE HEIGHTS ASSOCIATES, L.L.C.

FREDERICKSBURG SOUTH ADAMS STREET, L.L.C.

FREEWATER OREGON, L.L.C.

FULLERTON CALIFORNIA, L.L.C.

GERMANTOWN PROPERTY, L.L.C.

HERITAGE MONTEREY ASSOCIATES, L.L.C.

HIGHLAND LEASEHOLD, L.L.C.

HOBBS ASSOCIATES, L.L.C.

HOT SPRINGS AVIV, L.L.C.

HOUSTON TEXAS AVIV, L.L.C.

HUTCHINSON KANSAS, L.L.C.

JASPER SPRINGHILL STREET, L.L.C.

MCCARTHY STREET PROPERTY, L.L.C.

MISSOURI ASSOCIATES, L.L.C.

MISSOURI REGENCY ASSOCIATES, L.L.C.

MOUNT WASHINGTON PROPERTY, L.L.C.

N.M. BLOOMFIELD THREE PLUS ONE LIMITED COMPANY

N.M. ESPANOLA THREE PLUS ONE LIMITED COMPANY

N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY

N.M. SILVER CITY THREE PLUS ONE LIMITED COMPANY

OMAHA ASSOCIATES, L.L.C.

RIVERSIDE NURSING HOME ASSOCIATES, L.L.C.

SANTA ANA-BARTLETT, L.L.C.

SAVOY/BONHAM VENTURE, L.L.C.

SOUTHERN CALIFORNIA NEVADA, L.L.C.

TUJUNGA, L.L.C.

WASHINGTON-OREGON ASSOCIATES, L.L.C.

WHEELER HEALTHCARE ASSOCIATES, L.L.C.

By:  Aviv Financing I, L.L.C., their sole member

By:  Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:  Aviv Healthcare Properties Limited Partnership, its general partner

By:  Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

ARKANSAS AVIV, L.L.C.

AVON OHIO, L.L.C.

BELLEVILLE ILLINOIS, L.L.C.

BELLINGHAM II ASSOCIATES, L.L.C.

BHG AVIV, L.L.C.

BIGLERVILLE ROAD, L.L.C.

BONHAM TEXAS, L.L.C.

BURTON NH PROPERTY, L.L.C.

CAMAS ASSOCIATES, L.L.C.

CHATHAM AVIV, L.L.C.

CLARKSTON CARE, L.L.C.

COLONIAL MADISON ASSOCIATES, L.L.C.

COLUMBIA VIEW ASSOCIATES, L.L.C.

COLUMBUS TEXAS AVIV, L.L.C.

CROOKED RIVER ROAD, L.L.C.

CR AVIV, L.L.C.

CUYAHOGA FALLS PROPERTY, L.L.C.

DARIEN ALF PROPERTY, L.L.C.

EAST ROLLINS STREET, L.L.C.

ELITE YORKVILLE, L.L.C.

FOUNTAIN ASSOCIATES, L.L.C.

FOUR FOUNTAINS AVIV, L.L.C.

GILTEX CARE, L.L.C.

GREAT BEND PROPERTY, L.L.C.

HHM AVIV, L.L.C.

HIDDEN ACRES PROPERTY, L.L.C.

IDAHO ASSOCIATES, L.L.C.

IOWA LINCOLN COUNTY PROPERTY, L.L.C.

KARAN ASSOCIATES TWO, L.L.C.

KB NORTHWEST ASSOCIATES, L.L.C.

MANSFIELD AVIV, L.L.C.

MASSACHUSETTS NURSING HOMES, L.L.C.

MINNESOTA ASSOCIATES, L.L.C.

MONTEREY PARK LEASEHOLD MORTGAGE, L.L.C.

MT. VERNON TEXAS, L.L.C.

MURRAY COUNTY, L.L.C.

NORWALK ALF PROPERTY, L.L.C.

OAKLAND NURSING HOMES, L.L.C.

OCTOBER ASSOCIATES, L.L.C.

OGDEN ASSOCIATES, L.L.C.

OHIO AVIV, L.L.C.

OHIO AVIV THREE, L.L.C.

OHIO AVIV TWO, L.L.C.

OREGON ASSOCIATES, L.L.C.

PEABODY ASSOCIATES, L.L.C.

PRESCOTT ARKANSAS, L.L.C.

RICHLAND WASHINGTON, L.L.C.

SANTA FE MISSOURI ASSOCIATES, L.L.C.

SEARCY AVIV, L.L.C.

SKYVIEW ASSOCIATES, L.L.C.

STAR CITY ARKANSAS, L.L.C.

WELLINGTON LEASEHOLD, L.L.C.

WEST PEARL STREET, L.L.C.

YUBA AVIV, L.L.C.

By:  Aviv Financing II, L.L.C., their sole member

By:  Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:  Aviv Healthcare Properties Limited Partnership, its general partner

By:  Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

AVIV LIBERTY, L.L.C.

AVIV FOOTHILLS, L.L.C.

CALIFORNIA AVIV TWO, L.L.C.

GARDNERVILLE PROPERTY, L.L.C.

EFFINGHAM ASSOCIATES, L.L.C.

ELITE MATTOON, L.L.C.

KANSAS FIVE PROPERTY, L.L.C.

KARAN ASSOCIATES, L.L.C.

MANOR ASSOCIATES, L.L.C.

NEWTOWN ALF PROPERTY, L.L.C.

OHIO PENNSYLVANIA PROPERTY, L.L.C.

ORANGE ALF PROPERTY, L.L.C.

POMONA VISTA L.L.C.

RATON PROPERTY LIMITED COMPANY

RED ROCKS, L.L.C.

ROSE BALDWIN PARK PROPERTY, L.L.C.

SALEM ASSOCIATES, L.L.C.

SAN JUAN NH PROPERTY, L.L.C.

SANDALWOOD ARKANSAS PROPERTY, L.L.C.

SEDGWICK PROPERTIES, L.L.C.

SUN-MESA PROPERTIES, L.L.C.

VRB AVIV, L.L.C.

WATAUGA ASSOCIATES, L.L.C.

WILLIS TEXAS AVIV, L.L.C.

By:  Aviv Financing IV, L.L.C., their sole member

By:  Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:  Aviv Healthcare Properties Limited Partnership, its general partner

By:  Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

CASA/SIERRA CALIFORNIA ASSOCIATES, L.L.C.

FLORIDA FOUR PROPERTIES, L.L.C.

KINGSVILLE TEXAS, L.L.C.

GLENDALE NH PROPERTY, L.L.C.

MONTANA ASSOCIATES, L.L.C.

ORANGE, L.L.C.

PEABODY ASSOCIATES TWO, L.L.C.

SEGUIN TEXAS PROPERTY, L.L.C.

SOUTHEAST MISSOURI PROPERTY, L.L.C.

STEVENS AVENUE PROPERTY, L.L.C.

TEXAS FIFTEEN PROPERTY, L.L.C.

By:  Aviv Financing V, L.L.C., their sole member

By:  Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:  Aviv Healthcare Properties Limited Partnership, its general partner

By:  Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2013.

Signature	Title

/s/ Craig M. Bernfield Craig M. Bernfield	Chairman of the Board and Chief Executive Officer of Aviv REIT, Inc. (Principal Executive Officer)

/s/ Steven J. Insoft Steven J. Insoft	President and Chief Operating Officer of Aviv REIT, Inc. (Principal Executive Officer)

/s/ Mark L. Wetzel Mark L. Wetzel	Chief Financial Officer and Treasurer of Aviv REIT, Inc. (Principal Financial Officer)

/s/ Donna M. O’Neill Donna M. O’Neill	Chief Information and Accounting Officer of Aviv REIT, Inc. (Principal Accounting Officer)

* Norman R. Bobins	Director of Aviv REIT, Inc.

* Michael W. Dees	Director of Aviv REIT, Inc.

* Susan R. Lichtenstein	Director of Aviv REIT, Inc.

* Mark J. Parrell	Director of Aviv REIT, Inc.

* James H. Roth	Director of Aviv REIT, Inc.

*By:	/s/ Craig M. Bernfield
Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Articles of Amendment and Restatement of Aviv REIT, Inc., filed with the State Department of Assessments and Taxation of the State of Maryland on March 25, 2013, included as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed March 29, 2013 (No. 001-35841) and incorporated herein by reference thereto.

3.2	Amended and Restated Bylaws of Aviv REIT, Inc., included as Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed March 29, 2013 (No. 001-35841) and incorporated herein by reference thereto.

3.3	Certificate of Limited Partnership of Aviv Healthcare Merger Sub LP (now known as Aviv Healthcare Properties Limited Partnership), filed with the Secretary of State of the State of Delaware on July 30, 2010, included as Exhibit 3.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.3.1	Certificate of Merger of Aviv Healthcare Merger Sub LP (now known as Aviv Healthcare Properties Limited Partnership), filed with the Secretary of State of the State of Delaware on September 17, 2010, included as Exhibit 3.3.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.4	Second Amended and Restated Agreement of Limited Partnership of Aviv Healthcare Properties Limited Partnership dated March 26, 2013, included as Exhibit 3.3 to Registrant’s Current Report on Form 8-K filed March 29, 2013 (No. 001-35841) and incorporated herein by reference thereto.

3.5	Certificate of Incorporation of Aviv Healthcare Capital Corporation, filed with the Secretary of State of the State of Delaware on January 3, 2011, included as Exhibit 3.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.6	Bylaws of Aviv Healthcare Capital Corporation, included as Exhibit 3.6 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.7	Articles of Organization of Alamogordo Aviv, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on May 12, 2005, included as Exhibit 3.7 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.7.1	Articles of Merger of Alamogordo Aviv, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on June 16, 2005, included as Exhibit 3.7.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.8	Operating Agreement of Alamogordo Aviv, L.L.C. dated June 30, 2005, included as Exhibit 3.8 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.9	Certificate of Formation of Arkansas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on October 14, 2008, included as Exhibit 3.9 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.10	Limited Liability Company Agreement of Arkansas Aviv, L.L.C. dated October 14, 2008, included as Exhibit 3.10 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.11	Certificate of Formation of Arma Yates, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.11 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.12	Limited Liability Company Agreement of Arma Yates, L.L.C. dated November 12, 2010, included as Exhibit 3.12 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.13	Certificate of Formation of Aviv Asset Management, L.L.C., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.13 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.14	Amended and Restated Operating Agreement of Aviv Asset Management, L.L.C. dated September 9, 2010, included as Exhibit 3.14 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.15	Certificate of Formation of Aviv Financing I, L.L.C., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.15 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.16	Limited Liability Company Agreement of Aviv Financing I, L.L.C. dated April 6, 2005, included as Exhibit 3.16 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.17	Certificate of Formation of Aviv Financing II, L.L.C., filed with the Secretary of the State of the State of Delaware on November 2, 2006, included as Exhibit 3.17 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.18	Limited Liability Company Agreement of Aviv Financing II, L.L.C. dated November 2, 2006, included as Exhibit 3.18 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.19	Certificate of Formation of Aviv Financing III, L.L.C., filed with the Secretary of the State of the State of Delaware on October 1, 2008, included as Exhibit 3.19 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.20	Limited Liability Company Agreement of Aviv Financing III, L.L.C. dated October 1, 2008, included as Exhibit 3.20 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.21	Certificate of Formation of Aviv Asset Financing IV, L.L.C., filed with the Secretary of the State of the State of Delaware on August 28, 2009, included as Exhibit 3.21 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.22	Limited Liability Company Agreement of Aviv Financing IV, L.L.C. dated August 28, 2009, included as Exhibit 3.22 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.23	Certificate of Formation of Aviv Financing V, L.L.C., filed with the Secretary of the State of the State of Delaware on August 28, 2009, included as Exhibit 3.23 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.24	Limited Liability Company Agreement of Aviv Financing V, L.L.C. dated August 28, 2009, included as Exhibit 3.24 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.25	Certificate of Formation of Aviv Foothills, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.25 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.25.1	Certificate of Merger of Aviv Foothills, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.25.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.26	Limited Liability Company Agreement of Aviv Foothills, L.L.C. dated April 6, 2005, included as Exhibit 3.26 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.27	Certificate of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.27 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.28	Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P. dated April 13, 2005, included as Exhibit 3.28 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.28.1	First Amendment to Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P. dated October 16, 2007, included as Exhibit 3.28.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.29	Certificate of Formation of Aviv Liberty, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.29 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.29.1	Certificate of Merger of Aviv Liberty, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.29.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.30	Limited Liability Company Agreement of Aviv Liberty, L.L.C. dated April 6, 2005, included as Exhibit 3.30 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.31	Certificate of Formation of Avon Ohio, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.33 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.32	Limited Liability Company Agreement of Avon Ohio, L.L.C. dated January 24, 2007, included as Exhibit 3.34 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.33	Certificate of Formation of Belleville Illinois, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2006, included as Exhibit 3.35 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.34	Limited Liability Company Agreement of Belleville Illinois, L.L.C. dated November 22, 2006, included as Exhibit 3.36 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.35	Certificate of Formation of Bellingham II Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.37 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.35.1	Certificate of Merger of Bellingham II Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.37.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.36	Limited Liability Company Agreement of Bellingham II Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.38 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.37	Articles of Organization of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on December 9, 1997, included as Exhibit 3.39 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.37.1	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on November 7, 2002, included as Exhibit 3.39.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.37.2	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.39.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.37.3	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.39.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.38	Amended and Restated Operating Agreement of Benton Harbor, L.L.C. dated June 14, 2005, included as Exhibit 3.40 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.39	Certificate of Formation of BHG Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.41 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.40	Limited Liability Company Agreement of BHG Aviv, L.L.C. dated January 24, 2007, included as Exhibit 3.42 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.41	Certificate of Formation of Bonham Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.43 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.42	Limited Liability Company Agreement of Bonham Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.44 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.43	Certificate of Formation of Burton NH Property, L.L.C., filed with the Secretary of the State of the State of Delaware on March 8, 2004, included as Exhibit 3.45 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.44	Amended and Restated Limited Liability Company Agreement of Burton NH Property, L.L.C. dated June 6, 2005, included as Exhibit 3.46 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.45	Certificate of Formation of California Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 10, 2008, included as Exhibit 3.47 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.46	Limited Liability Company Agreement of California Aviv, L.L.C. dated June 10, 2008, included as Exhibit 3.48 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.47	Certificate of Formation of California Aviv Two, L.L.C., filed with the Secretary of the State of the State of Delaware on January 26, 2009, included as Exhibit 3.49 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.48	Limited Liability Company Agreement of California Aviv Two, L.L.C. dated January 26, 2009, included as Exhibit 3.50 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.49	Certificate of Formation of Camas Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 15, 1999, included as Exhibit 3.51 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.50	Amended and Restated Limited Liability Company Agreement of Camas Associates, L.L.C. dated 2006, included as Exhibit 3.52 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.51	Certificate of Formation of Casa/Sierra California Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.53 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.51.1	Certificate of Merger of Casa/Sierra California Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.53.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.52	Limited Liability Company Agreement of Casa/Sierra California Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.54 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.53	Certificate of Formation of Chatham Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 9, 2009, included as Exhibit 3.55 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.54	Limited Liability Company Agreement of Chatham Aviv, L.L.C. dated June 9, 2009, included as Exhibit 3.56 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.55	Certificate of Formation of Chenal Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.57 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.56	Limited Liability Company Agreement of Chenal Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.58 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.56.1	Assignment dated January 1, 2007 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C. , included as Exhibit 3.58.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57	Articles of Organization of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on February 22, 1996, included as Exhibit 3.59 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57.1	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on April 2, 1997, included as Exhibit 3.59.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57.2	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on February 2, 1998, included as Exhibit 3.59.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57.3	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on March 5, 2002, included as Exhibit 3.59.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57.4	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.59.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.57.5	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.59.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.58	Amended and Restated Operating Agreement of Chippewa Valley, L.L.C. dated June 14, 2005, included as Exhibit 3.60 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59	Certificate of Formation of Clarkston Care, L.L.C., filed with the Secretary of the State of the State of Delaware on November 8, 2005, included as Exhibit 3.61 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59.1	Certificate of Merger of Clarkston Care, L.L.C., filed with the Secretary of the State of the State of Delaware on June 19, 2006, included as Exhibit 3.61.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.60	Limited Liability Company Agreement of Clarkston Care, L.L.C. dated June 14, 2006, included as Exhibit 3.62 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.61	Certificate of Organization of Clayton Associates, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on March 28, 2005, included as Exhibit 3.63 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.61.1	Articles of Merger of Clayton Associates, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on June 14, 2005, included as Exhibit 3.63.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.62	Operating Agreement of Clayton Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.64 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.63	Certificate of Formation of Colonial Madison Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 7, 2006, included as Exhibit 3.65 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.63.1	Certificate of Merger of Colonial Madison Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 28, 2006, included as Exhibit 3.65.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.64	Limited Liability Company Agreement of Colonial Madison Associates, L.L.C. dated December 12, 2006, included as Exhibit 3.66 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.65	Certificate of Formation of Columbia View Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.67 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.65.1	Certificate of Merger of Columbia View Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.67.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.66	Limited Liability Company Agreement of Columbia View Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.68 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.67	Certificate of Formation of Columbus Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.69 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.67.1	Certificate of Amendment of Columbus Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 20, 2006, included as Exhibit 3.69.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.68	Limited Liability Company Agreement of Columbus Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.70 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.69	Certificate of Formation of Columbus Western Avenue, L.L.C., filed with the Secretary of the State of the State of Delaware on February 2, 2004, included as Exhibit 3.71 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.70	Amended and Restated Limited Liability Company Agreement of Columbus Western Avenue, L.L.C. dated June 6, 2005, included as Exhibit 3.72 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71	Articles of Organization of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on January 2, 1997, included as Exhibit 3.73 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71.1	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on December 30, 1997, included as Exhibit 3.73.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71.2	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on December 9, 2002, included as Exhibit 3.73.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71.3	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.73.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71.4	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.73.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.72	Amended and Restated Operating Agreement of Commerce Nursing Homes, L.L.C. dated June 14, 2005, included as Exhibit 3.74 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73	Certificate of Formation of CR Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on August 9, 2006, included as Exhibit 3.75 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.74	Limited Liability Company Agreement of CR Aviv, L.L.C. dated August 9, 2006, included as Exhibit 3.76 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.75	Certificate of Formation of Denison Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.77 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.76	Limited Liability Company Agreement of Denison Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.78 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.77	Articles of Organization of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 16, 1997, included as Exhibit 3.79 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77.1	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 3, 2002, included as Exhibit 3.79.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77.2	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on December 27, 2002, included as Exhibit 3.79.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77.3	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 7, 2003, included as Exhibit 3.79.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77.4	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.79.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77.5	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.79.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.78	Amended and Restated Operating Agreement of Effingham Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.80 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79	Certificate of Formation of Elite Mattoon, L.L.C., filed with the Secretary of the State of the State of Delaware on July 9, 2001, included as Exhibit 3.81 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.80	Amended and Restated Limited Liability Company Agreement of Elite Mattoon, L.L.C. dated December 29, 2006, included as Exhibit 3.82 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.81	Certificate of Formation of Elite Yorkville, L.L.C., filed with the Secretary of the State of the State of Delaware on July 10, 2001, included as Exhibit 3.83 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.82	Amended and Restated Limited Liability Company Agreement of Elite Yorkville, L.L.C. dated December 29, 2006, included as Exhibit 3.84 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.83	Certificate of Formation of Falfurrias Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.85 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.84	Limited Liability Company Agreement of Falfurrias Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.86 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.85	Certificate of Formation of Florence Heights Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.87 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.85.1	Certificate of Merger of Florence Heights Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.87.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.86	Limited Liability Company Agreement of Florence Heights Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.88 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.87	Certificate of Formation of Fountain Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.89 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.87.1	Certificate of Merger of Fountain Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.89.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.88	Limited Liability Company Agreement of Fountain Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.90 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.89	Certificate of Formation of Four Fountains Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.91 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.90	Amended and Restated Operating Agreement of Four Fountains Aviv, L.L.C. dated January 11, 2008, included as Exhibit 3.92 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.91	Certificate of Formation of Freewater Oregon, L.L.C., filed with the Secretary of the State of the State of Delaware on October 4, 2006, included as Exhibit 3.93 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.92	Limited Liability Company Agreement of Freewater Oregon, L.L.C. dated October 4, 2006, included as Exhibit 3.94 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.93	Certificate of Formation of Fullerton California, L.L.C., filed with the Secretary of the State of the State of Delaware on November 14, 2001, included as Exhibit 3.95 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.94	Amended and Restated Limited Liability Company Agreement of Fullerton California, L.L.C. dated June 6, 2005, included as Exhibit 3.96 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.95	Certificate of Formation of Giltex Care, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.97 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.95.1	Certificate of Merger of Giltex Care, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.97.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.96	Limited Liability Company Agreement of Giltex Care, L.L.C. dated April 6, 2005, included as Exhibit 3.98 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.97	Certificate of Formation of Great Bend Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.99 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.98	Limited Liability Company Agreement of Great Bend Property, L.L.C. dated November 12, 2010, included as Exhibit 3.100 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.99	Articles of Organization of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 5, 1995, included as Exhibit 3.101 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.99.1	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.101.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.99.2	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.101.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.99.3	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on January 11, 2007, included as Exhibit 3.101.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.99.4	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.101.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.100	Amended and Restated Operating Agreement of Heritage Monterey Associates, L.L.C. dated December 1, 2006, included as Exhibit 3.102 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101	Certificate of Formation of HHM Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 5, 2007, included as Exhibit 3.103 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.102	Limited Liability Company Agreement of HHM Aviv, L.L.C. dated June 6, 2007, included as Exhibit 3.104 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.103	Certificate of Formation of Hidden Acres Property, L.L.C., filed with the Secretary of the State of the State of Delaware on April 28, 2010, included as Exhibit 3.105 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.104	Limited Liability Company Agreement of Hidden Acres Property, L.L.C. dated April 28, 2010, included as Exhibit 3.106 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.105	Certificate of Formation of Highland Leasehold, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.107 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.106	Amended and Restated Limited Liability Company Agreement of Highland Leasehold, L.L.C. dated September 17, 2009, included as Exhibit 3.108 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.107	Articles of Organization of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 13, 1997, included as Exhibit 3.109 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.107.1	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on July 8, 2002, included as Exhibit 3.109.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.107.2	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.109.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.107.3	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.109.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.108	Amended and Restated Operating Agreement of Hobbs Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.110 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.109	Certificate of Formation of Hot Springs Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on March 11, 2008, included as Exhibit 3.111 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.110	Limited Liability Company Agreement of Hot Springs Aviv, L.L.C. dated March 11, 2008, included as Exhibit 3.112 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.111	Certificate of Formation of Houston Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.113 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.112	Limited Liability Company Agreement of Houston Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.114 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.113	Certificate of Formation of Hutchinson Kansas, L.L.C., filed with the Secretary of the State of the State of Delaware on November 14, 2005, included as Exhibit 3.115 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.114	Limited Liability Company Agreement of Hutchinson Kansas, L.L.C. dated November 14, 2005, included as Exhibit 3.116 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115	Articles of Organization of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on November 18, 1996, included as Exhibit 3.117 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115.1	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 28, 1997, included as Exhibit 3.117.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115.2	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on November 5, 1997, included as Exhibit 3.117.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115.3	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 4, 2002, included as Exhibit 3.117.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115.4	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.117.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115.5	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.115.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.116	Amended and Restated Operating Agreement of Idaho Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.118 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.117	Certificate of Formation of Karan Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.119 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.1	Certificate of Merger of Karan Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.119.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.118	Limited Liability Company Agreement of Karan Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.120 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.119	Certificate of Formation of Karan Associates Two, L.L.C., filed with the Secretary of the State of the State of Delaware on December 7, 2006, included as Exhibit 3.121 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.119.1	Certificate of Merger of Karan Associates Two, L.L.C., filed with the Secretary of the State of the State of Delaware on December 28, 2006, included as Exhibit 3.121.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.120	Limited Liability Company Agreement of Karan Associates Two, L.L.C. dated December 12, 2006, included as Exhibit 3.122 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.121	Certificate of Formation of KB Northwest Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.123 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.121.1	Certificate of Merger of KB Northwest Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on October 6, 2009, included as Exhibit 3.123.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.122	Limited Liability Company Agreement of KB Northwest Associates, L.L.C. dated October 5, 2009, included as Exhibit 3.124 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.123	Certificate of Formation of Kingsville Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.125 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.124	Limited Liability Company Agreement of Kingsville Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.126 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.125	Certificate of Formation of Manor Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 28, 2005, included as Exhibit 3.127 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.125.1	Certificate of Merger of Manor Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.127.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.126	Limited Liability Company Agreement of Manor Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.128 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.127	Certificate of Formation of Mansfield Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on October 6, 2006, included as Exhibit 3.129 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.128	Limited Liability Company Agreement of Mansfield Aviv, L.L.C. dated October 6, 2006, included as Exhibit 3.130 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.128.1	Assignment dated January 1, 2007 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.130.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.129	Certificate of Formation of Massachusetts Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.131 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.129.1	Certificate of Merger of Massachusetts Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.131.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.130	Amended and Restated Operating Agreement of Massachusetts Nursing Homes, L.L.C. dated June 30, 2005, included as Exhibit 3.132 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.131	Certificate of Formation of Minnesota Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on September 5, 2001, included as Exhibit 3.133 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.132	Amended and Restated Limited Liability Company Agreement of Minnesota Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.134 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.133	Certificate of Formation of Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.135 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.133.1	Certificate of Merger of Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.135.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.134	Limited Liability Company Agreement of Missouri Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.136 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.135	Certificate of Formation of Missouri Regency Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.137 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.135.1	Certificate of Merger of Missouri Regency Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.137.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.136	Limited Liability Company Agreement of Missouri Regency Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.138 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137	Articles of Organization of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on February 10, 1997, included as Exhibit 3.139 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137.1	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on January 30, 1998, included as Exhibit 3.139.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.137.2	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on February 4, 2003, included as Exhibit 3.139.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137.3	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.139.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137.4	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.139.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.138	Amended and Restated Operating Agreement of Montana Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.140 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.139	Certificate of Formation of Monterey Park Leasehold Mortgage, L.L.C., filed with the Secretary of the State of the State of Delaware on November 3, 2008, included as Exhibit 3.141 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.140	Limited Liability Company Agreement of Monterey Park Leasehold Mortgage, L.L.C. dated November 3, 2008, included as Exhibit 3.142 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.141	Certificate of Formation of Mt. Vernon Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.143 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.142	Limited Liability Company Agreement of Mt. Vernon Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.144 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.143	Certificate of Formation of Newton ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.145 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.144	Limited Liability Company Agreement of Newton ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.146 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.145	Articles of Organization of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.147 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.145.1	Articles of Amendment of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.147.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.145.2	Articles of Amendment of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.147.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.146	Amended and Restated Operating Agreement of N.M. Bloomfield Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.148 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.147	Articles of Organization of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.149 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.147.1	Articles of Amendment of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.149.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.147.2	Articles of Amendment of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.149.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.148	Amended and Restated Operating Agreement of N.M. Espanola Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.150 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149	Articles of Organization of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.151 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149.1	Articles of Amendment of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.151.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149.2	Articles of Amendment of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.151.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.150	Amended and Restated Operating Agreement of N.M. Lordsburg Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.152 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151	Articles of Organization of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.153 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151.1	Articles of Amendment of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.153.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151.2	Articles of Amendment of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.153.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.152	Amended and Restated Operating Agreement of N.M. Silver City Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.154 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.153	Certificate of Formation of Norwalk ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.157 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.154	Limited Liability Company Agreement of Norwalk ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.158 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.155	Certificate of Formation of Oakland Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.159 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.155.1	Certificate of Merger of Oakland Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.159.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.156	Limited Liability Company Agreement of Oakland Nursing Homes, L.L.C. dated June 30, 2005, included as Exhibit 3.160 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.157	Certificate of Formation of October Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.161 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.157.1	Certificate of Merger of October Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.161.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.158	Limited Liability Company Agreement of October Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.162 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.159	Certificate of Formation of Ogden Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on January 5, 2001, included as Exhibit 3.163 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.160	Amended and Restated Limited Liability Agreement of Ogden Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.164 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.161	Certificate of Formation of Ohio Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on November 2, 2006, included as Exhibit 3.165 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.162	Limited Liability Company Agreement of Ohio Aviv, L.L.C. dated November 2, 2006, included as Exhibit 3.166 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.162.1	Assignment dated October 1, 2007 between Aviv Financing II, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.166.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.163	Certificate of Formation of Omaha Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.167 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.163.1	Certificate of Merger of Omaha Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.167.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.164	Limited Liability Company Agreement of Omaha Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.168 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.165	Certificate of Formation of Orange ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.169 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.166	Limited Liability Company Agreement of Orange ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.170 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167	Articles of Organization of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on July 19, 1996, included as Exhibit 3.171 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.1	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on July 30, 1997, included as Exhibit 3.171.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.2	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on May 31, 2002, included as Exhibit 3.171.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.3	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on August 14, 2003, included as Exhibit 3.171.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.4	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.171.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.5	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.171.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.168	Amended and Restated Limited Liability Agreement of Orange, L.L.C. dated June 14, 2005, included as Exhibit 3.172 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.169	Certificate of Formation of Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.173 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.169.1	Certificate of Merger of Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 15, 2005, included as Exhibit 3.173.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.170	Limited Liability Company Agreement of Oregon Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.174 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171	Certificate of Formation of Peabody Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.175 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.1	Certificate of Merger of Peabody Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.175.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.172	Limited Liability Company Agreement of Peabody Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.176 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173	Articles of Organization of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on October 24, 1996, included as Exhibit 3.177 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173.1	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.177.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173.2	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.177.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173.3	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.177.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173.4	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.177.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.174	Amended and Restated Operating Agreement of Pomona Vista, L.L.C. dated June 14, 2005, included as Exhibit 3.178 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.175	Certificate of Formation of Prescott Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.179 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.176	Limited Liability Company Agreement of Prescott Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.180 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177	Articles of Organization of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on October 21, 1996, included as Exhibit 3.181 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.1	Articles of Amendment of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 14, 2005, included as Exhibit 3.181.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.2	Articles of Amendment of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.181.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.178	Amended and Restated Operating Agreement of Raton Property Limited Company dated May 2005, included as Exhibit 3.182 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.179	Articles of Organization of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on November 18, 1997, included as Exhibit 3.183 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.179.1	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on October 11, 2002, included as Exhibit 3.183.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.179.2	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.183.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.179.3	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.183.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.180	Amended and Restated Operating Agreement of Red Rocks, L.L.C. dated June 30, 2005, included as Exhibit 3.184 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.181	Certificate of Formation of Richland Washington, L.L.C., filed with the Secretary of the State of the State of Delaware on December 10, 2003, included as Exhibit 3.185 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.182	Amended and Restated Limited Liability Agreement of Richland Washington, L.L.C. dated December 29, 2006, included as Exhibit 3.186 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.183	Certificate of Formation of Riverside Nursing Home Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 16, 1999, included as Exhibit 3.187 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.184	Amended and Restated Limited Liability Agreement of Riverside Nursing Home Associates, L.L.C. dated December 1, 2006, included as Exhibit 3.188 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185	Articles of Organization of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on October 24, 1996, included as Exhibit 3.189 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185.1	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.189.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185.2	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on September 3, 2002, included as Exhibit 3.189.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185.3	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.189.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185.4	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.189.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.186	Amended and Restated Operating Agreement of Rose Baldwin Park Property, L.L.C. dated June 14, 2005, included as Exhibit 3.190 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.187	Certificate of Formation of Salem Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.191 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.187.1	Certificate of Merger of Salem Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.191.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.188	Limited Liability Company Agreement of Salem Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.192 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.189	Certificate of Formation of San Juan NH Property, L.L.C., filed with the Secretary of the State of the State of Delaware on March 8, 2004, included as Exhibit 3.193 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.190	Amended and Restated Operating Agreement of San Juan NH Property, L.L.C. dated June 6, 2005, included as Exhibit 3.194 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191	Articles of Organization of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on February 5, 1998, included as Exhibit 3.195 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191.1	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on March 31, 2002, included as Exhibit 3.195.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191.2	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on December 7, 2007, included as Exhibit 3.195.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191.3	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.195.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.192	Amended and Restated Operating Agreement of Santa Ana—Bartlett, L.L.C. dated December 1, 2006, included as Exhibit 3.196 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193	Articles of Organization of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 26, 1997, included as Exhibit 3.197 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193.1	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 29, 1997, included as Exhibit 3.197.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193.2	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on May 10, 2002, included as Exhibit 3.197.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193.3	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 9, 2003, included as Exhibit 3.197.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193.4	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.197.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193.5	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.197.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.194	Amended and Restated Operating Agreement of Santa Fe Missouri Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.198 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195	Certificate of Formation of Savoy/Bonham Venture, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.199 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195.1	Certificate of Merger of Savoy/Bonham Venture, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.199.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.196	Limited Liability Company Agreement of Savoy/Bonham Venture, L.L.C. dated April 6, 2005, included as Exhibit 3.200 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197	Certificate of Formation of Searcy Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on March 11, 2008, included as Exhibit 3.201 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.198	Limited Liability Company Agreement of Searcy Aviv, L.L.C. dated March 11, 2008, included as Exhibit 3.202 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.199	Certificate of Formation of Skyview Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.205 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.199.1	Certificate of Merger of Skyview Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.205.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.200	Limited Liability Company Agreement of Skyview Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.206 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.201	Certificate of Formation of Southeast Missouri Property, L.L.C., filed with the Secretary of the State of the State of Delaware on September 21, 2010, included as Exhibit 3.207 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.202	Limited Liability Company Agreement of Southeast Missouri Property, L.L.C. dated September 21, 2010, included as Exhibit 3.208 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.203	Certificate of Formation of Star City Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on September 21, 2005, included as Exhibit 3.209 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.204	Limited Liability Company Agreement of Star City Arkansas, L.L.C. dated September 22, 2005, included as Exhibit 3.210 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205	Articles of Organization of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on October 12, 1995, included as Exhibit 3.211 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205.1	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.211.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.205.2	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205.3	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205.4	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.211.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.206	Amended and Restated Operating Agreement of Sun-Mesa Properties, L.L.C. dated June 14, 2005, included as Exhibit 3.212 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.207	Certificate of Formation of Tujunga, L.L.C., filed with the Secretary of the State of the State of Delaware on August 23, 2000, included as Exhibit 3.213 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.208	Amended and Restated Limited Liability Agreement of Tujunga, L.L.C. dated December 1, 2006, included as Exhibit 3.214 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.209	Certificate of Formation of VRB Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on November 8, 2005, included as Exhibit 3.215 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.209.1	Certificate of Merger of VRB Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on December 1, 2006, included as Exhibit 3.215.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.210	Limited Liability Company Agreement of VRB Aviv, L.L.C. dated December 1, 2006, included as Exhibit 3.216 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211	Articles of Organization of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 24, 1997, included as Exhibit 3.217 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.1	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 27, 2000, included as Exhibit 3.217.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.2	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 1, 2002, included as Exhibit 3.217.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.3	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2003, included as Exhibit 3.217.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.4	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.217.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.211.5	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.217.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.212	Amended and Restated Operating Agreement of Washington-Oregon Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.218 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213	Articles of Organization of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on March 23, 1997, included as Exhibit 3.219 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213.1	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 20, 1998, included as Exhibit 3.219.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213.2	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 18, 2002, included as Exhibit 3.219.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213.3	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.219.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213.4	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.219.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.214	Amended and Restated Operating Agreement of Watauga Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.220 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.215	Certificate of Formation of Wellington Leasehold, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.221 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.216	Limited Liability Company Agreement of Wellington Leasehold, L.L.C. dated November 12, 2010, included as Exhibit 3.222 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217	Certificate of Formation of West Pearl Street, L.L.C., filed with the Secretary of the State of the State of Delaware on October 15, 2003, included as Exhibit 3.223 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.218	Amended and Restated Limited Liability Agreement of West Pearl Street, L.L.C. dated June 6, 2005, included as Exhibit 3.224 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219	Articles of Organization of Wheeler Healthcare Associates, L.L.C., filed with the Secretary of the State of the State of Texas on June 16, 1995, included as Exhibit 3.225 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219.1	Articles of Amendment of Wheeler Healthcare Associates, L.L.C., filed with the Secretary of the State of the State of Texas on June 13, 2005, included as Exhibit 3.225.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.220	Amended and Restated Operating Agreement of Wheeler Healthcare Associates, L.L.C. dated June 13, 2005, included as Exhibit 3.226 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.221	Certificate of Formation of Willis Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.227 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.221.1	Certificate of Amendment of Willis Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 20, 2006, included as Exhibit 3.227.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.222	Limited Liability Company Agreement of Willis Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.228 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.223	Certificate of Formation of Yuba Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.233 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.224	Amended and Restated Limited Liability Agreement of Yuba Aviv, L.L.C. dated September 17, 2009, included as Exhibit 3.234 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.225	Assignment of Limited Liability Company Interests dated September 17, 2010 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.235 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.226	Assignment of Limited Liability Company Interests dated September 17, 2010 between Aviv Financing III, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.236 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.227	Assignment of Limited Liability Company Interests dated January 21, 2011 between Aviv Development JV, L.L.C., and Aviv Financing II, L.L.C., included as Exhibit 3.237 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.228	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing I, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.238 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.229	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing I, L.L.C. and Aviv Financing IV, L.L.C., included as Exhibit 3.239 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.230	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing III, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.240 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.231	Assignment of Limited Liability Company Interests dated April 5, 2011 between Aviv Financing I, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.241 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.232	Assignment of Limited Liability Company Interest dated January 25, 2011 between Aviv Financing IV, L.L.C., and Aviv Financing II, L.L.C., included as Exhibit 3.242 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.233	Assignment of Limited Liability Company Interests dated March 28, 2011 between Aviv Financing I, L.L.C., and Aviv Financing II, L.L.C., included as Exhibit 3.243 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.234	Assignment of Limited Liability Company Interests dated December 20, 2011 between Aviv Financing II, L.L.C., and Aviv Financing I, L.L.C., included as Exhibit 3.244 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.235	Assignment of Limited Liability Company Interests dated January 25, 2012 between Aviv Financing IV, L.L.C., and Aviv Financing V, L.L.C., included as Exhibit 3.245 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.236	Assignment of Limited Liability Company Interests dated January 25, 2012 between Aviv Financing II, L.L.C., and Aviv Financing V, L.L.C., included as Exhibit 3.246 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.237	Assignment of Limited Liability Company Interests dated March 28, 2012 between Aviv Financing I, L.L.C., and Aviv Financing II, L.L.C., included as Exhibit 3.247 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.238	Certificate of Formation of Biglerville Road, L.L.C., filed with the Secretary of State of the State of Delaware on May 11, 2011, included as Exhibit 3.248 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.239	Limited Liability Company Agreement of Biglerville Road, L.L.C., dated May 11, 2011, included as Exhibit 3.249 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.240	Certificate of Formation of Bradenton ALF Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 3, 2012, included as Exhibit 3.250 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.241	Limited Liability Company Agreement of Bradenton ALF Property, L.L.C., dated February 3, 2012, included as Exhibit 3.251 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.242	Certificate of Formation of Commerce Sterling Hart Drive, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011, included as Exhibit 3.252 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.243	Limited Liability Company Agreement of Commerce Sterling Hart Drive, L.L.C., dated March 8, 2011, included as Exhibit 3.253 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.244	Certificate of Formation of Conroe Rigby Owen Road, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011, included as Exhibit 3.254 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.245	Limited Liability Company Agreement of Conroe Rigby Owen Road, L.L.C., dated March 8, 2011, included as Exhibit 3.255 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.246	Certificate of Formation of Crooked River Road, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011, included as Exhibit 3.256 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.247	Limited Liability Company Agreement of Crooked River Road, L.L.C., dated February 18, 2011, included as Exhibit 3.257 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.248	Certificate of Formation of Cuyahoga Falls Property, L.L.C., filed with the Secretary of State of the State of Delaware on August 2, 2011, included as Exhibit 3.258 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.249	Limited Liability Company Agreement of Cuyahoga Falls Property, L.L.C., dated August 2, 2011, included as Exhibit 3.259 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.250	Certificate of Formation of Darien ALF Property, L.L.C., filed with the Secretary of State of the State of Delaware on July 20, 2011, included as Exhibit 3.260 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.251	Limited Liability Company Agreement of Darien ALF Property, L.L.C., dated July 20, 2011, included as Exhibit 3.261 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.252	Certificate of Formation of East Rollins Street, L.L.C., filed with the Secretary of State of the State of Delaware on April 5, 2011, included as Exhibit 3.262 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.253	Limited Liability Company Agreement of East Rollins Street, L.L.C., dated April 5, 2011, included as Exhibit 3.263 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.254	Certificate of Formation of Fredericksburg South Adams Street, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011, included as Exhibit 3.264 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.255	Limited Liability Company Agreement of Fredericksburg South Adams Street, L.L.C., dated March 8, 2011, included as Exhibit 3.265 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.256	Certificate of Formation of Gardnerville Property, L.L.C., filed with the Secretary of State of the State of Delaware on December 13, 2011, included as Exhibit 3.266 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.257	Limited Liability Company Agreement of Gardnerville Property, L.L.C., dated December 13, 2011, included as Exhibit 3.267 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.258	Certificate of Formation of Germantown Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 3, 2012, included as Exhibit 3.268 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.259	Limited Liability Company Agreement of Germantown Property, L.L.C., dated February 3, 2012, included as Exhibit 3.269 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.260	Certificate of Formation of Iowa Lincoln County Property, L.L.C., filed with the Secretary of State of the State of Delaware on January 31, 2012, included as Exhibit 3.270 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.261	Limited Liability Company Agreement of Iowa Lincoln County Property, L.L.C., dated January 31, 2012, included as Exhibit 3.271 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.262	Certificate of Formation of Jasper Springhill Street, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011, included as Exhibit 3.272 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.263	Limited Liability Company Agreement of Jasper Springhill Street, L.L.C., dated March 8, 2011, included as Exhibit 3.273 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.264	Certificate of Formation of Kansas Five Property, L.L.C., filed with the Secretary of State of the State of Delaware on September 8, 2011, included as Exhibit 3.274 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.265	Limited Liability Company Agreement of Kansas Five Property, L.L.C., dated September 8, 2011, included as Exhibit 3.275 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.266	Certificate of Formation of McCarthy Street Property, L.L.C., filed with the Secretary of State of the State of Delaware on October 27, 2011, included as Exhibit 3.276 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.267	Limited Liability Company Agreement of McCarthy Street Property, L.L.C., dated October 28, 2011, included as Exhibit 3.277 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.268	Certificate of Formation of Murray County, L.L.C., filed with the Secretary of State of the State of Delaware on September 8, 2011, included as Exhibit 3.278 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.269	Limited Liability Company Agreement of Murray County, L.L.C., dated September 8, 2011, included as Exhibit 3.279 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.270	Certificate of Formation of Ohio Aviv Two, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011, included as Exhibit 3.280 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.271	Limited Liability Company Agreement of Ohio Aviv Two, L.L.C., dated February 18, 2011, included as Exhibit 3.281 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.272	Certificate of Formation of Ohio Aviv Three, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011, included as Exhibit 3.282 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.273	Limited Liability Company Agreement of Ohio Aviv Three, L.L.C., dated February 18, 2011, included as Exhibit 3.283 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.274	Certificate of Formation of Ohio Pennsylvania Property, L.L.C., filed with the Secretary of State of the State of Delaware on July 20, 2011, included as Exhibit 3.284 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.275	Limited Liability Company Agreement of Ohio Pennsylvania Property, L.L.C., dated July 20, 2011, included as Exhibit 3.285 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.276	Certificate of Formation of Peabody Associates Two, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011, included as Exhibit 3.286 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.277	Limited Liability Company Agreement of Peabody Associates Two, L.L.C., dated February 18, 2011, included as Exhibit 3.287 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.278	Certificate of Formation of Sandalwood Arkansas Property, L.L.C., filed with the Secretary of State of the State of Delaware on November 10, 2011, included as Exhibit 3.288 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.279	Limited Liability Company Agreement of Sandalwood Arkansas Property, L.L.C., dated November 10, 2011, included as Exhibit 3.289 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.280	Certificate of Formation of Sedgwick Properties, L.L.C., filed with the Secretary of State of the State of Delaware on March 31, 2011, included as Exhibit 3.290 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.281	Limited Liability Company Agreement of Sedgwick Properties, L.L.C., dated March 31, 2011, included as Exhibit 3.291 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.282	Certificate of Formation of Southern California Nevada, L.L.C., filed with the Secretary of State of the State of Delaware on November 10, 2011, included as Exhibit 3.292 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.283	Limited Liability Company Agreement of Southern California Nevada, L.L.C., dated November 10, 2011, included as Exhibit 3.293 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.284	Certificate of Formation of Texas Fifteen Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 8, 2012, included as Exhibit 3.294 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.285	Limited Liability Company Agreement of Texas Fifteen Property, L.L.C., dated February 8, 2012, included as Exhibit 3.295 to Registrant’s Form S-4 Registration Statement No. 333-180754 and incorporated herein by reference thereto.

3.288*	Certificate of Formation of Florida Four Properties, L.L.C., filed with the Secretary of State of the State of Delaware on September 25, 2012.

3.289*	Limited Liability Company Agreement of Florida Four Properties, L.L.C., dated September 25, 2012.

3.290*	Certificate of Formation of Glendale NH Property, L.L.C., filed with the Secretary of State of the State of Delaware on June 14, 2012.

3.291*	Limited Liability Company Agreement of Glendale NH Property, L.L.C., dated June 14, 2012.

3.292*	Certificate of Formation of Mount Washington Property, L.L.C., filed with the Secretary of State of the State of Delaware on April 10, 2012.

3.293*	Limited Liability Company Agreement of Mount Washington, L.L.C., dated April 10, 2012.

3.294*	Certificate of Formation of Seguin Texas Property, L.L.C., filed with the Secretary of State of the State of Delaware on September 20, 2012.

EXHIBIT NO.	DESCRIPTION

3.295*	Limited Liability Company Agreement of Seguin Texas Property, L.L.C., dated September 25, 2012.

3.296*	Certificate of Formation of Stevens Avenue Property, L.L.C., filed with the Secretary of State of the State of Delaware on May 15, 2012.

3.297*	Limited Liability Company Agreement of Stevens Avenue Property, L.L.C., dated May 15, 2012.

3.298*	Assignment of Limited Liability Company Interests dated June 14, 2012 between Aviv Financing V, L.L.C. and Aviv Financing I, L.L.C.

3.299*	Assignment of Limited Liability Company Interests dated June 19, 2012 between Aviv Financing V, L.L.C. and Aviv Financing II, L.L.C.

3.300*	Assignment of Limited Liability Company Interests dated September 25, 2012 between Aviv Financing V, L.L.C. and Aviv Financing II, L.L.C.

3.301*	Assignment of Limited Liability Company Interests dated September 25, 2012 between Aviv Financing V, L.L.C. and Aviv Financing I, L.L.C.

3.302*	Assignment of Limited Liability Company Interests dated November 1, 2012 between Aviv Financing I, L.L.C. and Aviv Financing II, L.L.C.

3.303*	Assignment of Limited Liability Company Interests dated November 30, 2012 between Aviv Financing II, L.L.C. and Aviv Financing V, L.L.C.

3.304*	Assignment of Limited Liability Company Interests dated March 26, 2013 between Aviv Financing I, L.L.C. and Aviv Financing IV, L.L.C.

3.305*	Assignment of Limited Liability Company Interests dated March 26, 2013 between Aviv Financing II, L.L.C. and Aviv Financing IV, L.L.C.

3.306*	Assignment of Limited Liability Company Interests dated March 26, 2013 between Aviv Financing V, L.L.C. and Aviv Financing IV, L.L.C.

4.1	Indenture, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, included as Exhibit 4.1 to Registrant’s Current Report on From 8-K filed October 16, 2013 (No. 001-35841) and incorporated herein by reference thereto.

4.2	Registration Rights Agreement, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, Aviv REIT, Inc., the other Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Representative of the several Initial Purchasers, included as Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on October 16, 2013 (No. 001-35841) and incorporated herein by reference thereto.

4.3	Form of 6% Senior Notes due 2021 (included in Exhibit 4.1)

5.1**	Opinion of Sidley Austin LLP.

5.2**	Opinion of Venable LLP.

5.3**	Opinion of Jones & Smith Law Firm, LLC.

EXHIBIT NO.	DESCRIPTION

10.1	Credit Agreement dated March 26, 2013 among Aviv Financing IV, L.L.C., as the Parent Borrower, the other Borrowers party thereto, Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Properties Operating Partnership I, L.P., as Guarantors, and the other Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and the other financial institutions named therein, as Lenders, included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 29, 2013 (File No. 001-35841) and incorporated herein by reference thereto.

10.2	First Amendment to Credit Agreement dated April 16, 2013 among Aviv Financing IV, L.L.C., as the Parent Borrower, the other Borrowers party thereto, Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Properties Operating Partnership I, L.P., as Guarantors, and the other Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and the other financial institutions named therein, as Lenders, included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 22, 2013 (File No. 001-35841) and incorporated herein by reference thereto.

10.3†	Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.4†	First Amendment to the Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 4.5 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-187500) and incorporated herein by reference thereto.

10.5†	Form of Time-Based Nonqualified Stock Option Award Agreement under the Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.6†	Form of Nonlimited Performance-Based Nonqualified Stock Option Award Agreement under the Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.7†	Form of Aviv Healthcare Properties Limited Partnership Class D Unit Award Agreement (for new grants) , included as Exhibit 10.6 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.8†	Form of Aviv Healthcare Properties Limited Partnership Class D Unit Award Agreement (for replacement grants) , included as Exhibit 10.7 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.9†	Amended and Restated Phantom Partnership Unit Award Agreement, dated as of September 17, 2010, among Aviv Asset Management, L.L.C., Steven J. Insoft and Aviv Healthcare Properties Limited Partnership, included as Exhibit 10.8 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.10†	Form of Indemnification Agreement for directors and officers of Aviv REIT, Inc., included as Exhibit 10.11 to Registrant’s Registration Statement on Form S-11 (Registration No. 333-185532) and incorporated herein by reference thereto.

10.11†	Form of Stock Option Agreement under the Aviv REIT, Inc. 2013 Long-Term Incentive Plan, included as Exhibit 10.14 to Registrant’s Registration Statement on Form S-11 (Registration No. 333-185532) and incorporated herein by reference thereto.

10.12†	Form of Non-Employee Director Restricted Stock Award Agreement under the Aviv REIT, Inc. 2013 Long-Term Incentive Plan, included as Exhibit 10.17 to Registrant’s Registration Statement on Form S-11 (Registration No. 333-185532) and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

10.13†	Form of Stock Award Agreement Under the Aviv REIT, Inc. 2013 Long-Term Incentive Plan, included as Exhibit 10.18 to Registrant’s Registration Statement on Form S-11 (Registration No. 333-185532) and incorporated herein by reference thereto.

10.14†	Aviv REIT, Inc. 2013 Long-Term Incentive Plan, included as Exhibit 4.3 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-187500) and incorporated herein by reference thereto.

10.15†	Investment Agreement dated March 25, 2013 between Aviv REIT, Inc. and LG Aviv L.P. , included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 29, 2013 (File No. 001-35841) and incorporated herein by reference thereto.

10.16†	Form of Restricted Stock Unit Award Agreement for performance-based restricted stock units, included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed July 15, 2013 (File No. 001-35841) and incorporated herein by reference thereto.

10.17†	Form of Restricted Stock Unit Award Agreement for time-based restricted stock units, included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed July 15, 2013 (File No. 001-35841) and incorporated herein by reference thereto.

12.1**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1*	List of Subsidiaries of Aviv REIT, Inc.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3**	Consent of Venable LLP (included in Exhibit 5.2).

23.4**	Consent of Jones & Smith Law Firm, LLC (included in Exhibit 5.3).

24.1	Powers of Attorney (contained on the signature page to the initial filed Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

*	Filed previously.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.